================================================================================


                                APPRAISAL REPORT
                                 SHILO INN HOTEL


                                   LOCATED AT
                               50 COMSTOCK STREET
                           RICHLAND, WASHINGTON 99352




                                      AS OF

                                DECEMBER 1, 1996





                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104




                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106


================================================================================

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:   Appraisal Report of Shilo Inn
      50 Comstock Street
      Richland, Washington 99352

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report, we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

----------------------------------

Mr. David Thatcher
December 9, 1996
Page -2-


o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property consists of five two-story hotel guest room buildings which contains a total of 150 guest rooms and a one-story lobby, restaurant, cocktail lounge, and meeting room building. The Shilo Inn complex has a ground floor area of 54,570 square feet and a second floor area of 33,623 square feet, for a total gross building area of 88,193 square feet. The mailing address is 50 Comstock Street, in the city of Richland, Benton County, Washington 99352. The hotel is situated on a corner parcel with frontage on Comstock Street and Bradley Boulevard. The site also has frontage on the Columbia River. The site is leased from the City of Richland under the terms of a 55-year ground lease that expires on December 29, 2015. The original lease indicated an original parcel size of
12.678 acres. However, in December 1986, the ground lease was amended to relinquish 1.596 acres back to the City of Richland. The hotel improvements were completed in 1968 and underwent extensive interior renovation at a cost of approximately $4,000,000, during 1995 and early 1996. The leasehold is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 7, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Leasehold Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $7,800,000
                  SEVEN MILLION EIGHT HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
WA No. 446CA-T611


                                                                         Page ii

50 Comstock Street, Richland, WA
--------------------------------

                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                14

PURPOSE OF THE APPRAISAL                                                      14

FUNCTION OF THE APPRAISAL                                                     14

DATE OF VALUATION                                                             14

HISTORY AND OWNERSHIP                                                         15

SCOPE OF THE ASSIGNMENT                                                       16

MARKETING AND EXPOSURE PERIODS                                                16

AMERICAN DISABILITIES ACT COMPLIANCE                                          16

PROPERTY RIGHTS APPRAISED                                                     17

HAZARDOUS MATERIAL STATEMENT                                                  17

COMPETENCY PROVISION                                                          17

DEFINITIONS                                                                   18

REGIONAL OVERVIEW                                                             20

AREA DESCRIPTION                                                              25

HOTEL INDUSTRY OVERVIEW                                                       28

SITE DESCRIPTION                                                              35

PLAT MAP                                                                      41


                                                                             iii
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------

TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       42

HIGHEST AND BEST USE ANALYSIS                                                 50

VALUATION                                                                     54

COST APPROACH                                                                 57

DIRECT COMPARISON APPROACH                                                    74

INCOME APPROACH                                                               88

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   107

CERTIFICATIONS                                                               109

APPRAISER'S QUALIFICATIONS

ADDENDA

Subject's Historical Operating Data
Ground Lease
Restaurant Lease
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards


                                                                              iv
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.


                                                                               v
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Assumptions & Limiting Conditions (continued)

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.


                                                                              vi
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                            Shilo Inn
                                     50 Comstock Street
                                     Richland, Washington 99352

ASSESSOR'S PARCEL NO.:               8-1498-102-0564-00C (Improvements Only)

PROPERTY RIGHTS APPRAISED:           Leasehold Estate

OWNER OF RECORD:                     Mark S. Hemstreet (Leasehold)

PROPERTY TYPE:                       150 Unit One and Two-Story Hotel

ZONING:                              CR, Commercial Recreation, City of Richland

SITE AREA:                           11.08 Acres +/-

IMPROVEMENTS:                        The Shilo Inn consists of five two-story
                                     hotel room buildings and a one-story
                                     lobby, restaurant, and meeting room
                                     building that are configured around an
                                     outdoor swimming pool. The buildings are of average/good quality wood-frame construction that were completed in 1968 and extensively remodeled in 1995 and early 1996. The facility has 150 guest rooms and contains a total gross building area of 88,193 square feet.

HIGHEST AND BEST USE:                As Vacant:   Commercial Development
                                     As Improved: As Currently Improved

VALUE CONCLUSIONS:
  Leasehold in Land:                 $2,900,000
  F, F & E:                          $450,000 ($3,000 per room)
  Cost Approach:                     $8,900,000
  Direct Sales Comparison:           $7,950,000
  Income Capitalization Approach:    $7,800,000

  Final Value Estimate (Leasehold)   $7,800,000

ESTIMATED MARKETING TIME:            Twelve Months

LAST DATE OF INSPECTION:             November 7, 1996

DATE OF VALUE:                       December 1, 1996


                                                                             vii
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                               SUBJECT PHOTOGRAPHS
================================================================================

                               [GRAPHIC OMITTED]


================================================================================
 View of Shilo Inn looking northeast from Comstock Street and Bradley Boulevard


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
              View of south parking lot and hotel buildings C and D


                                                                               8
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
              View across east parking lot showing hotel Building E


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
                West of back, or east side, of lobby, restaurant,
                         and banquet facility building.



                                                                               9
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
               View looking south across undeveloped back portion
                         of site showing Columbia River


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
           View north across back part of site showing Columbia River


                                                                              10
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
                          View of swimming pool and spa


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
           View of second floor walk-by of hotel guest room buildings


                                                                              11
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
                         View of guest registration deck


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
                           View of typical guest room


                                                                              12
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
                              View in Jacuzzi suite
================================================================================


================================================================================

                               [GRAPHIC OMITTED]


================================================================================
           View of exercise room with sauna, steam room, and whirlpool


                                                                              13
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel located at 50 Comstock Street, in Richland, Benton County, Washington, 99352. The subject is situated on an irregular shaped, corner site located with frontage on the north side of Comstock Street and on the east side of Bradley Boulevard. The site also fronts the west bank of the Columbia River. The hotel was completed in 1968 and underwent a $4,000,000 renovation during 1995. The site contains approximately
11.08 acres that is leased from the City of Richland under the terms of a ground lease that expires on December 29, 2015. The property is located one block east of George Washington Way, the main arterial through downtown Richland.

Legal Description

No title report was provided for review by the appraisers. The legal description used in this appraisal is taken from ground lease documents found in the addendum. The Benton County Assessor's number is 8-1498-102-0564-00C, which includes only the improvements. The Assessor's parcel number for the land is 1-1498-102-0564-008, however, since the site is owned by the City of Richland, it is not assessed and no real estate taxes are accrued against the site.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-Is" of the Leasehold Estate in the ground lease, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 7, 1996.


                                                                              14
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                              HISTORY AND OWNERSHIP

In January 1961, the City of Richland leased a 12.678 acre parcel that includes the subject to Richland Marina under the terms of a 55-year ground lease, expiring on December 29, 2015. The lease includes one 44-year renewal option. The ground lease calls for monthly lease payments of 1 percent of the total monthly gross receipts of all businesses located on the site, not to exceed $7,500 in any annual period. However, later modifications to the original lease has modified this ceiling, and the current is $33,238 per year.

In early 1968, Richland Marina constructed the current hotel improvements on the site. Richland Marina later assigned its leasehold interest to Merit Company. The leasehold interest was later assigned to International Dunes Company. In December 1986, the ground lease was modified to relinquish 1.596 acres of the original 12.678 acre parcel back to the City of Richland. On October 1, 1987, International Dunes Company entered into an agreement to assign the ground lease to Mark S. Hemstreet, the owner and operator of Shilo Inns. The City of Richland approved the assignment on December 22, 1987, and Mr. Hemstreet purchased the leasehold improvements for $1,251,200 plus $288,800 for personal property, in a sale recorded on January 27, 1988. During 1995, the property underwent major renovation at a cost of approximately $4,000,000. The hotel includes a restaurant and lounge that are operated and managed by an outside restaurant management firm that also manages restaurants in other Shilo Inns. According to the restaurant lease and the operating statements for the subject the restaurant paid $32,430 in rent for 1995, and $37,097 for the trailing 12 months in 1996.


                                                                              15
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was used in valuation of the leased fee interest in the land to arrive at the leasehold interest in the land which was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The ground lease was accounted for in all approaches by deducting the leased fee estate in the Sales Comparison Approach and by deducting the ground rent obligation in the Income Approach. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, First Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.


                                                                              16
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Leasehold Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


                                                                              17
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Definitions

"(2) 'Market value'(2) means:

      (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

            A.    buyer and seller are typically motivated;

            B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

            C.    a reasonable time is allowed for exposure in the open market;

            D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

            E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


                                                                              18
----------------------------------
James Ratkovich & Associates, Inc.

                               [GRAPHIC OMITTED]


                                  Regional Map

50 Comstock Street, Richland, WA
--------------------------------


                                REGIONAL OVERVIEW

Richland and Kennewick, along with Pasco, Washington are included in what is commonly referred to as the "Trio Cities". The Trio Cities metropolitan area comprises a portion of Benton and Franklin Counties, and is located in the south central part of Washington State, approximately 150 miles southwest of Spokane and 225 miles southeast of Seattle.

The population (1996 estimate) of the subject cities are: Richland - 35,990, Kennewick - 48,010 and Pasco - 22,370. The total population of the two county region in 1996 is estimated at 174,700 with 131,000 in Benton County and 43,700 in Franklin County. The State Office of Financial Management population projections for the Trio Cities forecast a total growth of 1.5 percent from 1990 to the year 2000. However, the 1990 census indicated more growth than was originally estimated had occurred, thus reinforcing the link between regional economic trends and accurate population forecasting. During the boom years of the 1970's, Trio Cities population grew by 55 percent while the number of jobs in the area more than doubled. The amount of growth for Benton County during this time was 62 percent.

Transportation to and through the area is good with highways Interstate 82, State Route 395, and State Route 240 serving the region as well as rail and bus service, and barge traffic on the Columbia River. The Trio Cities airport is located in Pasco, and is served by Delta, Horizon, US Air and United Express.

The Trio Cities is located at the confluence of three major rivers, the Snake, Yakima, and Columbia. The Columbia River has been the key to inland movement since the time of Lewis and Clark and in modern times became the prime factor in the early development of the Trio Cities region. Construction of a series of locks and dams, the first at Bonneville Dam in 1934, began the development of the Trio Cities as a river transportation and energy hub.

The town of Kennewick grew with the irrigation of farm land that was well suited for vineyards and orchards. Pasco grew along with the railroads that started up in 1879. The City of Richland was incorporated in 1910 and was primarily a farming community until World War II. The Manhattan District of the Army Corps of Engineers acquired the towns of Richland, Hanford, and White Bluffs in March of 1943 for construction of the Hanford Nuclear Reservation and development of the atomic bomb. Due to the large need for labor at Hanford, by 1944, over 51,000 people lived in Richland. From 1943 until 1946, the City of Richland was administered by the DuPont Company on behalf of the Atomic Energy Commission. In 1948, the city was dissolved and administrative control of the former city was given to the General Electric Company. On December 10, 1958, administrative control was ended and the city of Richland was reincorporated.


                                                                              20
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


REGIONAL OVERVIEW (continued)

The region supports an expanding food processing industry which is currently one of the largest in the state. Products include a variety of canned and frozen fruits, fruit juices, vegetables and preserves. Grapes and wine production have also become increasingly important. Major employers in food processing include Lamb-Wesson, Welch Foods, Twin City Foods, Ste. Michelle Winery, Universal Frozen Food, Seneca Foods Corporation, Alpha Biochemical Corporation, and numerous wineries.

The area's food products industry has expanded by 1,080 jobs since 1981; a gain of 49 percent. The gain statewide has been a far more modest 18 percent, while employment nationwide has remained constant. This trend is likely to continue, as the U.S. Department of Commerce has forecast the value of shipments for the local food processing industry to increase at a compound annual rate of 1.5 to 3 percent over the next 5 years.

The other major facets of the Trio City economy are the Hanford Nuclear Reservation, DOE contractors, the Washington Public Power Supply System (WPPSS), and numerous private nuclear-related businesses.

Future economic prosperity in the Trio Cities is highly dependent on political factors related to Hanford and cleanup efforts in the area. The budget for Hanford in 1993 was $1.7 billion and employment totaled 17,000 people. The budget was up considerably from 1992 and employment and Hanford's budget have both been increasing over the past few years. The budget for 1994 was $1.8 billion with a work force of 18,700. The budget for 1995 increased to $1.9 billion, and represented increased capital expenditures for new cleanup areas and operations. Employment in 1995 was reduced to between 17,200 and 17,700 through a combination of normal and early retirements. However, due to cost cutting in Washington, D.C., the Department of Energy is looking to trim between $450 million and $600 million out of the budget for 1996 and further reduce employment levels. Also adding to the uncertainty is the recent replacement of Westinghouse as the main Hanford contractor. As of June 1996, employment at Hanford had fallen below the forecast employment level of between 13,700 and 16,700 employees to 13,331 employees. This level represents a loss of 1,871 workers over the preceding 12 month period, and a loss of 5,087 workers over the past 2 years.

This industry generates approximately 25 percent of the direct total non-agricultural jobs in the area and accounts for about 40 to 50 percent of the area's payroll. This large dependence on DOE makes the local economy very cyclical as the budget is only funded for 1 year at a time. Programs implemented one year may not be funded the next. In spite of this however, the Hanford budget still shows a substantial increase for the last 10 years.


                                                                              21
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


REGIONAL OVERVIEW (continued)

In addition to workers directly impacted by the workforce reductions at Hanford over the past 2 years, the construction industry has been rocked by the Hanford cut-backs. In the 12 months after the first round of Hanford cutbacks, the number of construction jobs in the Trio-Cities dropped by 15 percent, and then recorded another 15 percent decline in the 12 months ending June 1996. Non-farm employment in the Trio-Cities in June 1996 was 6,100, or 8 percent, lower than in June 1994, the month with the highest non-farm employment level ever recorded in the Trio-Cities. However, from the economic trough created by the last round of Hanford layoffs in 1988, the June 1994 employment peak reflected a growth of 19,800 new jobs.

Year-end 1993 unemployment rates in the Trio-Cities were 8.0 percent. This compares with a state wide average of 7.5 percent. By December 1994, the unemployment rate in the Trio-Cities had dropped to 6.1 percent and by December 1995, it was up again to 7.6 percent. The June/July 1996 unemployment rate in the Trio-Cities was 8 percent as compared with the state wide average of 5.7 percent.

               NON-AGRICULTURAL WAGE AND SALARY WORKERS JUNE 1996
                  EMPLOYED IN THE RICHLAND-KENNEWICK-PASCO MSA

------------------------------------------------------------------------------------------
    Employment Sector              Total Employment   Percent of Workforce  Change(%) June
                                                                                '95-'96
Manufacturing                            5,500                 7.83                 0
Contract Construction                    3,800                 5.41               -1.5
Transportation/Public Utilities          2,300                 3.27                 0
Wholesale and Retail Trade              15,700                22.36              -1.25
Finance, Insurance and Real Estate       2,400                 3.41                 0
Service and Mining                      26,900                38.31              -6.59
Government                              13,600                19.37              -4.22
Total                                   70,200                100.0              -.98
------------------------------------------------------------------------------------------

Regional economic trends of employment and retail sales are mirrored by building permit data shown in the following chart. The most dramatic growth in single-family residential construction has occurred in Richland, where new home construction grew from just under $1.2 million in 1984 to over $4.9 million in 1986, then dropped precipitously to just over $1.5 million in 1988, before increasing to over $5.9 million in 1989. Richland single family construction continued to experience phenomenal growth with over $43,600,000 in single family residential building permits in 1994. However, due to cut backs at Hanford, the Richland housing market entered another significant downturn in 1995 as permit values dropped to just over $15,000,000. Based on first half 1996 activity, construction activity in Richland and Kennewick will be stable or down slightly from 1995 levels, but Pasco, a community more dependent on agriculture, is already recovering. The chart supports the commonly held belief that the Trio Cities' economy is extremely cyclical and heavily dependent on Hanford government contracts.


                                                                              22
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


REGIONAL OVERVIEW (continued)

                TRIO CITIES CONSTRUCTION ACTIVITY 1990-JUNE 1996

-----------------------------------------------------------------------------------------------------------------
New Home            1990          1991          1992          1993          1994          1995           1996*
Permits             ----          ----          ----          ----          ----          ----           -----
Pasco             1,497,234     1,906,652     3,858,786     3,945,600     8,136,668     6,550,852     11,711,832
Kennewick        13,030,045    16,321,085    33,015,391    43,029,900    34,499,675    17,247,290      7,933,204
Richland         15,933,985    14,950,975    20,399,608    34,010,018    43,642,579    15,058,555      6,641,253
Benton County     6,137,366     9,890,558    17,498,015    19,333,948    23,014,799    26,324,809      9,551,728
Franklin Cty.     6,158,590     6,165,198     9,849,978    85,688,922    11,025,144    10,069,802      2,658,526
W.Richland        1,794,735     2,121,599    15,064,978    23,470,703    27,224,144     8,778,505      3,753,238
Benton City             N/A       129,000       814,284     1,494,560     1,890,005       618,955        464,160
All other        64,715,302    77,179,640    93,327,450   133,876,471   223,902,105   263,345,221     30,159,580
---------        ----------    ----------    ----------   -----------   -----------   -----------     ----------
Total           109,267,257   128,954,903   193,828,490   267,850,122   373,335,119   347,993,989     72,873,521
-----------------------------------------------------------------------------------------------------------------
* January through June 1996

Reduced employment at Hanford has also impacted the single family residential resale market. The Trio-Cities Multiple Listing Service reports that the number of home listings during 1995 were up approximately 40 percent over the corresponding month of 1994.

Due to the softness in the residential market, appraisers at the Benton County Assessor's office report that home prices dropped at a rate of between 1 and 2 percent during 1995. In August 1994, the average home sales price was $125,900 in the Trio-Cities. By January 1995, the average price had dropped to $115,500, and further fallen to $110,300 by December 1995, the most recent month for which figures are available through the Trio-City Industrial Development Council.


                                                                              23
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


REGIONAL OVERVIEW (continued)

Corresponding with the slowdown in the single family market, the current soft market conditions have resulted in a dramatic increase in apartment unit vacancies and a significant decline in effective rent levels. Apartment vacancy rates for Pasco, Kennewick, and Richland are displayed in the following table.

                             APARTMENT VACANCY RATES
----------------------------------------------------------------------------
                              Pasco           Kennewick            Richland
     June 1994                 1.7%             1.3%                 0.5%
     October 1994              5.2%             3.6%                 3.2%
     February 1995             6.1%             5.3%                 5.1%
     June 1995                 6.5%             9.9%                10.3%
     October 1995             10.0%             10.6%               11.5%
     February 1996            16.3%             14.6%               19.8%
     June 1996                11.6%             15.4%                11%
----------------------------------------------------------------------------

Rents have also recorded a significant decrease over the past year. In Kennewick, the average rent on a one bedroom unit has dropped from $430 to $414 per month, with two bedroom units recording a decrease from $532 to $515 per month. Three bedroom units have recorded a drop from an average of $629 to $620 per month. Apartments in Richland have recorded similar declines in rents. One bedroom units, with an average of $476 per month 1 year ago, now rent for $455 per month average. Two bedroom units in Richland have dropped from $585 to $555 per month, and three bedroom units have declined from $698 to $694 per month on average over the past year. In addition to the decline in rents, move-in specials, such as one free month on a 12 month lease, or waiving of normal deposits, are now commonly offered.

The most visible impact on commercial real estate resulting from the declining employment at Hanford has been in the office segment of the commercial real estate market. Westinghouse has vacated approximately 200,000 square feet of office space throughout the Trio-Cities area, and the Hanford contractors are reportedly preparing to vacate space. Although many lower quality properties are reporting significant vacancy levels, recently constructed high quality office properties are still commanding good market acceptance and seeing good leasing activity. The most vibrant area of office activity has been in the Columbia Center area of Kennewick where a number of recently constructed office buildings have come on-line with agents reporting good market acceptance and activity.

In summary, the social, economic, governmental, and environmental forces affecting the region indicate continued uncertainty over possible further cut-backs at Hanford and the large increases in the availability of all types of residential properties. In the near-term, market participants expect further erosion in residential values, longer marketing periods, and lower rents. Although the effects of cutbacks at Hanford have been less visible on commercial real estate, especially in the area of the Columbia Center where a number of new office and retail properties have been recently completed or are under construction, a protracted downturn in Hanford employment would be expected to translate into future softness in the commercial segments of the market.


                                                                              24
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Neighborhood Description

The Appraisal Institute defines a neighborhood as "a group of complementary land uses". A neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. "..neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is a mixed-use area located just south and east of the Richland downtown central business district. George Washington Way, the primary non-interstate arterial through Richland, follows a mostly north/south alignment through the city a block west of the subject. The boundaries of this neighborhood are defined as follows:

         South:          Interstate 182
         West:           George Washington Way
         East:           The Columbia River
         North:          Williams Avenue

Richland is bounded by the Columbia River on the east and the Yakima River on the west and south. As a result, access to the southern portions of the city, including the central business district, is limited to George Washington Way and Interstate 182. George Washington Way is the primary surface street arterial serving Richland. George Washington Way follows a mostly north/south alignment through the city just west of the Columbia River. Most of the city's main east/west streets have their easterly termini at George Washington Way. Interstate 182 flows an east/west alignment through Richland about 1 mile south of the subject. South of the interstate, George Washington Way is known as State Route 240 which connects the downtown area with more recently annexed areas of the city south of the Yakima River and the nearby city of Kennewick. Interstate 182 has its westerly terminus approximately 8 miles west of Richland at Interstate 82, and its easterly terminus in Pasco, on the east side of the Columbia River. Full diamond interstate interchanges are located at George Washington Way and Thayer Drive on the west side of the city. The subject's location adjacent to George Washington Way provides the Shilo Inn with very good pass by visibility and exposure.

The dominant physical feature of the area is the Columbia River. The subject site has river frontage and is located in an area that is undergoing development into a recreational and hotel center for the city. In addition to the Shilo Inn, a new 150-room Hampton Inn was opened on a parcel to the north in mid-summer 1996. The City of Richland golf course located on the south side of Comstock Street, across from the subject, closed during the spring of 1996 and is undergoing a total renovation to convert the course into a championship style course. The course is expected to be reopened in early 1997. The city is also planning a new amphitheater for a parcel adjoining the golf course. The city is also planning to construct a 7.5 mile long boardwalk along the west bank of the Columbia River. When completed, this boardwalk will extend from Howard Amon Park south to the Kennewick city limits. The boardwalk will feature shops,

----------
3 The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


                                                                              25
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Neighborhood Description (continued)

restaurants, and family activities. A portion of the boardwalk will extend across the subject parcel's river frontage.

Land along George Washington Way is developed with commercial uses, including restaurants, hotels, offices, and city offices. Land to the west of the commercial corridor in the vicinity of the subject is devoted to residential uses. North of Lee Boulevard, residential uses on the west side of George Washington Way give way to more commercial development.

The most recent commercial development in the neighborhood has occurred adjacent to the subject. Across Bradley Boulevard from the subject is a recently completed two building office complex. A parcel north of the subject with river frontage is the location of the recently opened Hampton Inn. Land adjoining the subject to the north and on the west side of Bradley Boulevard north of the office complex has been recently purchased by a land developer who is looking to enter into long-term ground leases for the sites. The owner reports several indications of interest, but that their master plan for the land has not been completed, and as a result, they have not actively pursued sale or lease of the land over the year they have owned it.

In conclusion, the subject is located at the focal point of a developing commercial and recreational area in Richland. Recently completed Bradley Boulevard which provides access to the parcel located north of the subject provides an additional avenue of access to the subject. Further development on the vacant adjoining parcels and completion of the golf course upgrade, and the planned amphitheater and boardwalk will enhance the desirability of the subject's location.


                                                                              26
----------------------------------
James Ratkovich & Associates, Inc.

                               [GRAPHIC OMITTED]

                                    RICHLAND

                                Neighborhood Map

50 Comstock Street, Richland, WA
--------------------------------


                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

   ----------------------------------------------------------------------------
                              Occupancy                      Average Daily Rate
   ----------------------------------------------------------------------------
                       1995       1994    Variance    1995     1994   Variance
                       ----       ----    --------    ----     ----   --------
      New England      74.3%t    72.0%       3.2%   $131.90  $125.23    5.3%
      Mid Atlantic
     North Central     69.6%     68.6%t      1.3%     82.59    79.41    4.0%
     South Atlantic    70.1%     68.2%t      2.8%     80.51    77.88    3.4%
     South Central     68.7%     67.7%t      1.5%     68.39    65.61    4.2%
   Mountain/ Pacific   71.4%     70.1%       1.7%     87.69    83.70    4.8%
       Nationwide      70.6%     69.2%       2.0%   $ 85.92  $ 82.21    4.5%
   ----------------------------------------------------------------------------
Note: Average property size = 210 rooms             Source: PKF Consulting


                                                                              28
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

       ------------------------------------------------------------------
                                        Rooms Demands      Rooms Supply
                                       Average percent    Average percent
                                           Change             Change
       ------------------------------------------------------------------
       New England                           2.5%              1.2%
       South/Middle Atlantic                 3.1%              1.4%
       East South/North Central              3.4%              1.6%
       WestSouth/North Central               3.2%              1.3%
       Mountain                              3.7%              1.6%
       Pacific                               2.8%              2.8%
       ------------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


                                                                              29
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

       ----------------------------------------------------------------
         Year       Number of        Number of   Average Price Per Room
                  Transactions         Rooms
       ----------------------------------------------------------------
         1995          107             38,135            $83,000
         1994           83             30,452             76,000
         1993           40             15,825             74,000
         1992           41             17,219             63,000
         1991           52             15,806             87,000
       ----------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


                                                                              30
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
4 "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.


                                                                              31
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate

o     Operating Expense Change Rate

o     Free & Clear Equity Capitalization Rate

o     Residual Capitalization Rate

o     Free & Clear Equity Internal Rate of Return

----------
5 "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


                                                                              32
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
            From Coopers & Lybrand L.L.P. - "Hospitality Directions"

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------------------------------------------------------
             4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95  3rd Qtr,'95  4th Qtr,'95
--------------------------------------------------------------------------------------------------------------------------------
ADR Chan          0.0278       0.0329       0.0315       0.0322        0.035         0.037      0.0383       0.0391       0.0417
--------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C        0.0344       0.0363       0.0354       0.0336       0.0355        0.0352      0.0345       0.0351       0.0348
--------------------------------------------------------------------------------------------------------------------------------
Equity Cap        0.1143       0.1148        0.115       0.1127       0.0992        0.7073      0.1088        0.109       0.1065
--------------------------------------------------------------------------------------------------------------------------------
Residual C        0.1189       0.1148        0.115        0.114       0.1014        0.1086      0.1088       0.1078       0.1067
--------------------------------------------------------------------------------------------------------------------------------
Equity IRR        0.1505       0.1533        0.155       0.1575       0.1567        0.1523      0.1475       0.1496       0.1505
--------------------------------------------------------------------------------------------------------------------------------

o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


                                                                              33
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


                                                                              34
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                                SITE DESCRIPTION

The site is an irregular shaped parcel with frontage on the west bank of the Columbia River. The site also has frontage on the north side of Comstock Street and on the east side of Bradley Boulevard. The site is occupied by the Shilo Inn under the terms of a ground lease dated June 16, 1961 that expires in December 2015. The original lease covered an area of 12.678 acres. However, in December 1986, a ground lease was modified to relinquish 1.596 acres back to the City of Richland. The land area used for this report is therefore 11.08 acres, +/-. A plat map and site plans are located at the end of this section.

Visibility and Access

Although the Shilo Inn is located 1 block east of George Washington Way, it has good exposure and visibility to pass by traffic. To the east of George Washington Way, the topography slopes steeply downward to the level of the subject. As a result, George Washington Way is above grade with the subject and adjoining sites which provides good views of the subject, adjoining sites, and the Columbia River to pass by traffic on George Washington Way.

Primary access from George Washington Way to the subject is provided by Comstock Street. The recently completed Bradley Boulevard has its southerly terminus at Comstock Street adjacent to the subject, and extends north from the subject before curving westerly and connecting with George Washington Way.

Off-Site Improvements

Both Comstock Street and Bradley Boulevard are asphalt paved streets with one lane in either direction. Comstock Street does not have concrete curbs, gutters, or sidewalks in the vicinity of the subject. There are curbs and gutters along the north side of Comstock Street along the street frontage of the office complex located across the street from the subject. Bradley Boulevard is improved with concrete curbs, gutters, and sidewalks along the street frontage in front of parcels that are improved. Along the unimproved parcel frontages, there are concrete curbs and gutters, but no sidewalks.

Topography and Drainage

The subject site is level and is at grade with the frontage streets except at the corner of Comstock Street and Bradley Boulevard where it is slightly above street grade. Drainage of surface water is into on-site landscaped water retention basins located in the landscaped areas along the street frontage.


                                                                              35
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


SITE DESCRIPTION (continued)

On-Site Improvements

On-site improvements include asphalt paved parking and driveway areas, as well as landscaping along both street frontages and around the hotel buildings. The large asphalt paved parking lot located at the front of the hotel along Bradley Boulevard contains approximately 141 parking spaces. A parking lot on the south side of the property adjacent to Buildings C and D contains 98 car parking spaces and 3 RV spaces. A paved parking lot adjacent to Building E and behind the restaurant and banquet building is striped for 30 additional spaces. The total number of striped on-site parking spaces is about 269. The parking lots and driveways have concrete curbing around the perimeter and landscaped islands surrounded by concrete curbing that contain the pole mounted halide parking lot lighting fixtures.

Areas along the street frontages are grass planted and equipped with an automatic irrigation system. Under the development agreement with the Army Corp of Engineers, the level of the lobby building had to be raised by 1 foot above the natural grade, and the grade of the guest room buildings had to be raised by
5.5 feet. As a result, the guest rooms buildings are above grade with the parking lot and constructed on soil berms. Exposed portions of the soil berms from the parking lot sidewalks to the building footprints are landscaped with trees, shrubs, ground cover, and stone, and are also equipped with automatic irrigation systems.

Surrounding Uses

The subject site is located in an established commercial area near the downtown central business district and adjacent to the Columbia River. Vacant land adjoining the subject represents the last large tracts of land available in the area. The survey of surrounding land uses is summarized below.

      North: Vacant river front land and then a recently completed Hampton Inn Hotel.

      South: Comstock Street and then a municipal golf course

      East: The Columbia River

      West: A two building office complex and vacant commercial land


                                                                              36
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


SITE DESCRIPTION (continued)

Zoning

The subject site is zoned CR, Commercial Recreation, by the City of Richland. The purpose of this district is to provide for the establishment of marinas, boat docks, resort motels, and other commercial and apartment uses which are consistent with waterfront oriented development. Permitted uses include apartments, retail other than department type stores, offices, motels/hotels, marina, and both private and public recreational facilities. Single family and duplex units, as well as drive-in restaurants and theaters, and automotive service and gasoline stations are prohibited. Other aspects of the CR zone are summarized as follows:

     Height Limit:         3 stories or 35 feet

     Max. Site Coverage:   None

     Min. Lot Size:        None

     Setbacks:             40 feet from the center line of a public
                           right-of-way. Apartment building development must conform with multifamily setbacks.

     Parking Required:     1 space per guest room, plus 1 space for every 100
                           square feet of restaurant and lounge area, and 1 for every 3 person capacity in the banquet facilities.

     Parking Provided:     269 by physical count

Traffic

Traffic data compiled by the City of Richland and the Washington Department of Transportation is summarized below: These data represent average daily traffic
(ADT), expressed as daily average of annual traffic volume.
The daily average is expressed in average vehicles per day (VPD).

     1) George Washington Way, both directions              24,000 VPD

     2) Interstate 182, both directions                     29,000 VPD


                                                                              37
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


SITE DESCRIPTION (continued)

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraisers to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.

Utilities

All utilities are available to the subject site. Utility providers confirmed with planning and building officials are summarized below.

      Domestic Water:            City of Richland
      Sanitary Sewer:            City of Richland
      Electric/Natural Gas:      City of Richland
      Telephone:                 U.S. West

Public Services provided to the subject property also include:

      Fire/Paramedic:            City of Richland
      Police:                    City of Richland

Easements, Restrictions, CC&Rs, Adverse Encumbrances

No title report was provided to the appraisers. Therefore, we are unaware of any adverse restrictions or easements that may be present. No apparent easements or restrictions which would adversely impact the utility or marketability of the subject property were noted during our property inspection, and we have therefore assumed no such conditions do exist.


                                                                              38
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


SITE DESCRIPTION (continued)

Assessment and Taxes

The Benton County Assessor's parcel number is 8-1498-102-0564-00C. The 1996 total assessed value is $1,270,280 for the improvements only. Since the land is owned by the City of Richland, it is exempt from taxation. However, for record keeping purposes, the Benton County Assessor's office has assigned a parcel number of 1-1498-102-0564-008 to the site. Real estate taxes for 1996 are $56,630.80. As of October 10, 1996, the Benton County Treasurer's Office reports that the first installment of 1996 taxes have been paid, with the second installment in the amount of $28,315.40, due on or before October 31, 1996. The 1996 real estate tax figures represents a significant increase from about $15,000 in 1995, and reflects the impact of the remodel.

Ground Lease Summary

In January 1961, the City of Richland leased a 12.678 acre parcel that includes the subject to Richland Marina under the terms of a 55-year ground lease, expiring on December 29, 2015. The lease includes one 44-year renewal option at market rent. The lease calls for monthly lease payments of 1 percent of the total monthly gross receipts of all businesses located on the site, not to exceed $7,500 in any annual period. However, later modifications to the original lease has modified this ceiling, and the current is $33,238 per year.

In early 1968, Richland Marina constructed the current hotel improvements on the site. Richland Marina later assigned its leasehold interest to Merit Company. The leasehold interest was later assigned to International Dunes Company. In December 1986, the ground lease was modified to relinquish 1.596 acres of the original 12.678 acre parcel back to the City of Richland. On October 1, 1987, International Dunes Company entered into an agreement to assign the ground lease to Mark S. Hemstreet, the owner and operator of Shilo Inns. The City of Richland approved the assignment on December 22, 1987. The ground lease document is located in the addenda.


                                       39
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


SITE DESCRIPTION (continued)

Conclusion

After careful consideration of the foregoing factors, the appraisers believe that the subject site is well adapted to its current use as a hotel/motel site. The Shilo Inn is located in close proximity to the central business district and adjacent to river front recreational amenities city limits, with convenient access to the transportation corridors serving the entire metropolitan area. The location and access to transportation should continue to enhance the hotel business as well as real estate values in the subject neighborhood.


                                                                              40
----------------------------------
James Ratkovich & Associates, Inc.

                                [GRAPHIC OMITTED]

                                    PLAT MAP

50 Comstock Street, Richland, WA
--------------------------------


                             IMPROVEMENT DESCRIPTION

The subject improvements consist of five two-story hotel guestroom buildings and one, one-story lobby/restaurant and lounge building. The structures are average quality, Class D buildings containing a ground floor area of 54,570 square feet and a descend floor area of 33,623 square feet. The total building area is 88,193 square feet gross. Floor plan reductions are included at the end of this section to provide visual orientation. No building plans were available for review by the appraisers. Details and the description of material and construction methods identified during our property inspection are summarized below.

Size:                      150 Rooms

Room Type:                  40 Single Queen
                            57 Double Queen
                            40 King
                             6 Full Suites
                             7 Jacuzzi Suites
                           150 Total Rentable Rooms

Meeting Rooms:             Three meeting rooms on the ground floor. Banquet
                           facility which can be divided into three smaller rooms on ground floor

Recreational Facilities:   Outdoor Pool, Outdoor Jetted Hot Spa, Exercise Gym
                           with Steam Room, Sauna Room, and Jetted Hot Spa.

Restaurant:                Restaurant and banquet facilities located in
                           one-story building on north side of site that also contains the lobby and exercise room. The kitchen, banquet facilities, restaurant, and cocktail lounge have been operated by an outside restaurant management firm since about 1 year after the hotel became a Shilo Inn in 1988.

Gross Building Area:       88,193 square feet; 54,570 square feet on the main
                           level and 33,623 square feet on the second floor

No of Stories:             One one-story building and five two-story buildings

Parking:                   269 open paved spaces

Year Built:                1968; Remodeled in late 1994 through early 1996


                                                                              42
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


IMPROVEMENT DESCRIPTION (continued)

Foundation:                Steel reinforced concrete spread footings built on
                           5.5 feet of dirt berm fill

Floor Structure:           Ground floor is a poured reinforced concrete slab.
                           Upper floor is architectural (gypcrete) concrete over plywood sheathing. The type of floor joists was not visible.

Exterior Walls:            Class D, Wood-frame construction with masonry
                           firewalls. Exterior of the building is covered with a painted stucco type material. Interior construction of gypsum wall board over insulating batts. Wall insulation is not visible and insulating factor is unknown.

Window/Sash/Door:          Double glazed, insulated windows in vinyl frames.
                           Anodized aluminum frame double door storefront at lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars (20 minute fire rated).

Roof Structure:            Not visible. Assumed to be wood-frame roof trusses
                           with plywood decking. The roof covering is colored concrete tile except on the one-story building which has a concrete tile parapet and a flat built-up roof.

Interior  Walls:           2"x4" wood-frame partitions, 16" or 24" on center
                           with textured and painted, or wall papered 5/8" gypsum wall board.

Interior Finish:           Floor coverings in all rooms is hotel grade carpet,
                           with ceramic tile in the bathrooms; floor coverings in lobby of carpet and ceramic tile at service desk areas; floor cover in pool area of steel reinforced poured in place concrete; floor cover in restrooms of ceramic tile; incandescent and fluorescent lighting, suspended decorative lighting in lobby. Carpeting and ceramic tile flooring replaced as part of the 1994 -
                           1996 remodel.

Lobby: Carpet and ceramic tile floor; built in front desk / service counter, guest seating area, decorative furnishings, and business office.


                                                                              43
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


IMPROVEMENT DESCRIPTION (continued)

Guest Rooms:               Painted and papered drywall walls, sprayed-on
                           acoustical ceilings, carpet in guest rooms and ceramic tile floor cover in bathroom, sliding vinyl frame windows; wall mounted cabinetry with ironing board and iron, wet bars in most rooms, microwave ovens, VCR's, televisions, hair dryer, telephones in sleeping room and bathroom, three telephone line capability, coffee makers, furniture, draperies etc.
                           Suites have slide-in range with oven, exhaust food, full-size refrigerator, disposal, and kitchen cabinetry. Jacuzzi suites have jetted hot tub in living room. See FF&E description.

Elevators:                 None

Stairwells:                The five two-story guest room buildings are connected
                           by exterior walkways that provide access to each building. Stairwells provide access to the walkways at the end of each building. The treads are butterfly-type precast concrete with non-skid finish.
                           Hand rails of fabricated steel with smooth finish, welded joints.

HVAC/Climate               Control: Individual wall mounted package HVAC units
                           with temperature control modules in each guest suite.
                           Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:                Electrical system design engineered to specific hotel
                           electrical loads; 3 phase, 4-wire multi-paneled power busses.

Plumbing:                  Each guest suite includes a tub with shower and
                           toilet in separate room contiguous to dressing room.
                           Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans. Wet bar sinks included in most units.


                                                                              44
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


IMPROVEMENT DESCRIPTION (continued)

Fire Protection: Sprinklered throughout the one-story lobby, restaurant, lounge, and banquet building. The guest rooms buildings are not sprinklered, but have smoke detectors throughout, fire alarm with hard wire activation system and direct connection to local fire department; and auxiliary emergency exit lighting.

Furniture, Fixtures
 & Equipment:              Guest suites include either a single king bed or two
                           queen beds; color televisions with remote controls;
                           VCR's, carpet, draperies; light fixtures and lamps;
                           combination desk/dresser units; luggage rack; 36" parlor table with two upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design. Most of the FF&E was replaced as part of the 1995-96 remodel, and about 1 year old.

Site Improvements:

The site improvements include asphalt paved and striped parking areas (269 striped stalls). Grass landscaping is found along both street frontages that is equipped with an automatic irrigation system. Island throughout the parking lots are surrounded by concrete curbing and contain pole mounted halide parking lot lighting fixtures and landscaping. There are concrete sidewalks around the buildings and along the Bradley Boulevard frontage. The buildings circle the outdoor pool and spa. There is a poured concrete patio around the swimming pool and spa.

In order to gain necessary approval from the U. S. Army Corps of Engineers, the buildings had to be raised above the 1961 level of the Columbia River. The lobby building had to be raised by 1 foot and the guest room buildings had to be raised by 5.5 feet. Prior to construction the building footprints area were filled and there are soil berms sloping up from the level of the parking lot up to the level of the guest room buildings. These berms are landscaped with trees, shrubs, and gravel, and are equipped with an automatic irrigation system.

There is a large wood deck located on the north side of the building that is accessed from the cocktail lounge. This deck provides outdoor guest seating. Adjacent to the deck is an enclosed landscaped area that is available for outside dining.


                                                                              45
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


IMPROVEMENT DESCRIPTION (continued)

Depreciation

The hotel was completed in 1968, and has an actual age of approximately 28 years. A complete renovation of the facility was undertaken in late 1994 through early 1996 at a total reported cost of about $4,000,000. The renovation reduced the effective age below the actual age of 28 years. The room interiors and common areas were completely redone. The improvements are well maintained and appear to have an effective age overall of approximately 20 years. As we noted previously, they are in very good condition due to the recent renovation. According to building industry sources, the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit patronage and corporate patronage. Weekend family patronage is also a large part of the trade found at hotels in the central portions of Richland. The single room units, with amenities typically found in all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs associated with the development and operation of multi-room suites. In-room microwave ovens and refrigerators, multiple phones, guest laundry facilities, and attractive corporate plans seem to be effective in attracting the target market customer.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, a single queen-sized bed, or two queen-sized beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio, coffee maker, and two telephones. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $450,000.


                                                                              46
----------------------------------
James Ratkovich & Associates, Inc.

                               [GRAPHIC OMITTED]

                                    Site Plan

                               [GRAPHIC OMITTED]

                                   Floor Plan

                               [GRAPHIC OMITTED]

                                   Floor Plan

50 Comstock Street, Richland, WA
--------------------------------

                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


                                                                              50
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------

HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site is a highly irregular shaped, corner block parcel that contains approximately 11.08 acres. The property has frontage on the north side of Comstock Street, the east side of Bradley Boulevard, and the west shore of the Columbia River.

The site is level and at grade with the frontage streets except at the corner where it is slightly above grade. Even though the site is located one block east of the main arterial, the property has good visibility from George Washington Way. Recent nearby development includes a two-building office complex and new hotel. The City of Richland is current refurbishing a municipal golf course located to the south of the subject across Comstock Street and plans to construct a new amphitheater adjacent to the golf course.

There are no apparent physical characteristics or constraints that would affect development. Although a number of uses appear physically possible for the site, the adjoining uses and frontage on two local streets and the Columbia River indicate that a commercial or recreational use would be the most compatible use of the site from a physical standpoint.

Legally Permissible. The site is zoned CR, Commercial Recreation, by the City of Richland. This zoning designation permits a variety of commercial uses, apartments, and public and private recreation. No single family homes, duplexes, department type store buildings, or uses related to automotive service are permitted on land zoned CR.

Since no title report was provided for review by the appraisers, we are unaware of any restrictions or easements that impact the subject. Normal utility easements are assumed to exist. Vehicular access is provided by two driveways from the east side of Bradley Boulevard. At the present time, there are no curb-cuts along the Comstock Street frontage.

Feasible Uses. Although detailed feasibility analyses are beyond the scope and purpose of the present assignment, local development trends, visual observation and our consultations with other land use and appraisal experts has allowed us to identify those uses which, today, could be expected to be economically feasible.


                                                                              51
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


HIGHEST AND BEST USE ANALYSIS (continued)

The subject site is relatively adaptable to most forms of commercial development found throughout the local area. The location one block from the major arterial would preclude some types of commercial uses that require arterial street access and exposure. Recent development in the area includes the new Hampton Inn hotel that opened in the summer of 1996 on a parcel located just north of the subject and the new two-building office complex located across Bradley Street from the subject. The owner of the vacant parcels to the north and west of the subject report that negotiations are underway for ground leases on these sites for additional development. Land south of Comstock Street is still owned by the City of Richland and is devoted to recreational uses, including the municipal golf course that is presently undergoing renovation and a planned amphitheater.

Maximally Productive. Of the permitted uses our analyses suggest that the maximally productive uses today are probably commercial in nature. Based on recent development trends, development of the subject site, if vacant, with a hotel, restaurant, or other commercial use that would take advantage of the river front view amenity, would be the maximally productive use of the site.

Based on this analysis, the highest and best use of the site, as vacant, is considered to be for commercial development that would capitalize on the location near downtown and adjacent to the Columbia River.

As Improved

The analysis of highest and best use of the subject property as improved involves examining the improvements and their relationship to the site in order to determine the physical possibilities, legal permissibility, financial feasibility, and the maximum productivity of the property. It considers the site as it is presently improved and seeks to determine whether the improvements should be rehabilitated, expanded, converted to another use, partially demolished, totally demolished, or retained in their present condition and status.

The subject improvements were constructed in 1968, and consist of an average quality one and two-story hotel complex with open paved parking and driveway areas. The total gross building area is approximately 88,193 square feet. The improvements appear to conform with the current Richland zoning code, and are considered a legal conforming use of the site. Since no title report was provided, we are unaware of the existence of any unapparent easements, covenants, or other legal restrictions that adversely impact the existing improvements, but do assume that a recorded easement for ingress and egress does exist.


                                                                              52
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


HIGHEST AND BEST USE ANALYSIS (continued)

Upon inspection, the buildings were found to be in very good condition, having recently been renovated at a cost of about $4,000,000. The guest rooms, meeting rooms, restaurant, and common areas are modern and appealing. The asphalt pavement of the parking areas and driveways was found in be in good condition with visible parking space lines. Based on the condition of the property, further renovation is not indicated.

Although the subject is a legal conforming use of the site and could probably be expanded under the guidelines of the current zoning code, especially given that there is a small undeveloped area along the river front. However, this area will most likely be devoted to the boardwalk planned by the city along the Columbia River. Until the impact of this planned development is known, expansion of the facility is not considered feasible.

Although the 1995 occupancy rate was only 37 percent due to business lost during the renovation, the subject's average occupancy rate over the past 4 years excluding 1995 has exceeded 63 percent and is recovering rapidly towards that level. As will be demonstrated in the three approaches to value, the existing hotel improvements, which have consistently operated profitably, contribute value significantly over the fee simple value of the vacant site.

Based on this analysis, no alternatives to the present use are considered physically possible, legally permissible, and economically feasible. Therefore, the highest and best use, as improved, is for continued use as presently developed, as a 150-room hotel with restaurant and banquet facilities.


                                                                              53
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site in fee. The ground lease was analyzed for its terms and conditions and a discounted cash flow was performed based on the projected income stream from ground lease payments and reversion, to arrive at an estimate of the leased fee estate in the ground. This was deducted from the fee value to arrive at the leasehold estate in the site which was used in the Cost Approach. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the leasehold interest in the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The leased fee estate in the ground was deducted from the indicated fee value from the sales to arrive at the subject's leasehold estate. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


                                                                              54
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. The overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses, including the ground lease.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


                                                                              55
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


                                                                              56
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued in fee, as if vacant and available to be put to its highest and best use. The ground lease was analyzed for its terms and conditions and a discounted cash flow was performed based on the projected income stream from ground lease payments plus reversion, to arrive at an estimate of the leased fee estate. This was deducted from the fee value to arrive at the leasehold estate in the site. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


                                                                              57
----------------------------------
James Ratkovich & Associates, Inc.

                                [GRAPHIC OMITTED]

                            COMPARABLE LAND SALES MAP

50 Comstock Street, Richland, WA
--------------------------------


                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                     Northwest corner Comstock Street
                             and Bradley Boulevard
City:                        Richland, Washington
APN:                         1-1498-102-0564-003
County:                      Benton
Map Reference:               N/A
Property Rights:             Fee Simple

SALE INFORMATION

Grantor:                     City of Richland
Grantee:                     Bradley Landing Associates
Excise Tax Number:           93-07231 and 93-07232
Sale Price:                  $241,753
Sale Terms:                  Cash Equivalent
Sale Date:                   December 29, 1993

SITE DESCRIPTION

Site Area:                   217,800 sq. ft.            5.0 acres
Zoning:                      Public Reserve
Utilities:                   See Comments
Off-Sites:                   See Comments
Topography:                  Level
Location:                    Arterial and local street frontage

SALE ANALYSIS

Price Per Square Foot:       $1.11

COMMENTS

This is a December 1993 sale of the 5.0 acre parcel located across Bradley Boulevard from the subject. This site has frontage on the north side of Comstock Street, the west side of Bradley Boulevard, and the east side of George Washington Way. The site is below grade with George Washington Way, and therefore, there is no access from this arterial street. At the time of sale the property was zoned as Public Reserve, but rezoned to a planned unit development by the buyer. The buyer had to share the cost of street improvements for Bradley Boulevard and extension of utilities along Bradley Boulevard at a total cost of about $1,000,000 to the buyer and adjoining property owners. The buyer constructed two two-story office buildings on the south 3.26 acres and is holding the north 1.74 acres as a speculative investment. Based on the 5-acre parcel size and the $1,000,000 cost which was shared by adjoining property owners, the buyer was responsible for approximately $250,000 of the total cost which adds an additional $1.15 per square foot to the effective land cost.


                                       59
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                     Northeast side Bradley Boulevard,
                             north of Comstock Street
City:                        Richland, Washington
APN:                         1-1198-402-0563-003 and 1-1498-102-0564-007
                             (portions)
County:                      Benton
Map Reference:               N/A
Property Rights:             Fee Simple

SALE INFORMATION

Grantor:                     City of Richland
Grantee:                     Bradley Landing Associates
Excise Tax Number:           95-0367
Sale Price:                  $1,028,104
Sale Terms:                  Cash
Sale Date:                   September 26, 1995

SITE DESCRIPTION

Site Area:                   257,000 sq. ft.            5.90 acres
Zoning:                      Public Reserve
Utilities:                   See Comments
Off-Sites:                   See Comments
Topography:                  Level
Location:                    Interior parcel with Columbia River frontage
                             adjoining the subject to the north

SALE ANALYSIS

Price Per Square Foot:       $4.00

COMMENTS

This is a September 1995 sale of two contiguous parcels containing a total of
5.90 acres adjoining the subject to the north. This site has frontage on the northeast side of Bradley Boulevard and Columbia River frontage along the east side of the site. At the time of sale the property was zoned as Public Reserve, but rezoned to a planned unit development by the buyer. The buyer shared the cost of street improvements for Bradley Boulevard and extension of utilities along Bradley Boulevard at a total cost of about $1,000,000 to the buyer and adjoining property owners. The buyer is a land developer who purchased the site as a speculative investment. The property is now offered for lease under the terms of a long-term ground lease at $1.00 per square foot per year. Based on the 5.90-acre parcel size and the $1,000,000 cost which was shared by adjoining property owners, the buyer was responsible for approximately $290,000 of the total cost which adds an additional $1.15 per square foot to the effective land cost.


                                                                              60
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                     Northeast side Bradley Boulevard,
                             east of George Washington Way
City:                        Richland, Washington
APN:                         1-1198-402-0563-003 and 1-1498-102-0564-007
                             (portion)
County:                      Benton
Map Reference:               N/A
Property Rights:             Fee Simple

SALE INFORMATION

Grantor:                     City of Richland
Grantee:                     Bradley Landing Associates
Excise Tax Number:           95-03765
Sale Price:                  $717,357
Sale Terms:                  Cash
Sale Date:                   September 26, 1995

SITE DESCRIPTION

Site Area:                   199,266 sq. ft.            4.57 acres
Zoning:                      Public Reserve
Utilities:                   See Comments
Off-Sites:                   See Comments
Topography:                  Level
Location:                    Interior block parcel with Columbia River frontage

SALE ANALYSIS

Price Per Square Foot:       $3.60

COMMENTS

This is a September 1995 sale of two contiguous parcels containing a total of
4.57 acres adjoining the subject to the north. This site has frontage on the northeast side of Bradley Boulevard, Columbia River frontage along the east side, and a city park along the north side of the site. At the time of sale the property was zoned as Public Reserve, but rezoned to a planned unit development by the buyer. The buyer had to share the cost of street improvements for Bradley Boulevard and extension of utilities along Bradley Boulevard at a total cost of about $1,000,000 to the buyer and adjoining property owners. The buyer is a land developer who purchased the site as a speculative investment, and resold the site (See Sale 4) after completion of the infrastructure. Based on the 4.57-acre parcel size and the $1,000,000 cost which was shared by adjoining property owners, the buyer was responsible for approximately $225,000 of the total cost which adds an additional $1.15 per square foot to the effective land cost.


                                                                              61
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                     Northeast side Bradley Boulevard,
                             east of George Washington Way
City:                        Richland, Washington
APN:                         1-1198-402-0563-003 and 1-1498-102-0564-007
                             (portion)
County:                      Benton
Map Reference:               N/A
Property Rights:             Fee Simple

SALE INFORMATION

Grantor:                     Bradley Landing Associates
Grantee:                     Van-Gar-Nac Real Estate
Excise Tax Number:           95-03766
Sale Price:                  $1,314,456
Sale Terms:                  Cash
Sale Date:                   September 29, 1995

SITE DESCRIPTION

Site Area:                   199,266 sq. ft.            4.57 acres
Zoning:                      Planned Unit Development
Utilities:                   All Available
Off-Sites:                   All Available
Topography:                  Level
Location:                    Interior block parcel with Columbia River frontage

SALE ANALYSIS

Price Per Square Foot:       $6.60

COMMENTS

This is a September 1995 sale of two contiguous parcels containing a total of
4.57 acres adjoining the subject to the north. This site has frontage on the northeast side of Bradley Boulevard, Columbia River frontage along the east side, and a city park along the north side of the site. The seller is a land developer who purchased the site from the City of Richland and immediately resold the site to the buyer for construction of a new Hampton Inn Hotel. The seller was responsible for paying the cost of extending Bradley Boulevard and utilities to the site (See Sale 3, the previous sale of this site). The buyer's new Hampton Inn opened during the summer of 1996.


                                                                              62
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                             COMPARABLE LAND SALE 5

PROPERTY IDENTIFICATION

Address:                     West side Bradley Boulevard,
                             at George Washington Way
City:                        Richland Washington
APN:                         1-1498-101-1987-003
County:                      Benton
Map Reference:               N/A
Property Rights:             Fee Simple

SALE INFORMATION

Grantor:                     City of Richland
Grantee:                     Bradley Landing Associates
Excise Tax Number:           95-02289
Sale Price:                  $223,169
Sale Terms:                  Cash
Sale Date:                   June 26, 1995

SITE DESCRIPTION

Site Area:                   192,535 sq. ft.            4.42 acres
Zoning:                      Public Reserve
Utilities:                   See Comments
Off-Sites:                   See Comments
Topography:                  Level
Location:                    Interior block parcel with arterial frontage

SALE ANALYSIS

Price Per Square Foot:       $1.16

COMMENTS

This sale is an irregular shaped, interior block parcel located on the east side of Bradley Boulevard with additional frontage on the east side of George Washington Way. The site is below grade with George Washington Way, and therefore, there is no access from this arterial street. At the time of sale the property was zoned as Public Reserve, but rezoned to a planned unit development by the buyer. The buyer had to share the cost of street improvements for Bradley Boulevard and extension of utilities along Bradley Boulevard at a total cost of about $1,000,000 to the buyer and adjoining property owners. Based on the 5-acre parcel size and the $1,000,000 cost which was shared by adjoining property owners, the buyer was responsible for approximately $220,000 of the total cost which adds an additional $1.15 per square foot to the effective land cost. The site is now available for lease at an asking rate of $1.00 per square foot, or for sale at an asking price of $10.00 per square foot.


                                                                              63
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


ANALYSIS OF LAND SALES

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest. The property rights under appraisal in the subject is the leasehold interest since the site is leased from the City of Richland. In order to determine if a positive or negative leasehold interest exists, it is first necessary to value the fee simple estate in the subject site, therefore no adjustments are applied for property rights conveyed.

Terms of Sale

The comparable land sales have been reviewed in reference to their financing. All of the sales involved either all cash sale terms or substantial down payments with short-term seller financing at terms considered to be market. Therefore, no cash equivalency adjustments are applied.

Conditions of Sale

All of the sales appear to be arm's-length transactions between willing buyers and sellers, and free of any non-market influences. Therefore, no adjustments for conditions of sale are necessary.

Market Conditions - Time Factor

The five sales occurred between December 1993 and September 1995, and are considered the most recent comparable sales available. Although Sales 3 and 4 are sales of the same property, these sales essentially represent a double escrow and the buyer in Sale 3 was responsible for paying a pro-rata share of the street and utility improvements costs to finish Bradley Boulevard and extend utilities to the site. Sale 4 included all necessary utilities and infrastructure. Due to the differences between the sales and the double escrow, these sales do not provide any market indicator of the rate of change in land values. Since four of the five sales occurred during 1995, and the value indicator of the 1993 sale falls in line with the remaining sales, no adjustment for market conditions is considered necessary.

Other Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property.


                                       64
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


ANALYSIS OF LAND SALES

All five sales are located along Bradley Boulevard within one block of the subject. Sales 1 and 5 are located on the west side of Bradley Boulevard and do not have Columbia River frontage. Sales 2, 3, and 4 have Columbia River frontage similar to the subject's river frontage. Upward adjustments are indicated to reflect the inferior non-river front locations of sales 1 and 5.

Sales 1, 2, 3, and 5 sold with the buyer assuming responsibility for a pro-rata share of the approximately $1,000,000 in cost associated with extension of utilities and completion of Bradley Boulevard. This cost, based on the 20 acres impacted by these costs, amounts to approximately $1.15 per square foot. Sales 1, 2, 3, and 5 are adjusted upward by $1.15 per square foot to reflect the infrastructure costs assumed by the buyer.

Sales 1 and 5, at 5.0 and 4.42 acres sold at about the same price per square foot. Sales 2 and 3, with 5.90 and 4.57 acres, sold on the same day to the same buyer. The larger parcel sold for slightly more per square foot than the smaller parcel. In addition, Sales 2 and 3 can be considered a single transaction since they involved the same buyer and seller on the same date. Based on this market evidence, no size adjustment, is considered necessary.

Concluded Land Value

Prior to adjustment, the five comparable land sales indicate a range of value indicators from $1.11 to $6.60 per square foot After adjustment, the range narrowed to approximately $4.75 to $6.60 per square foot, with four of the five sales providing adjusted value indicators near $5.00 per square foot. After considering Sale 4 to an end user at $6.60 per square foot, and the asking ground lease rates of $1.00 per square foot per year on the parcels adjoining the subject, and the $10.00 per square foot asking price on the non-river frontage parcels, a market value above the $5.00 value supported by four of the sales is indicated, and we conclude to a value estimate of $6.00 per square foot.

Therefore, the current market value estimate of the subject's 11.08 acre site is:

          482,645 +/- square feet @ $6.00 per square foot = $2,895,870

                               Rounded $2,900,000


                                                                              65
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


COST APPROACH (Continued)

Ground Leased Fee & Leasehold Interests Valuation

Leased Fee Valuation

Having valued the land in fee simple we must now value the leased fee interest in the site created by the long term ground lease which extends through December 2015. The ground lease terms are detailed in the Site Data section and a copy of the ground lease summary is located in the addenda.

Potential Gross Income

The potential gross income of the subject is stipulated by the long term ground lease which encumbers the property and to which the appraisal is made.

The existing lease is a 55 year initial term lease which commenced in January 1961 and extends through December 29, 2015. There is an option to renew the lease 44 additional years at market rent. The current rent is $33,238 per year and it is fixed for the balance of the initial term. Our cash flow extends through the initial term only since the leasehold if any at that time is not certain given that rent goes to market.

Expense Analysis

Having determined the potential gross income, we must now estimate the operating expenses associated with the subject property.

Vacancy & Collection Loss

Vacancy and collection loss is an allowance for a reduction in the potential gross income, due to vacant or uncollected payment of rent. Based on the subject's long term ground lease status and the fact that we are valuing the leased fee estate, vacancy and collection loss is considered to be a minimal expense since the lessee has a very strong interest to protect by keeping the subject lease current and in effect. We estimate vacancy and collection loss at 1 percent of gross income.

Operating Expenses

Operating expenses are the annual expenditures borne by the owner of income-producing property necessary to continue the production of the effective gross income.

Under the projected income analysis the lessor is not responsible for any of the operating expenses. The only expense the lessor is responsible for is management. This expense is estimated as follows:

Management. This item is for off-site management expenses. Management is estimated at 2.0 percent based on the ground lease being to a triple net lease with minor management duties and it's long term remaining.


                                                                              66
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


COST APPROACH (Continued)

Rate of Return Analysis

The next step in this analysis is the selection of an appropriate yield rate for the ground lease payment. The rate of return utilized in this approach is defined as follows.

Discount Rate - A rate of return commensurate with perceived risk used to convert future payments or receipts into present value. The pretax equity yield rate used to discount the projected cash flows from the ground lease is be based on an analysis of yield rates anticipated by the many investors in the real estate market and other alternative investment markets. These rates are not historical yield rates; rather, they are the rates which reflect the acceptable yield expectations because the yield rate used in the discounted cash flow model is anticipatory.

The discount rate applicable to the subject ground lease and reversion is estimated based on analysis of land yield rates as indicated by sales of the lessors' interests in several properties encumbered with long term ground leases. The yield rate is defined as the sum of the going in overall rate plus the anticipated growth rate. We analyzed overall yield rates achieved by lessors on relatively recent long term ground leases, to which an anticipated growth rate is added, to arrive at an appropriate yield rate indication.

Large national fast-food chains, such as McDonald's, will enter into ground leases based on an 8.5 percent first year's return on the current market value of the land. Second tier national fast-food chains such as Wendy's and Burger King normally enter into ground leases at returns of 9.0 to 9.5 percent. Ground leases to non-national credit tenants are normally consummated at returns on the current market value of the land of at least 10.0 to 10.5 percent, depending on credit worthiness of the

A 56,000 square foot commercial site that is subject to a ground lease and located in Chatsworth CA sold in September 1990 for $840,000 with $95,400 in annual income indicating a yield rate of 11.36%. Another land leased site located on Foothill Boulevard in Fontana sold in April 1991 for $4,550,000 with an annual income of $567,492 per year indicating a 12.5% yield rate. These indicates a yield rate of between 11.36% and 12.47%.

In May 1992 a car wash site located at 2750 Bristol Street in Costa Mesa that was leased in 1988 was purchased out by the lessee from the lessor based on 9.8% rate of return. In May 1992 a ground lease for a commercial site located in Rancho Cucamonga was leased for 50 years to a large shopping center developer based on a 9.0 percent going in rate with adjustments every five years. In October 1991, the Taco Bell Corporation entered a 20 year ground lease in Fullerton California at a rate of 9.3% of the fair market value of the land with adjustment every five years. These leases indicate going in capitalization rates between 9.0% and 9.8%. Adding in anticipated growth rates between 2 and 3 percent per year results in a yield rate range between 11.0% and 12.8%.


                                                                              67
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


COST APPROACH (Continued)

In our opinion the yield rate applicable to ground leases is between 11.0% and 12.5%. for leases with long term remaining and periodic adjustments. Given that the subject rent is based on a percentage of gross revenues, and thus is likely to adjust regularly, as well as it's long term remaining, it is our opinion that the subject's leased fee should be discounted at a yield rate of 11.0%.

Reversion

The reversion of the land is projected to occur at the end of the initial term of the subject ground lease since we can not predict economic and market conditions much beyond that . The future value of the site is calculated by using the current land value estimate, previously estimated, and projecting an expected growth rate applicable to the land. Based on historical trends and current investment parameters and expectations, we estimate a growth rate of 3 percent per year. The future value of the land is discounted at the same yield rate previously estimated for the income steam to arrive at a net present value of the reversion. This is added to the sum of the present value of the income stream to arrive at a total present value of the leased fee estate in the subject property. Subtracting the leased fee value estimate from the fee value of the site results in an estimate of the leasehold in the site, subject to the ground lease.

Conclusions

Located on the following pages are the cash flows, which show the calculations and value estimates of the leased fee and leasehold estates. The indicated value of the leased fee estate is $950,000. The leasehold estate, that is the lessee's interest in the site under the ground lease, is estimated by subtracting the leased fee value from the fee value of the land, $2,900,000, which results in a negative leasehold value of $1,940,000 which is understandable since the ground lease includes improvements while the reversion is of the site only. The estimate of the leased fee value is utilized in the Sales Comparison Approach and the leasehold value is used in the Cost Approach.


                                                                              68
----------------------------------
James Ratkovich & Associates, Inc.

                                                                                LEASED FEE VALUATION
Lease Commenced:              1/61                                              50 Comstock Street
Initial Term:                   55 + 44 yrs option                              Richland, WA
Current Rent:              $33,238                                              As of December 1, 1996
Adjustments:              None till termination of initial term

Fiscal Year (Dec-Nov)                                  1997         1998     1999     2000     2001     2002     2003     2004
==============================================================================================================================
GROSS INCOME
Annual Rent                                         $33,238   $   33,238  $33,238  $33,238  $33,238  $33,238  $33,238  $33,238
Less Collection Loss Allowance                1.0%      332          332      332      332      332      332      332      332
                                                              ----------------------------------------------------------------
Effective Gross Income                               32,906       32,906   32,906   32,906   32,906   32,906   32,906   32,906

Less Management Expense                       2.0%      658          658      658      658      658      658      658      658
                                                              ----------------------------------------------------------------

Net Operating Income                                $32,248   $   32,248  $32,248  $32,248  $32,248  $32,248  $32,248  $32,248

Discount Rate                                11.0%
Discount Factor                                      0.9009       0.8116   0.7312   0.6587   0.5935   0.5346   0.4817   0.4339
Present Value                                       $29,052   $   26,173  $23,579  $21,242  $19,137  $17,241  $15,532  $13,993

Total P. V. of Income Stream                                  $  252,428

------------------------------------------------------------------------
REVERSION ANALYSIS
Current Value of Site in Fee                                  $2,895,870
                                482,645 Sq Ft. @      $6.00
Growth Rate                                   3.0%
Future Value Factor                                               1.7535
Future Value of Reversion                                     $5,077,926
Present Value Factor @                       11.0%              0.137678
------------------------------------------------------------------------

Present Value of Reversion                                    $  699,117

Total Present Value of
  the Leased Fee Estate                                       $  951,545

Leased Fee Estate (rounded to)            $10,000             $  950,000

Extracted Value of the Leasehold                              $l,940,000

                              LEASED FEE VALUATION
Lease Commenced:              50 Comstock Street
Initial Term:                 Richland, WA
Current Rent:                 As of December 1, 1996
Adjustments:                  ======================

Fiscal Year (Dec-Nov)       2005     2006       2007      2008      2009      2010      2011      2012      2013      2014      2015
====================================================================================================================================
GROSS INCOME
Annual Rent              $33,238   $33,238   $33,238   $33,238   $33,238   $33,238   $33,238   $33,238   $33,238   $33,238   $30,468
Less Collection Loss
  Allowance                  332       332       332       332       332       332       332       332       332       332       305
                         -----------------------------------------------------------------------------------------------------------
Effective Gross Income    32,906    32,906    32,906    32,906    32,906    32,906    32,906    32,906    32,906    32,906    30,163

Less Management Expense      658       658       658       658       658       658       658       658       658       658       603
                         -----------------------------------------------------------------------------------------------------------

Net Operating Income     $32,248   $32,248   $32,248   $32,248   $32,248   $32,248   $32,248   $32,248   $32,248   $32,248   $29,560

Discount Rate
Discount Factor           0.3909    0.3522    0.3173    0.2858    0.2575    0.2320    0.2090    0.1883    0.1696    0.1528    0.1377
Present Value            $12,606   $11,357   $10,232   $ 9,218   $ 8,304   $ 7,481   $ 6,740   $ 6,072   $ 5,470   $ 4,928   $ 4,070


50 Comstock Street, Richland, WA
--------------------------------


COST APPROACH (Continued)

Reproduction Cost New
The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property. The hard construction cost for the improvements is estimated at $76.92 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


                                                                              71
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


COST APPROACH (Continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at $5,000 replacement cost new and $3,000 per room depreciated replacement value, or $450,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based on an effective age of 20 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 40 percent.

Located on the following page is a summary of the replacement cost new, depreciation and value indication via the Cost Approach. It indicates a value of the ground leasehold as follows:

                                   $8,900,000
                                   ==========


                                                                              72
----------------------------------
James Ratkovich & Associates, Inc.

=============================================================================================================
Development Proforma
Shilo Inn, Richiand, WA
-------------------------------------------------------------------------------------------------------------

MVS: Sec. 11. P 17. Class D, Good Current X    Local X    Adj $/sf
-------------------------------------------    -------    --------
Base Cost:                 $69.30     1.00        1.11     $76.92
Hard Costs                         Measure               $/Measure                          Cost         $/SF
----------                         -------               ---------                          ----         ----
 Building                           88,193 SF              $76.92     $6,784,070
 Yard Improvements                                                    $  275,000
                                                                      ----------

Total Hard Costs                                                                      $7,059,070      $ 80.04

Soft Costs
Architectural & Engineering                       8.00%               $  564,700
Development Overhead                              3.00%                  211,800
Stabilization & Opening Expenses       25% of annual income             509,518

Total Soft Costs                                                                      $l,286,018      $ 14.58
                                                                                      ----------

Total Improvement Costs                                                               $8,345,088      $ 94.62

Entrepreneurial Profit              18.00%                                            $1,502,116      $ 17.03
                                                                                      ----------      -------
Total                                                                                 $9,847,204      $111.66

Depreciation Adjustment             Age-Life                % Dep.      $ Dep.
Physical                            20/50                   40.00%    $3,338,035


Total Depreciation                                                                    $3,338,035      $ 37.85
                                                                                      ----------      -------
Project Costs (Depreciated Replacement Cost)                                          $6,509,169      $ 73.81

Depreciated Furniture Fixtures & Equipm             150 Units @       $    3,000      $  450,000

Land Valuation                      Acres            SF      $/SF     Land Value           Total
--------------                      -----            --      ----     ----------           -----
Site Value in Fee                    2.95       482,645     $6.00     $2,895,870

Leasehold in Land                    2.95       482,645     $4.02                     $1,940,000

-------------------------------------------------------------------------------------------------------------
Indicated Value                                                                       $8,899,169

Rounded                                                                               $8,900,000
                                                                                      ==========

=============================================================================================================

50 Comstock Street, Richland, WA
--------------------------------


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


                                                                              74
----------------------------------
James Ratkovich & Associates, Inc.

                         REGIONAL SUMMARY OF HOTEL SALES

-----------------------------------------------------------------------------------------------------------------------------
                                 Date of  Year   Building    Land  Land/Bldg   No of   Gross.       Sale     Price/    Price/
No.      LOCATION                 Sale    Built    Area      Area    Ratio     Units  Area/Rm.     Price     Sq. Ft.    Unit
-----------------------------------------------------------------------------------------------------------------------------
1   Comfort Inn                  May-95    1990   30,740    76,405   2.49 :1     58     530     $2,800,000   $ 91.09  $48,276
    13207 NE 20th Avenue                            Est.
    Vancouver, WA


2   Comfort Inn                  Jun-96    1992   34,000    66,646   1.96 :1     64     531     $2,600,000   $ 76.47  $40,625
    8855 SW Citizens Drive
    Wilsonville OR

3   Ramada Inn                   Oct-94    1978   68,410    16,200   0.24 :1    120     570     $8,400,000   $122.79  $70,000
    2200 Fifth Avenue
    Seattle, WA

4   Travelodge                   Jun-94    1961   30,820    56,912   1.85 :1     74     416     $4,200,000   $136.28  $56,757
    4715 25th Avenue NE
    Seattle, WA

5   West Coast Gateway Hotel     Mar-96    1990   59,074    71,165   1.20 :1    145     407    $11,218,l64   $189.90  $77,367
    18415 Pacific Highway South
    Seattle, WA

6   Best Western Hotel           Mar-95    1986   91,618   262,749   2.87 :1    147     623     $5,500,000   $ 60.03  $37,415
    15901 W. Valley Highway
    Tukwilla WA
    Unadjusted Range:                     $60.03    to      $189.90 /Sq.Ft.
                                         $37,415    to      $77,367 /Unit
                                       Mean:     $112.76 / Sq Ft             $55,073 / Unit


------------------------------------------------------------------------
                                    Comments
No.      LOCATION
------------------------------------------------------------------------
1   Comfort Inn                   Occupancy reported at 70 percent
    13207 NE 20th Avenue          ADR @ $46.00. No food and beverage
    Vancouver, WA                 One meeting room, spa, pool, excercise
                                  Located near new mall.

2   Comfort Inn                   Two-story wood frame motel located
    8855 SW Citizens Drive        in suburban location.
    Wilsonville OR

3   Ramada Inn                    Four-story wood frame & stucco
    2200 Fifth Avenue             downtown location. Renovated prior
    Seattle, WA                   to sale. $70 ADR estimate.

4   Travelodge                    Includes retail building (Blockbuster)
    4715 25th Avenue NE           ADR est $55.00
    Seattle, WA                   Pool, spa.

5   West Coast Gateway Hotel      SeaTac Airport location.
    18415 Pacific Highway South   All cash sale.
    Seattle, WA

6   Best Western Hotel            Three story wood frame structure
    15901 W. Valley Highway       includes restaurant, spa, excercise
    Tukwilla WA                   room and outdoor pool

                               [GRAPHIC OMITTED]

                                 Comparable Sale

50 Comstock Street, Richland, WA
--------------------------------


                             COMPARABLE SALE NO. 1

                                [GRAPHIC OMITTED]


ADDRESS:         Comfort Inn                 GRANTOR:          Ray Patel, et al.
                 13207 NE 20th Avenue        GRANTEE:          Shree Ram LLC
                 Vancouver, WA
DESCRIPTION:     Two-story wood frame        DOCUMENT #:       Na
                 and stucco limited service  MARKET TIME:      Na
                 hotel                       NUMBER OF UNITS:  58
YEAR BUILT:      1990                        SALE PRICE:       $2,800,000
LOT SIZE:        76,405 S.F.                 SALE DATE:        June 5, 1995
CONDITION:       Average/Good                TERMS:   $350,000 down
QUALITY:         Average                              seller wrapped existing
                                                      $1.45M 1st TD with, due in
                                                      10 years

BUILDING AREA:   30,740 S.F.                 GROSS INCOME:     $685,540
LAND:BLDG RATIO: 2.49:1                      NET INCOME:       $288,000
PRICE/S.F.:      $91.09                      OVERALL RATE      10.29%
PRICE/UNIT:      $48,276                     GRM:              4.08
FF&E:            $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


                                                                              77
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                              COMPARABLE SALE NO. 2

                               [GRAPHIC OMITTED]

ADDRESS:          Comfort Inn              GRANTOR:        Mahalaxmi Inc.
                  8855 SW Citizens Drive   GRANTEE:        Ganesh Enterprises
                  Wilsonville, OR
DESCRIPTION:      Two-story wood           DOCUMENT #:     960304444
                  frame limited service    MARKET TIME:    Na
                  hotel
NUMBER OF UNITS:  64
YEAR BUILT:       1992                     SALE PRICE:     $2,600,000
LOT SIZE:         66,646 S.F.              SALE DATE:      June 19, 1996
CONDITION:        Average/Good             TERMS:          $800,000 down
QUALITY:          Average                                  $1,8M 1st Td
                                                           Commercial Bank
BUILDING AREA:    34,000 S.F.              GROSS INCOME:   $804,825
LAND:BLDG. RATIO: 1.96:1                   NET INCOME:     $310,628
PRICE/S.F.:       $76.47                   OVERALL RATE    11.95%
PRICE/UNIT:       $40,625                  GRM:            3.23
FF&E:             $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


                                                                              78
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                              COMPARABLE SALE NO. 3

                                [GRAPHIC OMITTED]

ADDRESS:          Ramada Inn               GRANTOR:        2200 Fifth Ave. Ltd.
                  2200 5th Avenue          GRANTEE:        Devin Corporation
                  Seattle, WA
DESCRIPTION:      Four-story over parking  DOCUMENT #:     9410280992
                  frame and stucco hotel   MARKET TIME:    6 months
                  with restaurant/lounge   UMBER OF UNITS: 120
YEAR BUILT:       1978                     SALE PRICE:     $8,400,000
LOT SIZE:         16,200 S.F.              SALE DATE:      October 28, 1994
CONDITION:        Average                  TERMS:          $3,000,000 down
QUALITY:          Average                                  $5,400,000 1st Td
                                                           Seafirst Bank
BUILDING AREA:    68,410 S.F.              GROSS INCOME:   Na
LAND:BLDG RATIO:  0.24:1                   NET INCOME:     Na
PRICE/S.F.:       $122.79                  OVERALL RATE    Na
PRICE/UNIT:       $70,000                  GRM:            Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


                                                                              79
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                              COMPARABLE SALE NO. 4

                               [GRAPHIC OMITTED]

ADDRESS:          Travelodge               GRANTOR:      Vincent Hanna Fowler
                                                         Inv.
                  4715-25 25th Avenue NE   GRANTEE:      P.B. Investments Ltd.
                  Seattle, WA
DESCRIPTION:      One and two-story wood   DOCUMENT #:   9506222113
                  frame and stucco motel   MARKET TIME:  12 month
                  with 6,700 sf retail
                  building
NUMBER OF UNITS:  74
YEAR BUILT:       1961                     SALE PRICE:   $4,200,000
LOT SIZE:         56,912 S.F.              SALE DATE:    June 22, 1994
CONDITION:        Average                  TERMS:        All cash
QUALITY:          Average
BUILDING AREA:    30,820 S.F.              GROSS INCOME: Na
LAND:BLDG RATIO:  1.85:1                   NET INCOME:   Na
PRICE/S.F.:       $136.28                  OVERALL RATE  Na
PRICE/UNIT:       $56,757                  GRM:          Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


                                                                              80
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                              COMPARABLE SALE NO. 5

                               [GRAPHIC OMITTED]

ADDRESS:          Westcoast Gateway Hotel           GRANTOR:    Gateway Hotel LP
                  18415 S. Pacific Highway          GRANTEE:    Patriot American
                  Sea-Tac, WA                                   Hospitality
DESCRIPTION:      Six-Story, good quality Class     DOCUMENT #: 7110-407
                  B hotel w/ restaurant, lounge     MKTG.TIME:: N/A
                  Pool and spa amenities.           ROOM CT.:   145
YEAR BUILT:       1990             SALE PRICE:                  $11,218,164
LOT SIZE:         71,165 SF (1.63 Acre)             SALE DATE:  March, 1996
CONDITION:        Good                              TERMS:      Cash Equivalent
QUALITY:          Average-Good                      CLASS:      Limited service,
                                                                upper tier
BUILDING AREA:    59,074 SF                         GROSS INCOME: N/A
LAND:BLDG RATIO:  1.20:1                            NET INCOME:   N/A
PRICE/SF:         $189.90                           OVERALL RATE  N/A
PRICE/UNIT:       $77,367                           GRM:          N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximities of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


                                                                              81
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                              COMPARABLE SALE NO. 6

                               [GRAPHIC OMITTED]

ADDRESS:         Best Western Southcenter   GRANTOR:      United States National
                                                          Bank
                 15901 W. Valley Highway    GRANTEE:      Wen & Liu
                 Tukwilla, WA
DESCRIPTION:     Three-story and one-story  DOCUMENT #:   95-3311394
                 wood frame structures,     MKTG.TIME::   N/A
                 restaurant, pool & spa     No Of Units:  147
YEAR BUILT:      1986                       SALE PRICE:   $5,500,000
LOT SIZE:        262,749 S.F.               SALE DATE:    March 31, 1995
CONDITION:       Average                    TERMS:        Cash Equivalent
QUALITY:         Average
BUILDING AREA:   91,618 S.F.                GROSS INCOME: N/A
LAND:BLDG RATIO: 2.87 :1                    NET INCOME:   N/A
PRICE/SF:        $60.03                     OVERALL RATE  N/A
PRICE/UNIT:      $37,415                    GRM:          N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


                                                                              82
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


                                                                              83
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


                                                                              84
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the following page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. They indicate a range between 3.12 and 4.26 GRM. The subject is a river front property that is a full service property with attractive surroundings. It has been recently remodeled and it's operations are returning to their previous levels. The subject should command a GRM at the top end of the range. We have estimated a GRM of 4.2 as applicable to the subject property which indicates a value of:

                        $2,038,072 x 4.2 GRM = $8,559,902

                        Rounded                $8,560,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


                                                                              85
----------------------------------
James Ratkovich & Associates, Inc.

                       -----------------------------------
                            SUPPLEMENTAL HOTEL SALES
                       ===================================

====================================================================================================================================
                            Date of   Year    Building  No of    Gross                   Sale       Price/    Price/
No.           LOCATION        Sale    Built     Area    Units   Revenue       NOI        Price       Sq. Ft.    Unit    GRM    OAR
====================================================================================================================================
1   Comfort Inn              May-95    1990    30,740     58    $685,540    $288,000   $2,800,000    $91.09   $48,276   4.08  10.29%
    13207 NE 20th Avenue
    Vancouver, WA

2   Capital Inn/Days Inn     Jan-95    1990    29,949     81    $778,745    $373,765   $3,320,000   $110.86   $40,988   4.26  11.26%
    120 College Street
    Lacey WA

3   Quality Inn              Oct-95  1977/86   29,200     73    $685,200    $293,760   $2,625,000    $89.90   $35,959   3.83  11.19%
    1545 NE Burnside
    Gresham, OR

4   Comfort Inn              Jun-96    1992    34,000     64    $804,825    $310,628   $2,600,000    $76.47   $40,625   3.23  11.95%
    8855 SW Citizens Drive
    Wilsonville OR

S   Ameritel Inn             Jun-96    1991    48,966     94  $1,652,218    $823,838   $6,110,000   $124.78   $65,000   3.70  13.48%
    Confidential

6   Bellevue Hilton          Aug-95    1979   122,369    180  $3,945,000  $1,107,000  $12,300,000   $100.52   $68,333   3.12   9.00%
    100 112th Street NE
    Bellevue WA

                                       Mean:                                                         $98.93   $49,863   3.70  11.19%
     Unadjusted Ranges:                  $76.47   to   $124.78 /Sq.Ft.
                                        $35,959   to   $68,333 /Unit
                                           3.12   to      4.26 GRM
                                          9.00%   to    13.48% OAR


50 Comstock Street, Richland, WA
--------------------------------


DIRECT COMPARISON APPROACH (Continued)

The sales comparables are broad indicators of the subject's value since none are similar in location or physical and economic characteristics. They indicate a broad range between $35,000 and $77,367 per unit. The subject is a river front property that is a full service property with attractive surroundings. It has been recently remodeled and has improving operations. It is expected to sell in the upper to middle end of the overall range.
Therefore, we conclude on a value of $60,000 per room or:

                    150 Units @ $60,000 per Unit = $9,000,000

                              Conclude @ $9,000,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $8,560,000 and $9,000,000. We have selected a value indication at the middle of the two indications, less the ground leased fee interest, calculated in the Land Valuation section of this report, to indicate a leasehold interest as follows:

              Indicated Value in Fee                    $8,800,000
              Less Leased Fee Interest                  $  950,000
                                                        ----------
              Indicated Value Leasehold                 $7,850,000

                     Conclude             $7,850,000
                                          ==========


                                                                              87
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


                                                                              88
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                          SUMMARY OF COMPETITIVE HOTELS

                       NO OF       RACK
LOCATION               ROOMS       RATE                       COMMENTS

Hampton Inn             130   $63 - Double Queen     Newest hotel in Richland -
486 Bradley                     or King 1 person     Completed summer of 1996.
Boulevard                     $73 - Double Queen     Property has frontage on
                                or King 2 people     Columbia River. Indoor pool
                              $145 -$ 195 - Suite    and spa, fitness center,
                              $225 - Jacuzzi Suite   conference facilities, gift
                              $5 - Extra per room    shop, business center, and
                                   for water view    laundry facilities. Each
                                                     room has a refrigerator,
                                                     microwave oven, coffee
                                                     maker, hairdryer, iron and
                                                     ironing board, data port
                                                     capability, and is provided
                                                     with free local calls.

Cavanaugh's             162   $70 - Double Queen     Located near Columbia
1101 Columbia                   or King 1 person     Center regional shopping
Center Boulevard              $87 - Double Queen     mall. Rooms situated around
                                or King 2 people     center landscaped courtyard
                              $100 - $150 - Suites   with pool and Jacuzzi.
                              $300 - Hot Tub Suite   Property includes banquet
                                                     and meeting rooms,
                                                     restaurant, and cocktail
                                                     lounge.

Best Western Tower Inn  195   $75  -  Double  Queen  Indoor pool, spa, sauna,
1515 George                   or King in Tower       largest conference center
Washington Way                $65 - Double Queen     in Richland. restaurant,
                                   or King on        comedy club in lounge,
                                   Courtyard         business center.


                                                                              89
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


Red Lion Inn            150   $114  Double Queen     Property has frontage on
802 George                    $170 - Suite           the Columbia River. Heated
Washington Way                                       pool, spa, volleyball,
                                                     croquet, boating on the
                                                     Columbia River. Convention
                                                     services, meeting rooms,
                                                     restaurant, and sports bar.

                                                     All major discount programs
                                                     honored. Government rate
                                                     for standard $114 room is
                                                     $40 per night.

Shilo Inn               150   $69 - Single Queen     Property has Columbia River
50 Comstock Street            $79 - Double Queen     frontage. Rooms include
                                or King              iron and ironing board,
                              $119 - $129 - Suite    hairdryer, VCR, coffee
                              $139 - $149 Jacuzzi    makers, and microwave.
                              Suite                  Conference and banquet
                                                     facilities, fitness center
                                                     with spa, sauna, steam
                                                     room, and outdoor heated
                                                     pool. Restaurant and
                                                     cocktail lounge run by
                                                     outside operator.


                                                                              90
----------------------------------
James Ratkovich & Associates, Inc.

                                [GRAPHIC OMITTED]

                               Competitive HotelS

50 Comstock Street, Richland, WA
--------------------------------


                             COMPETITIVE MOTEL NO. 1

                                [GRAPHIC OMITTED]


                             COMPETITIVE MOTEL NO. 2

                                [GRAPHIC OMITTED]

                                                                              92
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                             COMPETITIVE MOTEL NO. 3

                                [GRAPHIC OMITTED]


                             COMPETITIVE MOTEL NO. 4

                                [GRAPHIC OMITTED]


                                                                              93
----------------------------------
James Ratkovich & Associates, Inc.

--------------------------------------------------------------------------------
                                   SHILO INN
# of Rooms        150              50 Comstock Street          Remodeled 1995-96
---------------------              Richland, WA                -----------------
------------------------   -----------------------------------------------------
Building Area  88,193 sf     RECONSTRUCTED HISTORICAL          Ground Lease
                                  OPERATING DATA
================================================================================


                                      1993                              1994                              1995
====================================================================================================================================
Occupancy Rate                         63.20%                            64.00%                            37.00%
Average Room Rate                      $45.57                            $49.29                            $54.00
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                                        % Total   Per Room               % Total   Per Room               % Total   Per Room
 Room Rentals                      $1,561,521     94.8%  $  10,410  $1,787,837     94.9%  $  11,919  $1,077,819     92.6%  $   7,185
 Restaurant                            31,345      1.9%  $     209      34,098      1.8%  $     227      32,430      2.8%  $     216
 Telephone                             40,597      2.5%  $     271      48,346      2.6%  $     322      32,105      2.8%  $     214
 Other Income                          12,894      0.8%  $      86      13,113      0.7%  $      87      22,097      1.9%  $     147
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                      $1,646,357    100.0%  $  10,976  $l,883,394    100.0%  $  12,556  $l,164,451    100.0%  $   7,763

EXPENSES
Departmental Expenses
 Rooms Department                     339,208     20.6%  $   2,261     376,414     20.0%  $   2,509     322,565     27.7%  $   2,150
 Food & Beverage                        2,016      0.1%  $      13       1,880      0.1%  $      13       4,250      0.4%  $      28
 Telephone                             27,010      1.6%  $     180      27,072      1.4%  $     180      33,292      2.9%  $     222

Undistributed Operating Expenses
 Administrative & General             118,394      7.2%  $     789     126,816      6.7%  $     845     115,703      9.9%  $     771
 Management                            82,318      5.0%  $     549      94,170      5.0%  $     628      58,223      5.0%  $     388
 Marketing                             65,306      4.0%  $     435      77,087      4.1%  $     514     119,573     10.3%  $     797
 Utilities                             72,022      4.4%  $     480      71,985      3.8%  $     480      64,511      5.5%  $     430
 Property Operations & Maintenance     62,930      3.8%  $     420      66,526      3.5%  $     444      71,254      6.1%  $     475
 Capital Expenditures                  14,677      0.9%  $      98      88,008      4.7%  $     587      23,452      2.0%  $     156
 Miscellaneous                          4,632      0.3%  $      31       4,184      0.2%  $      28       2,625      0.2%  $      18

Fixed Charges
 Property fax & License                13,046      0.8%  $      87      12,863      0.7%  $      86      14,946      1.3%  $     100
 Insurance                             13,186      0.8%  $      88       7,711      0.4%  $      51       9,543      0.8%  $      64
 Ground Lease                          23,170      1.4%  $     154      23,170      1.2%  $     154      23,170      2.0%  $     154
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                     $  837,915     50.9%  $   5,586  $  977,886     51.9%  $   6,519  $  863,107     74.1%  $   5,754

NET OPERATING INCOME               $  808,442     49.1%  $   5,390  $  905,508     48.1%  $   6,037  $  301,344     25.9%  $   2,009
------------------------------------------------------------------------------------------------------------------------------------

                                     Trailing 12
                                     Months 8/96
======================================================================
Occupancy Rate                            48.00%
Average Room Rate                         $58.37
----------------------------------------------------------------------
REVENUES                                        % Total    Per Room
 Room Rentals                      $1,518,866     93.4%  $   10,126
 Restaurant                            37,097      2.3%  $      247
 Telephone                             39,354      2.4%  $      262
 Other Income                          30,492      1.9%  $      203
----------------------------------------------------------------------
Total Revenue                      $l,625,809    100.0%  $   10,839

EXPENSES
Departmental Expenses
 Rooms Department                     344,019     21.2%  $    2,293
 Food & Beverage                   $    7,071      0.4%  $       47
 Telephone                             35,061      2.2%  $      234

Undistributed Operating Expenses
 Administrative & General             106,088      6.5%  $      707
 Management                            81,290      5.0%  $      542
 Marketing                            114,084      7.0%  $      761
 Utilities                             74,628      4.6%  $      498
 Property Operations & Maintenance     75,894      4.7%  $      506
 Capital Expenditures                  26,050      1.6%  $      174
 Miscellaneous                          3,693      0.2%  $       25

Fixed Charges
 Property fax & License                34,497      2.1%  $      230
 Insurance                             10,057      0.6%  $       67
 Ground Lease                          23,170      1.4%  $      154
----------------------------------------------------------------------
Total Expenses                     $  935,542     57.5%  $    6,237

NET OPERATING INCOME               $  690,267     42.5%  $    4,602
----------------------------------------------------------------------

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. The subject's occupancy was 63 percent in 1993, 64 percent in 1994 and decreased to 37 percent in 1995 and 48 percent for the trailing 12 months in 1996, due to the loss of available rooms during the major renovation the property undergone. We expect occupancy to return to historic levels in the low 60 percent range.

The average daily room rate has increased from $45.47 in 1993 to $58.37 in 1996. We expect the subject property to maintain its historic operations which are within this range of the market for the foreseeable future. The Smith Travel Research report located in the addenda indicates that occupancy market wide has increased from 62.9 percent in 1993 to 64.8 percent in 1994 to 67.5 percent in 1995 and is achieving 70.3 percent in the first nine months of 1996. The average daily rates have similarly increased from $55.14 in 1993 to $66.07 in 1996. These figures reflect support for the subject's operations. Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will maintain average occupancy rate of 72 percent per year. An average daily rate of $62 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.50 percent of room revenues and miscellaneous other income from vending machines and similar items, which is estimated at 0.8 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses -Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,150 to $2,509 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,300 per room for departmental room expense which is similar to the subject's actual historical performance.


                                                                              95
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 80 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 6.5% and 9.9% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 7.0% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.


                                                                              96
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.2% to 3.7% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.8 to 5.5 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 5.0 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.5 and 6.1 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 5.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $56,630. Taxes are based on annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are projected at $60,000 in our projections to account for personal property taxes.


                                                                              97
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.4 and 0.8 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.60 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations.
In the final analysis we relied on the subject's history.

Ground Lease Payment

The subject property is encumbered with a long term ground lease that commenced in January 1961. The City of Richland leased the subject and later accepted an assignment of the lease to Mark Hemstreet. The initial term of the lease is 55 years, expiring on December 31, 2015. The lease includes one 44-year renewal option at the same terms except for rent which is to be renegotiated at market rent. The ground lease calls for monthly lease payments of 1 percent of the total monthly gross receipts of all businesses located on the site, not to exceed $7,500 in any annual period. However, later modifications to the original lease has modified this ceiling, and the current is $33,238 per year. We have used this fixed rent for the duration of our cash flow analysis.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items. The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%. They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.


                                                                              98
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Capitalization Analysis

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


                                                                              99
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Capitalization Analysis

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


                                                                             100
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

o In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is over 20 years old but has recently been extensively renovated.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, and considering it's long term ground leasehold status, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $7,790,756
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


                                                                             101
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging


                                                                             102
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o     Survey of investors' acceptable yield rates

o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:


                                                                             103
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

                          Yields on Selected Securities
--------------------------------------------------------------------------------
    Period       Aaa Bonds   Baa Bonds  Treasury Securities  Treasury Securities
                                            (Long Term)          (Five Year)
--------------------------------------------------------------------------------
  March 1995       8.12%       8.70%           7.45%                7.05%
--------------------------------------------------------------------------------
September 1995     7.32%       7.93%           6.55%                6.00%
--------------------------------------------------------------------------------
  April 1996       6.80%       7.47%           6.05%                5.36%
--------------------------------------------------------------------------------
   Average         7.41%       8.03%           6.68%                6.14%
--------------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, and its long term ground leasehold status, the discount rate could be reflected as follows:

      "Risk Free" Capital Market Return Rate:           8.00% +/-
      Real Estate Risk and Illiquidity Premium:         4.00% +/-
      Hotel-Going Concern Risk based premium:           1.50% +/-
                                                        ---------

      Total Return Expectation-Going Concern Hotels:    13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.


                                                                             104
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis


Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $7,834,401
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the leasehold estate, via the Income Approach are summarized below:

             Direct Capitalization - Fiscal 1996 Income - $7,790,029

                   Discounted Cash Flow Analysis - $7,834,401

                               Rounded $7,800,000
                                       ==========


                                                                             105
----------------------------------
James Ratkovich & Associates, Inc.

                                                      SHILO INN
# of Rooms                                     150    50 Comstock Street                                   Ground Leased
Growth Rate:                                  3.0%    Richland WA
---------------------------------------------------------------------------------------------------------------------------------
                                           % Total      1            2            3            4            5            6
Fiscal Year (12/1 TO 11/30)                Revenue     1997         1998         1999         2000         2001         2002
=================================================================================================================================
Room Nights Available                           --       54,750       54,750       54,750       54,750       54,750       54,750
Number of Occupied Rooms                        --       32,850       33,945       33,945       33,945       33,945       33,945
Occupancy Rate                                  --        60.00%       62.00%       62.00%       62.00%       62.00%       62.00%
Average Room Rate                               --   $    58.50   $    60.26   $    62.06   $    63.92   $    65.84   $    67.82
---------------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                                94.29%  $1,921,725   $2,045,356   $2,106,717   $2,169,918   $2,235,016   $2,302,066
 Telephone                                    2.20%      44,838       44,998       46,348       47,738       49,170       50,645
 Restaurant Revenue                           2.00%      40,761       41,984       43,244       44,541       45,877       47,254
 Other Income                                 1.60%      30,748       32,726       33,707       34,719       35,760       36,833
                                         ----------------------------------------------------------------------------------------
Total Revenue                                100.0%  $2,038,072   $2,165,064   $2,230,016   $2,296,916   $2,365,824   $2,436,798

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                     $   2,300      345,000      355,350      366,011      376,991      388,301      399,950
 Telephone (% of Departmental Income)         80.0%      35,870       35,998       37,078       38,191       39,336       40,516
                                         ----------------------------------------------------------------------------------------
Total Departmental Expenses                   18.7%  $  380,870   $  391,348   $  403,089   $  415,181   $  427,637   $  440,466

Undistributed Operating Expenses
 Administrative & General                      7.0%     142,665      146,945      151,353      155,894      160,571      165,388
 Management                                    5.0%     101,904      108,253      111,501      114,846      118,291      121,840
 Furniture, Fixtures & Equipment Reserves      3.0%      61,142       64,952       66,900       68,907       70,975       73,104
 Franchise & Marketing                         8.0%     163,046      173,205      178,401      183,753      189,266      194,944
 Utilities                                     5.0%     101,904      108,253      111,501      114,846      118,291      121,840
 Property Operations & Maintenance             5.0%     101,904      108,253      111,501      114,846      118,291      121,840
 Miscellaneous                                 1.0%      20,381       21,651       22,300       22,969       23,658       24,368
                                         ----------------------------------------------------------------------------------------
Total Undistributed Expenses                  34.0%  $  692,944   $  731,512   $  753,458   $  776,061   $  799,343   $  823,323

Total Expenses Before Fixed Charges           52.7%  $1,073,814   $1,122,860   $1,156,546   $1,191,243   $1,226,980   $1,263,789
Income Before Fixed Charges                   47.3%  $  964,257   $1,042,203   $1,073,469   $1,105,674   $1,138,844   $1,173,009

Fixed Charges
 Property Tax & License                        2.9%      60,000       61,800       63,654       65,564       67,531       69,556
 Insurance                                    0.60%      12,228       12,595       12,973       13,362       13,763       14,176
 Ground Lease (No growth per lease)            1.6%      33,238       33,238       33,238       33,238       33,238       33,235
 Buildings Reserve for Replacement             2.0%      40,761       41,984       43,244       44,541       45,877       47,254
                                         ----------------------------------------------------------------------------------------
Total Fixed Charges                            7.3%  $  146,228   $  149,618   $  153,109   $  156,705   $  160,409   $  164,224

NET OPERATING INCOME                          40.0%  $  818,029   $  892,586   $  920,360   $  948,968   $  978,435   $1,008,785
Present Value of Income Stream                  --      720,731      692,880      629,463      571,832      519,460      471,871
 Discounted at                               13.50%
Total Present Value of Income Stream                              $5,099,048

REVERSION ANALYSIS
 Eleventh Year Income                                $1,174,752
 Reversion Capitalized @                                 11.50%
 Reversion                                          $10,215,235                                      DIRECT CAPITALIZATION
 Less Sales Expense                                        5.0%                                   **********************************
 Net Reversion                                        9,704,473                                   Net Operating Income      $818,029
 Discount rate                                           13.50%                                      (1997)
 Present Value of Reversion                                       $2,735,353                      Overall Rate                10.50%
                                                                  ----------                                              ----------

TOTAL PRESENT VALUE                                               $7,834,401                      Indicated Value         $7,790,756

Concluded Value via Income Approach                               $7,800,000      $52,000 /Room
                                                                  ==========


# of Rooms
Growth Rate:
--------------------------------------------------------------------------------------------------------
                                            7            8            9            10           11
Fiscal Year (12/1 TO 11/30)                2003         2004         2005         2006         2007
========================================================================================================
Room Nights Available                        54,750       54,750       54,750       54,750       54,750
Number of Occupied Rooms                     33,945       33,945       33,945       33,945       33,945
Occupancy Rate                                62.00%       62.00%       62.00%       62.00%       62.00%
Average Room Rate                        $    69.85   $    71.95   $    74.11   $    76.33   $    75.62
--------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                            $2,371,128   $2,442,262   $2,515,530   $2,590,996   $2,668,726
 Telephone                                   52,165       53,730       55,342       57,002       58,712
 Restaurant Revenue                          48,671       50,131       51,635       53,184       34,780
 Other Income                                37,938       39,076       40,245       41,456       42,700
                                         ---------------------------------------------------------------
Total Revenue                            $2,509,902   $2,585,199   $2,662,755   $2,742,638   $2,824,917

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                        411,948      424,306      437,036      450,147      463,651
 Telephone (% of Departmental Income)        41,732       42,984       44,273       45,602       46,970
                                         ---------------------------------------------------------------
Total Departmental Expenses              $  453,680   $  467,290   $  481,309   $  495,748   $  510,621

Undistributed Operating Expenses
 Administrative & General                   170,349      175,460      180,724      186,145      191,730
 Management                                 125,495      129,260      133,135      137,132      141,246
 Furniture, Fixtures & Equipment Reserves    75,297       77,556       79,883       82,279       84,748
 Franchise & Marketing                      200,792      206,816      213,020      219,411      225,993
 Utilities                                  125,495      129,260      133,138      137,132      141,246
 Property Operations & Maintenance          125,495      129,260      133,138      137,132      141,246
 Miscellaneous                               25,099       25,852       26,628       27,426       28,249
                                         ---------------------------------------------------------------
Total Undistributed Expenses             $  848,023   $  873,464   $  899,668   $  926,658   $  954,457

Total Expenses Before Fixed Charges      $1,301,703   $1,340,754   $1,380,977   $1,422,406   $1,465,078
Income Before Fixed Charges              $1,208,199   $1,244,445   $1,281,779   $1,320,232   $1,359,839

Fixed Charges
 Property Tax & License                      71,643       73,792       76,006       78,286       80,635
 Insurance                                   14,601       15,039       15,491       15,955       16,434
 Ground Lease (No growth per lease)          33,238       33,238       33,238       33,238       33,238
 Buildings Reserve for Replacement           48,671       50,131       51,635       53,184       54,780
                                         ---------------------------------------------------------------
Total Fixed Charges                      $  168,154   $  172,201   $  176,370   $  180,664   $  185,087

NET OPERATING INCOME                     $1,040,045   $1,072,244   $1,105,408   $1,139,568   $1,174,752
Present Value of Income Stream              428,629      389,338      353,639      321,204           --
 Discounted at
Total Present Value of Income Stream

REVERSION ANALYSIS
 Eleventh Year Income
 Reversion Capitalized @
 Reversion
 Less Sales Expense
 Net Reversion
 Discount rate
 Present Value of Reversion


TOTAL PRESENT VALUE

Concluded Value via Income Approach


50 Comstock Street, Richland, WA
--------------------------------


                          RECONCILIATION AND CONCLUSION

          Cost Approach                               $8,900,000
          Market Approach                             $7,850,000
          Income Approach                             $7,800,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


                                                                             107
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Leasehold Estate, was:

                                   $7,800,000
                                   ==========

                      (Including Value of FF&E - $450,000)


                                                                             108
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Kevin McCauliff made a personal inspection of the property that is the subject of this report. Mr. Hammad did not make an inspection of the property.

In addition to the undersigned Mr. Kevin McCauliff, MAI performed the field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.



/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
WA No. 446CA-T611


                                                                             109
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

    MAI, Member Appraisal Institute #10,868
    GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

    Certified General Appraiser, California
    #AG002849, Expires 2/1/97
    Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                     1988 to Present

President
    Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                            1986 to 1988

Director of Real Estate Valuation
    Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA                1985 to 1986

Assistant Vice President
    Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                           1984 to 1985

Associate Appraiser
    Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


                                                                             110
----------------------------------
James Ratkovich & Associates, Inc.

50 Comstock Street, Richland, WA
--------------------------------


                                     ADDENDA


                                                                             111
----------------------------------
James Ratkovich & Associates, Inc.

[LOGO] RICHLAND

                                City of Richland

                      505 Shift Blvd., Richland, WA 99352

                              REQUEST FOR BILLING

                                                           ---------------------
                                                           FOR USE BY ACCOUNTING

--------------------------------------------------               10/24/96
           SHILO INN - RIVERSHORE                          ---------------------
                                                                INVOICE DATE
              50 COMSTOCK ST
           RICHLAND               WA  99352                        18857
--------------------------------------------------         ---------------------
                                                               INVOICE NUMBER

                                                                     71
                                                           ---------------------
                                                              CUSTOMER NUMBER
                                                           ---------------------

================================================================================
                  DESCRIPTION                      CHARGES           SUBTOTAL
================================================================================

      NOV 96 LEASE/LEASEHOLD TAX
  LEASE/LEASEHOLD TAX


                                                  2,769.84           2,769.84



================================================================================
                                               *SALES TAXED

                                                     SUB-TOTAL       2,769.84
                                                                ----------------

      LATE CHARGES OF 1% PER MONTH WILL
      BE ASSESSED ON UNPAID BALANCE IF               SALES TAX  ----------------
      INVOICE IS NOT PAID WITHIN 30 DAYS OF
      BILLING. ANNUAL PERCENTAGE 12%.

                                                     TOTAL           2,769.84
                                                                ----------------


DIVISION  FINANCE                     NUMBER  410     DATE  10/24/96


CONTACT   ACCOUNTS RECEIVABLE CLERK   PHONE  943-7310

RETURN TO:                                          VOL  500  PAGE 410
BERNARD, KNEELAND, CRAWFORD [ILLEGIBLE]             FILED BY 88-1264
1105 Standard Plaza                                 JAN 27 1057 AM '88
1100 SW 6th Avenue                                  BOBBIE [ILLEGIBLE], AUDITOR
Portland, Oregon 97204-1085                         DEPUTY____________
                                                    RECORDED IN VOL 500


                               ASSIGNMENT OF LEASE

IDC:        International Dunes Company,
            a partnership

HEMSTREET:  Mark S. Hemstreet

                                    RECITALS:

A. On March 2, 1967, the City of Richland, Washington, as Lessor, entered into a lease with Richland Marina Inc., as Lessee, which lease is recorded under Benton County, Washington, Auditor's file number 660524.

B. The lease was assigned by Richland Marina Inc. to the Merit Company by an assignment of lease recorded under Benton County Auditor's file number 557612.

C. The lease was amended by an agreement dated December 20, 1976, recorded under Benton County Auditor's file number 718509.

D. The lease was assigned by the Merit Company to IDC by an assignment dated January 15, 1978, and consented to by the City of Richland on March 7, 1978.

E. A utility easement was granted to the City of Richland by IDC pursuant to an amendment dated March 16, 1983, recorded in Benton County Auditor's file number. 874415.

F. A portion of the leased ground (1.596 acres) was relinquished by IDC to the City of Richland pursuant to an agreement dated December 1986.

NOW, THEREFORE,

      For valuable consideration, IDC hereby assigns to Hemstreet all of IDC's right, title and interest as lessee in that certain lease dated June 16, 1961, between the City of Richland, as Lessor, and Richland Marina, Inc., as Lessee (Benton County Auditor's file number 556950), subject to all of the additions, deletions, amendments and changes thereto.

      In accepting this assignment, Hemstreet agrees to assume, and by these presents does assume, the obligations of the lessee under such lease and agrees to hold IDC and its partners harmless and indemnify them, to include attorneys' fees and costs, from all damage and loss for the


Page 1.  Assignment of Lease
performance of all of the covenants and conditions of the above-described lease.

      In accepting this lease assignment, Hemstreet agrees to assume, and does hereby assume, the existing mortgage with U.S. National Bank of Oregon on such premises.

      DATED: October 1, 1987


                                     INTERNATIONAL DUNES COMPANY,
                                     an Oregon general partnership

                                     by /s/ Jim E. Hemstreet
                                        ----------------------------------------
                                        Jim E. Hemstreet, partner


                                     by /s/ Linda D. Lusk
                                        ----------------------------------------
                                        Linda D. Lusk, partner



                                        /s/ Mark S. Hemstreet
                                        ----------------------------------------
                                        Mark S. Hemstreet, assignee


STATE OF OREGON      )
                     )  ss.
County of Washington )

      On this day personally appeared before me JIM E. HEMSTREET who executed the within and foregoing instrument on behalf of INTERNATIONAL DUNES COMPANY, an Oregon partnership, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this 1st day of October, 1987.


                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Notary Public in and for the
                                       State of Oregon
                                       Residing at Portland, Oregon
                                       My Commission Expires:  8/6/89

    SEAL

[ILLEGIBLE]

NOTARY PUBLIC

STATE OF OREGON


STATE OF OREGON      )
                     )  ss.
County of Washington )

      On this day personally appeared before me LINDA D. LUSK


Page 2.  Assignment of Lease
who executed the within and foregoing instrument on behalf of INTERNATIONAL DUNES COMPANY, an Oregon partnership, and acknowledged that she signed the same as her free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this 1st day of October, 1987.


                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Notary Public in and for the
                                       State of Oregon
                                       Residing at Portland, Oregon
                                       My Commission Expires:  8/6/89

    SEAL

[ILLEGIBLE]

NOTARY PUBLIC

STATE OF OREGON


STATE OF OREGON      )
                     )  ss.
County of Washington )

      On this day personally appeared before me MARK S. HEMSTREET to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this 4th day of November, 1987.

      SEAL

MARGARET C. TAYLOR

  NOTARY PUBLIC

  STATE OF OREGON
                                       /s/ Margaret C. Taylor
                                       -----------------------------------------
                                       Notary Public in and for the
                                       State of Oregon
                                       Residing at Portland, Oregon
                                       My Commission Expires: 4/23/88


Page 3.  Assignment of Lease

                         CONSENT TO ASSIGNMENT BY LESSOR

            THE CITY OF RICHLAND, WASHINGTON, a Washington municipal corporation, hereby consents to the foregoing Assignment of the Lessee's interest in said lease dated June 16, 1961, this consent given this 22nd day of December, 1987, but nothing herein contained shall be deemed to release the Assignor, International Dunes Company from its obligations under the lease hereby assigned and the City of Richland expressly disclaims any liability for any prior assignments, encumbrances or indentures of the leasehold interest of any nature which may have been made or created by International Dunes Company without approval of the City of Richland.


                                       CITY OF RICHLAND
                                       a municipal corporation



                                       BY: /s/ Neal J. Shulman
                                           -------------------------------------
                                           NEAL J. SHULMAN
                                           CITY MANAGER

ATTEST:


BY: /s/ Leslie Smith
    ---------------------------
    LESLIE SMITH
    CITY CLERK

APPROVE AS TO FORM:


BY: /s/ Thomas O. Lampson
    ---------------------------
    THOMAS O. LAMPSON
    CITY ATTORNEY

                               ASSIGNMENT OF LEASE

            This Assignment of Lease is by and between the MERIT COMPANY, a Washington corporation, hereinafter referred to as "Assignor", and INTERNATIONAL DUNES COMPANY, a partnership, hereinafter referred to as "Assignee".

            WHEREAS, by Lease Agreement dated the 16th day of June, 1961, and recorded under Benton County Auditor, Washington, File No. 556950, made between the City of Richland, Washington, a municipal corporation, as Lessor, and Richland Marina, Inc., a corporation, Lessee, for a term of fifty-five (55) years, beginning January 1, 1961, and containing an option to extend for a further period of forty-four (44) years, covering the real property situated in the City of Richland, Benton County, Washington, described in said Lease, which legal description is attached hereto marked Exhibit "1" and incorporated herein by reference, and which Lease Agreement was amended by written instrument, which Lease Agreements are herein called "Lease"; and

            WHEREAS, MERIT COMPANY, a Washington corporation is now the owner and holder of the Lessee's interest in said Lease and leasehold created thereby, under Assignment of Lease recorded under Benton County, Washington, Auditor's File No. 557612, in Volume 223 at Page 686.

1.    ASSIGNMENT:

            Now, Therefore; Assignor for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the obligations of and payments by Assignee hereinafter mentioned, does hereby transfer, assign and convey to Assignee the above described Lease, as amended, together with all rights, titles and options conferred thereby and existing thereunder, together with the leasehold estate in and leasehold improvements upon the above described real property.

                                   EXHIBIT "A"

2.    ASSIGNEE COVENANTS TO PAY RENT, PERFORM OBLIGATIONS AND INDEMNIFY
      ASSIGNOR:

      The Assignee does hereby agree to pay the rents and all other payments, taxes, assessments, levies and governmental charges of all and every kind as specifically and generally set out and described in said Lease Agreement and required to be paid by the Assignor as successor Lessee, and the Assignee does further agree to perform all of the obligations required to be performed by the Assignor as substitute Lessee. It is the intent and purpose of this Agreement that Assignee shall do and perform all and every one of the conditions, requirements and obligations of the original fifty-five (55) year Lease and any extension thereof and Assignee covenants to keep indemnified the Assignor against all actions, claims and demands whatsoever in respect of all rents, covenants, conditions and stipulations or anything relating thereto during the continuance of the unexpired term of said Lease and any extension thereof, but not for matters arising thereunder prior to the effective date hereof: The15th day of July, 1976.

3.    DEFAULT:

      It is understood and agreed that if default should be made by Assignee herein in the payment of any monthly installment of rent when due, as in said Lease Agreement provided, or if it shall fail to pay any taxes, assessments or governmental charges, lawfully levied, assessed or charged against the demised premises, or which might become a lien upon said premises, or the improvements thereon, or any part thereof, before any penalty shall accrue on account of default in such payment, and such default shall continue for a period of ten
(10) days after written notice to Assignee, then in any of such events, and whenever or as often as they occur, Assignor shall, at its election, at or after the expiration of said ten (10) days notice, have the right to declare this transfer and assignment ended; and Assignor thereupon may re-enter the demised premises and take full and complete possession thereof and any of the improvements on the demised premises or any part thereof, either with or without process of law; Assignee hereby waiving any further demand for the rent on the premises and any demand for the possession of the premises or the improvements situated thereon; and, if, thereafter Assignee, its agent, attorney or tenant shall hold possession of said premises or any part thereof one day after the same should have been surrendered according to the terms hereof, they shall be guilty of forcible detainer of such premises and shall be subject to eviction and removal, forcibly or otherwise, with or without process of law; or

            (b) If default be made by Assignee herein in the performance of any one or more of the covenants contained in this transfer and assignment (other than the convenants to pay rent or other monies as provided in subdivision (a) above), and Assignor or the City of Richland shall, in writing, notify Assignee of such default or defaults and if such are not corrected by Assignee within thirty (30) days from the date of said notice, then Assignor may forthwith declare this transfer and assignment cancelled in the same manner and with the same results specified in subdivision (a) next above.

      Upon any termination of this transfer and assignment, as provided in this paragraph 3 for it to be terminated upon default of Assignee; all improvements, of every kind and character, placed upon said premises shall become the property of the Assignor and Assignee shall not thereafter have any claim or right thereto.

4.    EVIDENCE OF COMPLIANCE:

      It is further understood and agreed that in every case wherein the original fifty-five (55) year Lease hereby transferred requires any notice from the Lessee therein or any evidence of compliance with any condition thereof whatsoever that like notice shall be given Assignor and like evidence shall be furnished to Assignor. It is further agreed in the event of any violation of or non-compliance with the requirements of said Lease as a result thereof a notice is served by the City of Richland under the provisions of said Lease Agreement that such notice shall be equivalent to a notice from the Assignor herein and the grace period of notice provided herein shall begin to run on and from the same day and date that any such notice time begins run on such notice under said Lease; and Assignor herein shall not be required to further notify Assignee.

5.    WAIVER:

      The non-enforcement by Assignor of the breach of any term, covenant or condition herein stipulated, shall never be construed to be a waiver of any other or succeeding breach of any term, condition or covenant herein imposed upon Assignee.

6.    NOTICES:

      All notices and delivery of papers herein mentioned and required to be given shall be given in writing by certified mail properly addressed to the address of the party for whom it is intended, and a certified receipt from the postal authorities of the United States showing the mailing to such party by certified mail at the proper address, together with a copy of the notice sent in the hands of the sending party, shall conclusively establish the giving of such notice, as of the date of mailing.

7.    BINDING EFFECT:

      All the provisions, obligations, agreements, stipulations, covenants and conditions herein contained shall inure to the successors and assigns of the parties hereto, respectively, and be binding in all respects upon them in the same manner and to the same effect as the parties hereto are bound.

      This Assignment is given in performance of a contract of sale dated July 15, 1976 between the parties hereto, and is subject to any taxes, liens or encumbrances placed or suffered by the Assignee or anyone claiming under said Assignee.

            IN WITNESS WHEREOF, the Assignor and Assignee have executed this Agreement this 15th day of January, 1978.


     ASSIGNOR:                          MERIT COMPANY,
                                        a Washington corporation


                                        By /s/ [ILLEGIBLE]
                                           -------------------------------------
                                                  President

ATTEST:

By: /s/ [ILLEGIBLE]
    -------------------------
          Secretary


ASSIGNEE:                               INTERNATIONAL DUNES COMPANY
                                        a Partnership


                                       By /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                                         Partner

                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                                         Partner

                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                                         Partner

                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                                         Partner

                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                                         Partner


                                          --------------------------------------
                                                                         Partner

                                          --------------------------------------
                                                                Managing Partner

STATE OF WASHINGTON )
                    ) ss
County of Pierce    )

            On this 15th day of January, 1978, before me. A Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared [ILLEGIBLE] and [ILLEGIBLE], to me known to be the President and Secretary of the MERIT COMPANY, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

            WITNESS my hand and official seal hereto affixed the day and year above written.


                                       /s/ John A. Paglia
                                       -----------------------------------------
                                       NOTARY PUBLIC IN AND FOR THE STATE OF
                                       WASHINGTON, RESIDING AT Tocoma

              SEAL
         JOHN A. PAGLIA
          NOTARY PUBLIC
       STATE OF WASHINGTON
COMMISSION EXPIRES NOV. 14, 1981

                         LEASE ADDENDUM - SIGN EASEMENT

      This addendum is to that certain lease entered into on March 2 1967 between the City of Richland, Lessor, and the Richland Marina, Inc., Lessee, said lease being recorded under Benton County, Washington, Auditor's file number 660524.

                                    RECITALS:

A. The lease was assigned by Richland Marina, Inc. to the Merit Company by an assignment of lease recorded under Benton County Auditor's file number 557612.

B. The lease was amended by an agreement dated December 20, 1976, recorded under Benton County Auditor's file number 718509.

C. The lease was assigned by the Merit Company to IDC by an assignment dated January 15, 1978, and consented to by the City of Richland on March 7, 1978.

D. A utility easement was granted to the City of Richland by IDC pursuant to an amendment dated March 16, 1983, recorded under Benton County Auditor's file number 674415.

E. A portion of the leased ground (1.596 acres) was relinquished by IDC to the City of Richland pursuant to an agreement dated December, 1986.

F. An assignment of the lease from International Dunes Company to Mark S. Hemstreet, said assignment dated October 1, 1987 and consented to by the City of Richland on December 22, 1987.

      NOW, THEREFOR, said lease document contains a clause relating to an easement for operation and maintenance of a sign located in said Block 564, Plat of Richland. In reference to sub-paragraph 3 on page 4 of said lease document, the easement established for operation and maintenance of a sign has been modified as legally described herein:

      Beginning at the intersection of the centerlines of George Washington Way and Comstock Street; thence S 20(degree)29'10"E, along the centerline of said George Washington Way, 86.31 feet; thence S 23(degree)25'36"E, along said centerline, 33.37 feet; thence N 66(degree)34'24"E, 70.00 feet to the easterly margin of George Washington Way as described in easement deed and City of Richland Ordinance No. 20-90 recorded under Auditor's File No. 90-13546, and the True Point of Beginning; thence S 23(degree)25'47"E, along said easterly margin, 17.50 feet; thence N 66(degree)34'13"E, 24.41 feet; thence N 23(degree)25'47"E, 35.00 feet; thence S 66(degree)34'13"W,
      24.24 feet to a point on the arc of a curve;

      the radial bearing to center being N 82(degree)57'30"E; thence southwesterly along the arc of said curve, to the left, through a central angle of 0(degree)24'00", 0.63 feet, thence S 23(degree)25'47"E, 16.90 feet to the True Point of Beginning.

      DATED this 29th day or November, 1990.


CITY OF RICHLAND                       SHILO INN - RIVERSHORE



/s/ Joseph C. King                     /s/ Mark S. Hemstreet
--------------------------             ---------------------------------
JOSEPH C. KING                         MARK S. HEMSTREET
City Manager                           Assignee


APPROVED AS TO FORM:



/s/ Thomas O. Lampson
--------------------------
THOMAS 0. LAMPSON
City Attorney

                                 LEASE AMENDMENT

            WHEREAS, a Lease Agreement was entered into the 16th day of June, 1961, between the City of Richland as Lessor, and Richland Marina, Inc., as Lessee, which lease was recorded under Benton County, Washington, Auditor's File No. 556950; and

            WHEREAS, on March 2, 1967, that Lease Agreement above described, was supplemented by an additional agreement between the City of Richland, as Lessor, and the Merit Company, as Lessee, recorded under Benton County, Washington, Auditor's File No. 660524; and

            WHEREAS, the Merit Company, a Washington Corporation, became successor Lessee to Richland Marina, Inc. pursuant to Assignment of Lease from Richland Marina, Inc. to Merit Company, recorded under Benton County, Washington, Auditor's File No. 557612; and

            WHEREAS, the Lease Agreement was thereafter amended by Lease Amendment dated the 20th day of December, 1976, and recorded under Benton County, Washington, Auditor's File No. 718509; and

            WHEREAS, the International Dunes Company, a partnership, became successor Lessee to Merit Company, pursuant to Assignment of Lease dated January 15, 1978, from Merit Company to International Dunes Company, and consented to by the City of Richland on March 7, 1978; and

            WHEREAS, the City of Richland is desirous of a 7.5 foot utility easement and a 17.5 foot construction easement for use in installing a new sewer main along the southeasterly portion of the leasehold premises;

            NOW, THEREFORE, it is agreed between the International Dunes Company, a partnership, and the City of Richland, a Municipal Corporation, that that certain Lease Agreement dated June 16, 1961, and recorded under Benton County, Washington, Auditor's File No. 556950, together with all documents comprising that Lease Agreement, should be, and hereby is amended in the following particulars:

            The property legal description described in the Lease Agreement dated June 16, 1961 and the Lease Amendment dated December 20, 1976, shall be amended to include the following easements granted and/or reserved to Lessor:

            1) A utility easement, for the purpose of constructing, installing, maintaining, repairing and operating the effluent line for the sewage treatment plant with full right to go upon said premises at any time for such purposes, together with the right to trim brush and trees that may interfere with the construction, maintenance and operation of same, described as follows:

            The South 7.5 feet of that portion of Block 564, Plat of Richland, Recorded in Volumes 6 and 7 of Plats, Records of Benton County, Washington, as described in the lease agreement recorded in Volume 319, Page 992, Records of Benton County, Washington.

            2) A temporary construction easement, for the purpose of installing the effluent line for the sewage treatment plant with full right to go upon said premises at any time for such purposes, until final approval of the sewer construction contract, however, not to exceed two years from date described as follows:

            The North 17.5 feet of the South 25 feet of that portion of Block 564, Plat of Richland, Recorded in Volume 6 and 7 of Plats, Records of Benton County, Washington, as described in the lease agreement recorded in Volume 319, Page 992, Records of Benton County, Washington.

            All property within the construction easement will be returned to equal or better condition at the completion of said construction work.

            International Dunes Company, an Oregon Partnership, hereby approves and consents to the within and foregoing amendment to that certain Lease Agreement described above.



/s/ [ILLEGIBLE]
----------------------------

/s/ [ILLEGIBLE]
----------------------------

----------------------------

----------------------------

----------------------------

DATED this 4 day of March, 1983.


                                       /s/ Neal J. Shulman
                                       ---------------------------------
                                       NEAL J. SHULMAN
                                       City Manager

/s/ Leslie A. Smith
----------------------------
Leslie A. Smith
City Clerk


FORM APPROVED:


/s/ James Taylor
----------------------------
JAMES TAYLOR
City Attorney

                                                                     [ILLEGIBLE]

                                 LEASE AMENDMENT

            WHEREAS, a Lease Agreement was entered into the 16th day of June, 1961, between the City of Richland as Lessor, and Richland Marina, Inc., as Lessee, which lease was recorded under Benton County, Washington, Auditors's File No. 556950; and

            WHEREAS, on March 2, 1967, that Lease Agreement above described, was supplemented by an additional agreement between the City of Richland, as Lessor, and the Merit Company, as Lessee, recorded under Benton County, Washington, Auditor's File No. 660524; and

            WHEREAS, the Merit Company, a Washington Corporation, is now the owner and holder of the Lessee's interest in said Lease and Leasehold created thereby, under assignment of lease recorded under Benton County, Washington, Auditor's File No. 557612, Volume 223, at Page 686; and

            WHEREAS, the Merit Company has entered into a conditional sale agreement with International Dunes Company, a partnership, whereby the Merit Company has conditionally sold the leasehold interest created pursuant to the above described agreements; and

            WHEREAS, the land forming the subject matter of the leasehold agreement has recently been surveyed for the purpose of redefining the leasehold boundaries in an appropriate manner; and;

            WHEREAS, the Merit Company and International Dunes are desirous of obtaining an 80 foot non-exclusive roadway easement

                                                        CITY OF RICHLAND
                                                          [ILLEGIBLE]
from George Washington Way to the Rivershore leasehold premises, along what would otherwise be an extension of Comstock Street, as well as a sign easement, in exchange for which they are agreeable to the extinguishment and relinquishment to the City of an unused and undeveloped 60 foot access easement at a more northerly point; and

            WHEREAS, the Merit Company and the City of Richland, with the agreement of International Dunes Company, are satisfied that the legal description of the leasehold premises should be amended to reflect desires of the parties;

            NOW, THEREFORE, it is agreed between the Merit Company, a Washington Corporation, and the City of Richland, a Municipal Corporation, that that certain Lease Agreement dated June 16, 1961, and recorded under Benton County, Washington, Auditor's file No. 556950, together with all documents comprising that Lease Agreement should be, and hereby is, amended in the following particulars:

            A) The legal description of the property forming the subject matter of the leasehold interest is amended to read as follows:

            A parcel of land situated in the City of Richland, Benton County, Washington, described as follows:

            Beginning at the intersection of the centerlines of George Washington Way and Bradley Street (coordinates N. 344.455.81, E. 2,310,910.61); Thence N83(degrees)25'55" E and following the centerline of Bradley Street, 825.42 feet; Thence
            S06(degrees)34'05"E, 30.00 feet; Thence S84(degrees)28'05"E, 353.31 feet, Thence S39(degrees)32'35"E, 300.00 feet; Thence
            S50(degrees)27'25"W, 28.76 feet to an intersection with the Five Year Flood Traverse line, terminated by U.S. Corps of

            Engineers Monuments U-41-A and U-42, and the True Point of Beginning; Thence continuing S50(degrees)27'25"W, 300.36 feet; Thence S87(degrees)06'47"W, 90.30 feet; Thence S02(degrees)53'13"E,
            27.82 feet; Thence S87(degrees)06'47"W 120.00 feet; Thence S02(degrees)53'13"E, 396.68 feet; Thence S39(degrees)32'35"E, 115.00 feet; Thence N50(degrees)27'25"N, 40.00 feet; Thence S39(degrees)32'35"E, 900.00 feet; Thence S50(degrees)27'25"E, 40.00 feet; Thence S39(degrees)32'35"E, 281.21 feet to an intersection with the Northerly boundary of a parcel of land described in a lease recorded under Auditor's File No. 550,341; Thence N50(degrees)22'34"E and following the Northerly boundary of said lease, 855.32 feet to an intersection with the Five Year Flood traverse line, terminated by U.S. Corps of Engineers Monument U-41 and U-41-A; Thence N50(degrees)16'52"W and following said traverse line, 427.43 feet to said Monument, U-41-A; Thence N50(degrees)17'44"W, and following said traverse line, 285.06 feet to the True Point of Beginning.

            Containing 12.678 Acres.

            Together with an easement of ingress and egress described as follows:

            An access easement for the Rivershore Motel located on Block 564 of the Plat Richland as recorded in volumes 6 and 7 of Plats, in records of Benton County, Washington. Said easement being more particularly described as follows:

            Beginning at the intersection of the centerlines of George Washington Way and Comstock Street (coordinates N. 343,228.40, E. 2,311,405.56); Thence N20(degrees)29'18"W; a distance of 42.90 feet;
            Thence N69(degrees)30'42"E; a distance of 40.00 feet to point on the ease right-of-way line of George Washington Way, said point being the True Point of Beginning; Thence N65(degrees)30'19"E, a distance of 499.44 feet; Thence S39(degrees)32'35"E, a distance of 82.84 feet; Thence S65(degrees)30'19"W; a distance of 526.54 feet to the east right-of-way line of George Washington Way; Thence N20(degrees)29'18"W along said right-of-way line, a distance of
            80.20 feet to the True Point of Beginning.

            Also including an easement for operation and maintenance of a sign located in said Block 567, Plat of Richland. Said easement more particularly described as follows:

            Beginning at the intersection of the centerlines of George Washington Way and Comstock Street (coordinates N. 343,228.40, E. 2,311,405.56); Thence S20(degrees)29'18"E; a distance of 37.30 feet;
            Thence N69(degrees)30'42"E; a distance of 40.00 feet to point on the east right-of-way line of George Washington Way, said point being the True Point of Beginning; Thence N65(degrees)30'19"E, a distance of 35.00 feet; Thence S20(degrees)29'18"E, a distance of 35.00 feet; Thence S65(degrees)30'19"W, a distance of 35.00 feet; Thence N20(degrees)29'18"W, a distance of 35.00 feet to the True Point of Beginning.

            There are reserved the following easements:

            1. An easement for the United States of America and its assigns for an existing road right-of-way consisting of a strip of land 30.0 feet wide being 15.0 feet on each side of a centerline described as follows: Beginning at a point on the Southwesterly parcel boundary
            363.95 feet from the Southwest parcel corner, thence South 67(degrees)04'05" East 266.64 feet to the point of curvature of a 4(degrees)19' curve to the right, thence along the arc of said curve
            139.60 feet to a point on the Southeasterly parcel boundary 181.81 feet from the Southwest parcel corner.

            2. An easement for the United States of America and its assigns upon and across all portions of the parcel for the purpose of inundation, saturation, percolation and erosion, with the natural flow of the Columbia River, or the pool created by the McNary Dam, or flows from any other cause whatsoever including irrigation or drainage ditches tributary to the Columbia River or any upstream dam, together with the right of ingress and egress over said lands from time to time as occasion may require, to remove therefrom natural or artificial structures or obstructions, which, in the opinion of the representatives of the United States, may be detrimental to the operation of the pondage and drainage facilities. The construction of structures to be utilized for human habitation or of other structures which will interfere with this easement is prohibited, unless such structure is approved and permitted by U.S. Army, Corps of Engineers.

            3. It is understood that with Lessor's prior consent and approval, in writing, that Lessee may move certain of the above easements to other locations to suit construction needs that such action will be reflected by addenda hereto. There are not reserved for the purpose of this lease those easements shown by dashed lines on the Plat of Richland within the boundaries of this parcel.

            The Lessor also reserves the right to continue to use all of Falley Field, a part of which is included in the leased premise, until such time as the Lessee has relocated Falley Field on a site to be provided by Lessor. All expenses of the relocation, except the site, shall be born by Lessee, and shall include, without being limited to grading of teh new site, the installation of the irrigation system, providing turf, installing fences and in all respects making the relocated field as good as the present Falley Field for the purposes for which it is now being used.

            B) All other terms and conditions shall remain the same DATED this 20th day of December, 1976.

                                       /s/ Larry R. Coons
                                       --------------------------------
                                       LARRY R COONS
                                       City Manager


[SEAL] [ILLEGIBLE]

ATTEST:



/s/ Leslie A. Kroh
------------------------
LESLIE A. KROH
City Clerk


FORM APPROVED:



/s/ Neal J. Shulman
------------------------
NEAL SHULMAN
City Attorney

                                       MERIT [ILLEGIBLE]



                                   BY: /s/ [ILLEGIBLE]
                                       ----------------------------------


                                       ATTEST:



                                       /s/ [ILLEGIBLE]
                                       ----------------------------------
                                       Secretary

      International Dunes Company, an Oregon Partnership, contract vendee, hereby approves and consents to the within and foregoing amendment to that certain Lease Agreement described above.

/s/[ILLEGIBLE]
----------------------------------

/s/[ILLEGIBLE]
----------------------------------

/s/[ILLEGIBLE]
----------------------------------

/s/[ILLEGIBLE]
----------------------------------

/s/[ILLEGIBLE]
----------------------------------


STATE OF WASHINGTON )
                    :ss
COUNTY OF BENTON    )

            On this [ILLEGIBLE] day of [ILLEGIBLE], 1976, before me personally appeared LARRY R. COONS AND LESLIE A. KROH, to me known to be the City Manager and City Clerk, respectively, of the City of Richland, Washington, the municipal corporation that executed the within and foregoing instrument and acknowledged said instrument to be free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument and that the seal affixed is a seal of the City of Richland, Washington.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                            [SEAL] NOTARY PUBLIC

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at [ILLEGIBLE] My
                                       commission expires [ILLEGIBLE]

STATE OF WASHINGTON )
                    :ss
COUNTY OF PIERCE    )

            On this 3RD day of November, 1976, before me personally appeared [ILLEGIBLE] to me known to be the [ILLEGIBLE]of the corporation that executed the within and foregoing instrument and acknowledge said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation, the Merit Company.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                            [SEAL] NOTARY PUBLIC

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at [ILLEGIBLE] My
                                       commission expires [ILLEGIBLE]

STATE OF OREGON       )
                      :ss
COUNTY OF [ILLEGIBLE] )

            On this 6TH day of [ILLEGIBLE], 1976, before me personally appeared [ILLEGIBLE] and [ILLEGIBLE] to me known to be the partners of the International Dunes Company, an Oregon Partnership, that executed the within and foregoing instrument and acknowledge said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[SEAL] NOTARY PUBLIC

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at [ILLEGIBLE] My
                                       commission expires [ILLEGIBLE]

                               [GRAPHIC OMMITTED]

660524

                             SUPPLEMENTAL AGREEMENT

      This Supplemental Agreement, entered into the 2nd day of March, 1967, by and between the City of Richland, Washington, hereinafter called the "Lessor," and the Merit Company, a corporation, hereinafter called the "Lessee," WITNESSETH THAT:

      The parties hereto do agree that that certain lease agreement, dated June 16, 1961, between the Lessor and the Richland Marina, Inc., a true copy whereof is annexed hereto, is hereby amended in the following particulars:

      1. Section 4 of Article VI is deleted in its entirety and the following substituted therefor:

            "4. The Lessee agrees that it will complete its motel construction by July 1, 1968, to the following extent: completion of approximately one hundred motel units and public areas for restaurant, cocktail lounge and banquet facilities. In the event the Lessee fails to complete its said construction work on time and in full, the Lessor shall have the right to terminate and cancel this lease for default without regard to any other consideration whatever. The Lessee further agrees that it will seek to maintain a construction schedule which will assure said completion by July 1, 1968. The Lessee further agrees that in the event of termination of this lease by reason it its default, as regards motel construction, that it will indemnify and hold the Lessor harmless against liens, expenses or costs incurred by the Lessee which become encumbrances upon the leased property."

      2. At the end of Article VI, new sections are added as follows:

            "10. The Lessee agrees that at its own cost and expense it will perform the following construction work upon the leased premises, the said work being required by the U.S. Corps of Engineers as a condition to its release of its flowage easement, which said work is hereinafter referred to as the "Corps Requirements":

                  (1) Fill to elevation 352' for marine service road:

Supplemental Agreement - page two


                  (2) Fill to elevation 359' for general parking and access
            facilities.

                  (3) Fill to elevation 360' for public areas within buildings.

                  (4) Fill to elevation 364.5' for habitation areas.

                  (5) Site grading in the motel are shall have slopes flatter than 1:5 in gravel and flatter than 1:10 if in fine-grained material. Gravel slopes may have a foot of topsoil and sod cover which, however, is optional with the builder. Adequate concrete retaining walls may be substituted for slopes between approximate elevations 359.0' and 364.5'.

                  (6) the south side of the boat basin and the land side thereof must be protected by riprap approximately fifty feet (50') beyond the 1961 shoreline, the riprap to be on a slope not greater than 1:2; two feet (2') thick, and should extent from the top of the bank to the bottom of the basin, or to elevation 335', whichever is lower.

                  (7) The Lessee shall pay to the U. S. Corps of Engineers, as a condition to release of the Government's flowage easement, the sum of seven Hundred Dollars ($700.00) for extension of the right to discharge said easement October 10, 1966, to October 10, 1967; and the further sum of Two Hundred and Forty Dollars ($240.00) for gravel already excavated from Government property.

            11. The Lessee agrees that the Corps Requirements shall be fully completed by September 1, 1967. In the Event that the Lessee fails to complete said work on time and in full, it agrees to pay the sum of Fifteen Thousand Dollars ($15,000.00) as liquidated damages and that all of its rights hereunder may be terminated and cancelled without regard to any other circumstance whatever.

                  Further, the Lessee agrees to present to the Lessor, on or before June 15, 1967, a construction schedule for the completion of the Corps Requirements by September 1, 1967, supported by a construction

Supplemental Agreement - page three


            contract or contracts for the performance of the work. In the event the Lessee fails to present said schedule and contract by said date, the Lessor shall be entitled to serve a 15-day notice upon the Lessee requiring it to make good said omission on or before July 1, 1967; and if omission said is not made good by said date, the Lessee shall be entitled to terminate and cancel said lease with the same effect and consequences to the Lessee as if the Lessor had terminated the lease on September 1, 1967, for failure to complete the Corps Requirements." "12. As security for the performance of its obligations under this section the Lessee agrees that on or before March 15, 1967, it will: (a) furnish a performance bond from a recognized corporate surety; or (b) assign and deliver to the lessor the passbook or other evidence of ownership of a savings account or deposit in the amount of Fifteen Thousand Dollars ($15,000.00) with the Richland Branch of the National Bank of Commerce, or the Richland Branch of the Old National Bank, or the Richland Branch of the Seattle- first national Bank; or deliver to the City Clerk of the City of Richland, Washington, as trustee, bearer bonds issued by the United states of America having a face value of not less than $15,000.00, which deposit shall be held by said trustee as security for the making and completing of the said Corps Requirements within the time above limited, except as herein otherwise extended. In the event the Corps Requirements are not completed within the time fixed herein, the above-described security (a, b, or c) shall be and become the property of Lessor and be delivered by said trustee to the Lessor."

            "13. Whenever the Lessee is required hereby to construct, install or erect any fill, riprap or building or buildings upon the demised premises within a particular time limit or at or before a specified date, if the Lessee shall in good faith be delayed in such work of construction, installation or erection by flood, unusually severe

Supplemental Agreement - page four


            weather or by any strike, lockout, Act of God, public enemy, fire or other casualty or by litigation, without the fault or neglect of the Lessee, then in such event the period of delay occasioned by any of the aforesaid causes shall be added to the particular time limit otherwise provided for herein, and the Lessee shall not be in default if Lessee shall complete such work of construction, installation, or erection within the stipulated time limit, increased by the period of time equal to such period or periods of delay."

            "14. Except as delimited herein, time is of the essence of this Agreement and the Lessor shall not be deemed to have waived prompt performance of the construction work by the acceptance of rent or any other act or omission on its part."

      3. A new Article is added as follows:

            Article XXIV. The Lessor acknowledges that the lease to which this Agreement is supplemental may be in need of clarification, revision, housekeeping and enlargement so as to enable Lessee to obtain long term financing thereon and to mortgage the leasehold without fear of thereby terminating said lease. Lessor agrees that said lease will be modified hereafter by it to the extent reasonably requested by any recognized long-term lender, whether it be an insurance company, mutual savings bank, savings and loan association, commercial bank, pension plan (union or otherwise), or otherwise, so long as no hypothecation of the Lessor's interest in the demised premises is required. Further Lessor agrees that at any time on demand it shall hereafter execute any instrument that may reasonably be required of it by any mortgagee of Lessee's interest in said lease for the purpose of carrying out the provisions of this Article.

      4. Except as expressly modified by this Supplement Agreement, all provisions of said Lease Agreement shall be and remain the same.

Supplemental Agreement - page five


      IN WITNESS WHEREOF the parties have caused these presents to be executed the day and year first above written.

[GRAPHIC OMITTED]

                                    THE CITY OF RICHLAND, WASHINGTON


                                    By /s/
                                       ---------------------------------
Attests

/s/ [ILLEGIBLE]
-------------------------------
                     City Clerk


                                    THE MERIT COMPANY


                                    By /s/
                                       ---------------------------------
Attests

/s/ [ILLEGIBLE]
-------------------------------
               As its Secretary

                                                                          556950

                                                             VOL 223 [ILLEGIBLE]

                                             Ex 1 [ILLEGIBLE]        [ILLEGIBLE]
                                                               FEB 15 4 55 PH 66
                                                          VERNER MILLER, AUDITOR

                                LEASE AGREEMENT

      THIS LEASE, entered into this 16 day of June 1961, by and between the City of Richland, Washington, a municipal corporation, hereinafter called "Lessor", and Richland Marina, Inc., a corporation organized and existing under the laws of the State of Washington, hereinafter called "Lessee",

      WITNESSETH THAT:

      WHEREAS, Lessor is the owner of the premises hereinafter described and has heretofore, on November 20, 1960, leased a portion of said premises, together with other land of lessor, to lessee, which other land was previously leased to Lessee by the General Electric Company, as agent for the United States Atomic Energy Commission, lessor's predecessor in title, by lease dated May 24, 1958, which lease was assigned to Lessor and subsequently merged in and replaced by the lease dated November 20, 1960; and

      WHEREAS, it has determined to be of mutual interest to the parties hereto to add additional land to the premises leased, and to divided the said premises into two parcels, each for a particular use, and each under a separate lease; and

      WHEREAS, it has been determined that said purpose can best be accomplished by cancelling and terminating the lease dated November 20, 1960 and, in place thereof, reinstating the lease dated May 24, 1958 as to the premises therein described, and as to the premises described below, entering into a new lease;

      NOW, THEREFORE, the lessor hereby leases to the Lessee, and Lessee hereby leases from the lessor, subject to the terms, conditions, and covenants hereinafter set forth, the following described premises situated in the County of Benton, Washington.

      Commencing at the intersection of George Washington Way and the centerline of Bradley Road (Coordinates N 344,455.81, E 2,310,910.61); thence N 83(0)25'55" E a distance of 825.42 feet to a point on the centerline of Bradley Road; thence S 6(0) 34' 05" E a distance of 30.00 feet; thence S 84(0) 28' 05" E 353.31 feet; thence S 39(0) 32' 35" E 300 feet; thence E
      50(0) 27' 25" W to an intersection with a line bearing N 50(0) 18' 26" W (5 year flood traverse) which is the true point of beginning; thence S 50(0) 27' 25" W a distance of 722.5 feet; thence S 39(0) 32' 35" E a distance of 700 feet; thence N 50(0) 27' 25" E to an intersection with a line bearing N 50(0) 18' 26" W to the true point of beginning together with an easement of ingress and egress over and across other land of Lessor to George Washington Way, described as follows:


Lease - Page 1

                                     Mail to
                             Weiner, Bowles & Young
                                2306 Lloyd Center
                               Portland, Or. 97232

                                                                VOL 223 page 621

      A strip 60.00 feet in width having for a centerline the following described line:

      Commencing at the intersection of George Washington Way and the centerline of Bradley Road (Coordinates N 344,455.81, E 2,310,910.61); thence N 83(0)25'55" E a distance of 825.42 feet to a point on the centerline of Bradley Road; thence S 6(0) 34' 05" E a distance of 30.00 feet; thence S 84(0) 28' 05" E 353.31 feet; thence S 39(0) 32' 35" E 300 feet; thence E
      50(0) 27' 25" W a distance of 750.0 feet; thence S 39(0) 32' 35" E a distance of 30.00 feet to the true point of beginning:

      Commencing at the true point of beginning; thence S 50(0) 20' 25" W to the East right-of-way line of George Washington Way.

      There are reserved the following easements:

      1. An easement for the United States of America and its assigns for an existing road right-of-way consisting of a strip of land 30.0 feet wide being 15.0 feet on each side of a centerline described as follows:
      Beginning at a point on the Southwesterly parcel boundary 363.95 feet from the Southwest parcel corner, thence South 67(0) 04' 05" East 266.64 feet to the point of curvature of a 4(0) 19' curve to the right, thence along the arc of said curve 139.60 feet to a point on the Southeasterly parcel boundary 181.81 feet from the Southwest parcel corner.

      2. An easement for the United States of America and its assign upon and across all portions of the parcel for the purpose of inundation, saturation, percolation and erosion, with the natural flow of the Columbia River, or the pool created by the McNary Dam, or flows from any other cause whatsoever including irrigation or drainage ditches tributary to the Columbia River or any upstream dam, together with the right of ingress and egress over said lands from time to time as occasion may require, to remove therefrom natural or artificial structures or obstructions, which, in the opinion of the representatives of the United States, may be detrimental to the operation of the pondage and drainage facilities. The construction of structures to be utilized for human habitation or of other structures which will interfere with this easement is prohibited, unless such structure is approved and permitted by U. S. Army, Corps of Engineers.

      3. it is understood that with Lessor's prior consent and approval, in writing, that Lessee may move certain of the above easement to other


Lease - Page 2

                                                                VOL 223 PAGE 622



      locations to suit construction needs and that such action will be reflected by addenda hereto. There are not reserved for the purpose of this lease those easements shown by dashed on the Plat of Richland within the boundaries of this parcel.

            The Lessor also reserves the right to continue to use all of Falley Field, a part of which is included in the leased premises, until such time as the Lessee has relocated Falley Field on a site to be provided by Lessor. All expenses of the relocation, except the site, shall be born by Lessee, and shall include, without being limited to grading of the new site, the installation of the irrigation system, providing turf, installing fences and in all respects making the relocated field as good as the present Falley Field for the purposes for which it is now being used.

ARTICLE I TERM:

      The term hereof shall be 55 years, commencing as of January 1, 1961, and ending December 31, 2015, unless sooner terminated pursuant to the provisions of
Article X.

      Lessee shall have the option to extend this lease for a further period of 44 years ending December 31, 2059, unless sooner terminated pursuant to the provisions of Article X, by serving written notice of its election as to extend this lease upon Lessor on or before January 1, 2015. All of the provisions of this lease, excluding this option, shall be effective during such 44 years extension hereof, except that the maximum additional monthly rental provided for in Article III, paragraph numbered 2, shall be subject to renegotiation and arbitration, as follows: If the Lessor and Lessee are unable to agree on the maximum monthly rental payable under said Article III, 2, prior to July 1, 2015, said monthly maximum rental shall be determined by three disinterested persons, one to be chosen by the Lessor and one by the Lessee, and one by the two so chosen; the expense of such determination to be equally divided between Lessor and Lessee. If the two persons chosen by the parties are unable to agree upon the third within sixty days after their appointment, either party may apply to a judge of the Superior Court for Benton County to designate the third person. The written award of said persons shall be final.


Lease - Page 3

                                                                VOL 223 PAGE 623


      Lessee is not granted any rights or options with respect to purchase of the leased premises. Lessee understands and agrees that under no circumstances shall any of the provisions of this lease be construed as granting Lessee any rights or options to purchase the leased premises.

ARTICLE II. USE OF PREMISES:

      The demised premises shall be used by the Lessee for the construction, maintenance, and operation of hotel, specialty shops which primarily serve the guests of the hotel, motel, restaurant and cocktail lounge and for no other purpose, unless the Lessor authorizes other or additional uses in writing in advance.

ARTICLE III.

      The Lessee shall pay to Lessor, at the office of the Director of Finance, City Hall at Richland, Washington, or elsewhere, as designated from time to time by the Lessor, the following amounts, on or before the 15th day of the next succeeding calendar month, except that the fixed amounts shall be apportioned for parts of months:

      1. From and after the date of this lease, an amount equal to 1% of the total monthly gross receipts of each and every business carried on on the leased premises by the Lessee and each and every sub-tenant, licensee or operator, which 1% of monthly gross receipts shall not exceed $7,500.00 to the Lessor in any one annual business period.

      2. The monthly payments as provided in Article III, Section 1. shall in no event be less than $3,000.00 for any annual business period and if any additional rental is due at the end of any annual business period, it shall be payable on or before the 30th day after expiration of such period.

      3. From and after the commencement of business operations, or upon completion of the building, whichever is earlier, an amount payable monthly, for fire, police, safety, roads and streets and other municipal-type services furnished by the Lessor, which amount shall be equal to 1/12th of 15 mills times 1/4 of the certified construction cost of the Lessee's building as established under Section 3 of Article VI. Said payments to continue until said buildings are placed on the Benton County assessment roll.

      4. The Lessor may, at its option, require the Lessee to pay interest [ILLEGIBLE] the rate of 6% per annum from due date of each payment, and upon


Lease - Page 3

                                                                VOL 223 PAGE 624


each defaulted obligation, until paid.

ARTICLE II TITLE TO BUILDING:

      1. It is understood and agreed that any building to be erected hereunder by the Lessee shall be and remain, during the term of this lease, the personal property of the Lessee, irrespective of the manner in which the building may be affixed to the land.

      2. Upon expiration of the term of the lease, title to the buildings erected upon the demised premises shall vest in the City and the buildings shall thereupon become a part of the realty. The Lessee covenants at such time to execute, acknowledge and deliver any and all documents of title and to take all necessary steps to transfer title to the city free and clear of all liens, encumbrances and charges, other than those expressly authorized and validly existing under the provisions of Section 2, Article V.

ARTICLE V. ENCUMBRANCES AND ASSIGNMENTS:

      1. Except with the prior written approval of the Lessor, which approval shall not be unreasonably withheld, the Lessee shall not sell, assign, mortgage, lease, sublease, license, or otherwise dispose of or encumber in whole or in part, the leasehold estate hereby created or the building or buildings to be erected hereunder, nor suffer any voluntary or involuntary transfer or disposition of title or encumbrance to be made; and the Lessee will indemnify and keep indemnified the Lessor against losses resulting from the payment of any lien, charge or encumbrance.

      2. If, pursuant to the written consent of the Lessor, Lessee shall mortgage, pledge, or otherwise encumber the leasehold estate hereby created or the building or buildings to be erected hereunder, then no termination provided for under Section 1. or Section 2, Article X of this lease, shall impair the validity of any such lien or encumbrance. Any notice of default on the part of the Lessee, or intention on the part of the Lessor, to terminate or revoke this lease shall be mailed to the agent designated by the mortgagee, pledge, or other encumbrance-holder; provided, however, that no notice of such default or intention to terminate shall be required to be given to said mortgagee, pledges or other encumbrance-holder, if fails to designate such an agent.


Lease - Page 5

ARTICLE VI. CONSTRUCTION

      The Lessee agrees that it will, at its own cost and expense (or through a sub-tenant) and pursuant to the following provisions, contract and complete construction of the buildings to be utilized in the operation of the business located or to be located on the land:

      1. The Lessee, before proceeding with the construction of any proposed building, shall submit to the Lessor, for inspection and approval by the Lessor, three (3) copies of completed drawings and specifications covering the proposed building. The location and type of construction must not obstruct wasteways and must meet the requirements of the U.S. Corps of Engineers and the Lessor.

      2. The Lessee shall furnish the Lessor with one set of "as built" reproducible plans of the original building and of any subsequent building alterations or additions, and of any additional building, within sixty
      (60) days after approval by Lessor of the completed work, or as this time may be extended by the Lessor.

      3. Within thirty (30) days after the date Lessee submits "as built" reproducible plans to the Lessor, the Lessor and Lessee shall agree in writing upon the items which properly may be included in the actual cost of said original building or building alterations, additions or additional buildings; and within one hundred twenty (12)days after completion of said building, or as this time may be extended by the Lessor, the parties hereto shall agree in writing as to the amount of actual cost of said original building; and within one hundred twenty (120) days after completion of said building alterations, additions or additional buildings, or as this time may be extended by the Lessor, the parties hereto shall agree, in writing, as to the amount of the actual cost of said building alterations, additions, or additional building.

      4. Work on any building shall be commenced as soon as practicable after receipt by Lessee, from Lessor, of notice of approval of the drawings and specifications, and shall be completed not later than November 20, 1961, unless an extension, in writing, is obtained from Lessor.

      5. The lessee shall procure or cause to be procured, all licenses, permits


Lease - Page 6

                                                                VOL 226 PAGE 626


      (including a navigation permit from the U.S. Corps of Engineers), franchises, easements, rights of way or other interests in real property, necessary for the performance of work in connection with the construction.

      6. The Lessee shall bear the expense of all site preparation including the removal or relocation of any underground or overhead utility lines and the provisions of sewer facilities for the premises, whether the Lessor causes the work to be performed or it is performed by the Lessor. Any such work done by the Lessee shall be approved, in advance, by the Lessor.

      7. At its expense, the Lessee or Lessor may relocate the existing road to a location approved by the Lessor outside the premises. If this occurs, the right-of-way easement on the described premises will be eliminated upon the completion of the relocation. In the event that the road is relocated by the Lessee, it must be in accordance with plans approved by the Lessor.

      8. The Lessor shall have the right to inspect, in such manner and at such times are reasonable, the work in process of construction.

      9. If the Lessor so directs, the Lessee shall require any or all of its contractors to furnish adequate performance and payment bonds.

ARTICLE VII. OPERATION OF BUSINESS:

      The Lessee shall, at its own cost and expense, operate its business on the demised premises and cause its sub-lessees to operate their businesses in accordance with the following provisions:

      1. The Lessee and any sublessees shall keep the premises open and available for business activity therein during any usual days and hours for such business in the community, except when prevented by strikes, fire, casualty or other causes beyond their control and except during reasonable periods for repairing, cleaning and decorating, and for such other purposes as may be approved by the Lessor.

      2. The Lessee and any sublessees shall maintain such stocks of merchandise, provide such services, employ sufficient personnel, furnish and install such fixtures and equipment, and do all such things as are necessary, in order to render efficient and convenient services to customers.


Lease - Page 7

                                                                VOL 223 PAGE 627


      3. The Lessee shall keep the demised premises, the building and all equipment therein in good condition and repair. No additions to, or alterations of, the building or buildings shall be made, nor shall any additional buildings be erected, without the prior written consent of Lessor, which shall not be unreasonably withheld, nor shall any substantial change in the terrain of the premises be made without such approval.

      4. The Lessee shall pay all charges assessed for electricity, water, sewerage, and refuse-removal service.

      5. The Lessee shall pay any and all taxes imposed by the Federal Government, the state or any political subdivision thereof.

      6. Lessee shall obtain and maintain a navigation permit from the U. S. Corps of Engineers.

ARTICLE VIII. COMPLIANCE WITH LAWS AND REGULATIONS:

      1. The Lessee shall comply with the Industrial Insurance Act and the Medical Aid Act of the State of Washington, all Federal and State Social Security Laws, and all other Federal laws and the regulations issued thereunder, and local laws, rules and regulations applicable to the maintenance and operation of the Facility or to the Lessee as an owner or employer, and shall comply with such rules and regulations as the Lessor may from time to time establish pertaining to activities in connection with the health, sanitation, fire protection, safety and zoning of the community and use of utilities supplied by the Lessor, regardless of whether such activities be those of the Lessee or any of its contractors, or the officers, employees or agents of the Lessee or any of their contractors. The Lessee shall take, or cause to be taken, all reasonable steps or precautions to protect health and minimize danger from all hazards to life and property, shall make or cause to be made, all reports and permit all inspections as provided in such regulations and requirements, and shall require compliance by its sublessees and contractors and their officers, agents and employees with all applicable laws, rules and regulations.

      2. The Lessee shall insert a provision similar to Section I of this


Lease - Page 8

                                                                VOL 223 PAGE 628


      Article in all subleases or licenses pertaining to the demised premises or the building thereon.

ARTICLE IX. INDEMNITY AND INSURANCE

      1. The Lessee and any sublessee or sublessees shall indemnify and hold harmless the Lessor from any and all liability whatsoever for injury to or death of persons, or loss of or damage to property, caused by or arising out of activities or nonfeasance in connection with the construction, maintenance, or operation of its Facility, whether such activities be those of the Lessee or sub-lessee or any of its contractors or the officers, employees, or agents of Lessee or sub-lessee, or of any of their contractors.

      2. The Lessee shall maintain, or shall cause to be maintained, insurance in at least the following amounts: Public Liability for Bodily Injury, $50,000/$100,000; Public Liability for Property Damage $5,000; Products Liability, $50,000/$100,000; Automobile Public Liability for Bodily Injury, $50,000/$100,000; Automobile Public Liability for Property Damage, $5,000; for purpose of providing protection against claims which may arise from activities in connection with the construction, maintenance, or operation of the Facility, whether such activities be those of the Lessee, a sub-lessee or any of its contractors, or the officers, employees, or agents of the Lessee or sub-lessee, or of any their contractors, and such other or additional insurance as will furnish reasonable protection against such claims. Certificates of such insurance shall be filed with the Lessor, and the Lessor shall be given ten (10) days advance notice by mail of changes in or cancellation of any such insurance.

ARTICLE X. TERMINATION OR EXPIRATION:

      1. This lease or any renewal hereof may be terminated by the Lessor for default according to law, and for any of the following reasons:

            (a) Default in making any payment hereunder, including rent, when the Lessee is in default longer than ten (10) days from the date such payment is due hereunder; or default in the performance by the Lessee, its agents, contractors, or employees in respect to any of the terms, conditions, or covenants of this lease, whether or not such fault is expressly declared to be a cause for termination elsewhere in this lease;


Lease - Page 9

                                                                VOL 223 PAGE 629


      provided, however, that this lease shall not be terminated for default (other than default in payments) if such default is remedied within ten
      (10) days after written notice thereof has been given to the Lessee by the Lessor.

            (b) The filing of a petition under any bankruptcy or insolvency laws, or similar proceeding, either by or against the Lessee; the appointment of a receiver of the property of the Lessee; or the making by the Lessee of a general assignment for the benefit of its creditors.

            (c) Abandonment of the premises by the Lessee.

      2. This lease may be terminated at the option of either party if Lessee does not obtain the necessary additional navigation permit from the U. S. Corps of Engineers or the Lease may be terminated at the option of either party if permits for construction of motel, hotel, specialty shops, restaurant and cocktail lounge facilities cannot be obtained from the U.
      S. Corps of Engineers within one (1) year from the date of this lease, notwithstanding any extensions granted under Article VI, section 4, provided that in the event the navigation permit from the U. S. Corps of Engineers is terminated by the U. S. Corps of Engineers, that lessee shall have a reasonable time to reinstate the permit, if it has been terminated for default.

      3. In the event of termination by the Lessor for any of the reasons stated in section 1. or Section 2. of this Article:

            (a) The Lessee will be permitted to sell or otherwise dispose of the buildings, in place, for continued operation, within thirty (30) days, or as this time may be extended by the Lessor, to such persons or persons, and upon such terms and conditions (including protective conditions to insure payment by Lessee of damages, if any, under Paragraph (c) of this section), as the Lessor may approve in writing, in advance.

            (b) In the event that the Lessee does not sell or otherwise dispose of the buildings under Paragraph (a) immediately preceding, title to the buildings shall vest in the Lessor, subject to the provisions of Article V, Section 2, without any compensation therefor, and in such event the Lessee convenants to execute, acknowledge and deliver any and all documents of title and to take all necessary steps to transfer title


Lease - Page 10

                                                                VOL 223 PAGE 630


      to the Lessor free and clear of all liens, encumbrances and charges other than those expressly authorized and validly existing under the provisions of Article V, Section 2 hereof.

            (c) If termination is for any of the reasons specified in Section 1 of this Article, the Lessee shall be liable to the Lessor for liquidated damages in an amount equal to the average of the monthly payments under Sections 1 and 2 of Article III hereof, for the six-month period proceeding the termination, multiplied by the number of months, not to exceed six (6), from and after the date the demised premises are vacated or abandoned by the Lessee, until another Lessee takes possession thereof.

      4. Upon termination or expiration of this lease, the Lessee shall surrender possession and vacate the premises and at the request of Lessor, shall remove any or all of its property therefrom and deliver possession of the premises, to the Lessor, and hereby grants to the Lessor full and free right to enter into and upon the premises in such event, with or without process of law, and to take possession of the premises, and to remove any and all property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction, or forcible entry or detainer and without relinquishing Lessor's rights to payments or any other given to Lessor hereunder or by operation of law.

ARTICLE XI. ASSIGNMENT BY LESSOR:

      At any time during the term of this lease, the Lessor may transfer, assign, delegate or grant to any person, firm or corporation, whether private or municipal, all or any part or parts of its rights or duties arising under this lease and to the extent that such rights or duties are so transferred, assigned, delegated, or granted, the Lessor shall be relieved of all responsibility with respect thereto. The Lessee shall execute such documents as may be required by the Lessor to effectuate the intention of this provision.

ARTICLE XII. STATEMENTS AND BOOKS OF ACCOUNT:

      The Lessee shall keep records and books of account in accordance with recognized accounting principles and shall require its sublessees to keep similar records and books of account. Receipts shall be accounted for in sufficient detail to enable the preparation of a comprehensive statement of gross receipts. The Lessee shall furnish to the Lessor two (2) copies of a monthly statement of gross


Lease - Page 11

                                                                VOL 226 PAGE 631


receipts, together with two (2) copies of a monthly statement showing the gross [ILLEGIBLE] of each sublessee. These statements shall be submitted on or before the fifteen (15th) day of the following calendar month and shall be certified by the Lessee or its authorized representative. The Lessor shall, at all time, have access to all books and records of the Lessee and its sublessees concerning the operation of the businesses which they deem necessary for the purpose of determining that the rental payments made to Lessor are correct.

ARTICLE XIII. LIMITATION:

      Lessor is not and never shall be liable to any creditor or Lessee, or to any claimant against the estate or property of Lessee, for any debt, loss, contract or other obligation of Lessee.

ARTICLE XIV. REPAIR OF STREETS:

      Neither the Lessor nor any of their agents, employee or contractors shall be liable for any interruption of the Lessee's business or interference therewith which may result from the repair, relocation, changing of grade, or closing down or opening of any streets, roads or highways.

ARTICLE XV. FIRE, OR OTHER CASUALTY:

      If the buildings be partially damaged or destroyed by fire, Acts of God, or other casualty, the Lessee shall rebuild, repair, reinstall or rehabilitate the buildings at the Lessee's expenses, which work shall be performed in accordance with the provisions of Article VI of this lease, provided that in the event that the buildings are determined to be 80% damaged or destroyed by fire, act of God, or other casualty, the Lessee may, at its option, elect not to rebuild and shall have the rights to terminate the lease upon the payment of six months advance rent. In the event that the Lessee is required by this Article to rebuild, repair, reinstall, or rehabilitate the building because of partial destruction by fire or in the event that Lessee elects to do so (in the event the buildings are more than 80% damaged or destroyed) the rent hereunder shall abate and no payments shall be due under Article III of this lease, from the date of destruction until a date agreed upon between the parties for the completion of rebuilding, repairing or rehabilitating the buildings. After said agreed date for completion of repair, rebuilding, rehabilitating of the buildings by Lessee, payments under Article III shall be reinstated.

ARTICLE XVI. NOTICES:

      In every instance where it shall be necessary or desirable for Lessor to secure any notice or demand upon Lessee, it shall be sufficient either (a) to deliver or cause to be delivered to Lessee a written or printed copy thereof, or
(b) to send a written or printed copy thereof by U. S. registered or certified mail, postage prepaid, addressed to Lessee at the demised premises, in which event the notice or demand shall be deemed for all purposes to have

                                                                VOL 223 PAGE 632


been served at the time the copy is mailed or (c) to leave a written or printed copy thereof with any person residing on or in possession of the demised premises, in which event the notice or demand shall be deemed to have been served at the copy is so left or affixed.

ARTICLE XVII. MISCELLANEOUS:

      1. No receipt of money by the Lessor from the Lessee after the termination of this lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the demised premises, shall renew, reinstate, continue or extend the term of this lease, or affect any such notice, demand or suit.

      2. Failure of the Lessor to take any action with respect to any default by the Lessee hereunder shall not constitute a waiver of any of the Lessor's rights under this lease; and no express waiver shall affect any default other than the default specified in the express waiver and that only the time end to the extent therein stated.

      3. The invalidity or unenforceability of any provision herein shall not affect or impair any other provision in this lease.

      4. Provisions inserted herein or affixed hereto shall not be valid unless appearing in the executed copy hereof in the possession of the Lessor, and, in the event of variation or discrepancy, Lessor's duplicate original shall control.

      5. Except as otherwise herein provided, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns.

      6. The headings of Articles, Sections and Paragraphs are for convenience only and do not define, limit or construe the contents thereof.

ARTICLE XVIII. RESERVED RIGHTS:

      Lessor reserves the following rights:

      1. To change the name of the street or address of the building, without prior notice thereof or liability to lessee.

      2. To enter the premises or any part thereof at reasonable hours to make inspections, to exhibit the premises to prospective tenants, purchasers or others, and to perform, consistently with this lease, any acts relating to the


Lease - Page 13

                                                                VOL 223 PAGE 633


safety, protection, preservation, sale or improvement of the premises of the building.

      3. To construct, operate, maintain, inspect, repair, relocate and remove any sewer, water, electrical and other utility and municipal service lines or installations, including the necessary poles and fixtures with right of ingress to and egress from the same, on, over, and through the premises herein demised.

ARTICLE XIX. LITIGATION COSTS:

      Lessee shall pay upon demand all of Lessor's costs, charges and expenses, including the fees of counsel, agents and others retained by the Lessor, incurred in enforcing Lessee's obligations hereunder, or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor's fault, to become involved or concerned.

ARTICLE XX. INTEGRATION:

      This lease contains the entire understanding between the parties, and there are no understandings, representations, or warranties not set forth or incorporated by reference herein. No subsequent modifications of this lease shall be of any force or effect unless in writing, signed by the party claimed to be bound hereby.

ARTICLE XXI. EFFECT OF McMARY RESERVOIR:

      The lessee is aware that the premises are below the control contour of the McMary reservoir as established by the U. S. Corps of Engineers, and agrees to hold the Lessor harmless from any and all claims for damages to property or injuries to persons and all other claims which may arise from or be incident to the use and occupancy of the said premises, which arise from or are caused by the water levels in the McMary Reservoir.

ARTICLE XXII. DEFINITIONS:

      1. The term "gross receipts" as used herein, shall include the aggregate amount of the gross selling price of all merchandise sold in, on, or form the demised premises, whether for cash or on credit (in the case of credit, whether payment is actually made or not), and shall include all commissions, interests and carrying charges, if any, and shall include all charges for a service or business transacted in, or on or from the demised premises. Such term shall include the selling price from sales, charges for service or business transacted for


Lease - Page 14

                                                                VOL 223 PAGE 634


for which orders are taken in or upon the demised premises, regardless of where the services are to be rendered or the business consummated, and regardless of whether the sale is made or services are performed by the Lessee, its agents, sublessee or licenses. The term shall not include, however, the following:

            (a) Exise taxes collected and paid over to, or held in trust for payment of Federal, State or local authorities;

            (b) Refunds made to customers in connection with merchandise returned and accepted by the Lessee;

            (c) The amount of any trade discounts allowed;

            (d) Any sums or credit received in settlement of claims for loss or damages to merchandise;

            (e) Merchandise transferred by the Lessee to other stores of the Lessee, or by a licensee to other stores of that licensee or returned to the manufacturer or jobber; and

            (f) Accounts received by the Lessee from any sublessee or licenses as rent.

      2. The term "building as used herein, shall mean all structures, appurtenances and improvements of whatsoever nature constructed on the demised premises and such fixtures as are affixed thereto so as to become a part thereof and not to be severable wholly or in any portion without material injury to the freehold.

ARTICLE XXIII. EXAMINATION OF RECORDS:

      The Lessee agrees that the Lessor, or any of its duly authorized representatives, shall, until the expiration of three years after final payment under this lease, have access to and the right to examine any directly pertinent books, documents, papers and records of the Lessee involving transactions related to this lease. The Lessee further agrees to include in all its Subleases, if any, hereunder, a provision to the effect that the Sublessee agrees that the Lessor, or any of its duly authorized representatives, shall until the expiration of three years after final payment under this lease have access to and the right to examine any directly pertinent books, documents, papers and records of such sublessee involving transactions related to the sublease.


Lease - Page 15

                                                                VOL 223 PAGE 635


      IN WITNESS WHEREOF, The parties have caused this lease to be executed on the day and year hereinbefore written.

[SEAL]

                                       CITY OF RICHLAND


                                       /s/ Murray W. Fuller
ATTEST:                                ------------------------------------
                                                               City Manager
/s/ Carl W. Kruegel
--------------------------
                City Clerk

[SEAL]                                 RICHLAND MARINA, INC.


                                       /s/ [ILLEGIBLE]
                                       ------------------------------------
                                                            ---------------
                                                                 Title

ATTEST:


/s/ [ILLEGIBLE]
--------------------------
                 Secretary

STATE OF WASHINGTON )
                     ss.
County of Benton    )

      On this 16th day of June, 1961, before me personally appeared Murray W. Fuller and Carl W. Kruegel, to me known to be the City Manager and City Clerk, respectively, of the City of Richland, Washington, the municipal corporation that executed the within and foregoing instrument and acknowledge said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the seal of the City of Richland, Washington.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


[SEAL]                                 /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Notary Public in and for the State of
                                       Washington, residing at Richland. My
                                       commission expires January 25, 1962


Lease - Page 16

                                                                VOL 223 PAGE 636


STATE OF WASHINGTON )
                     ss.
County of Benton    )

      On this 16th of June, 1961, before me personally appeared Charles K. Oppenworth , to me known to be the President of the corporation that executed the within and foregoing instrument and acknowledge said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year above written.


[SEAL]                                 [ILLEGIBLE]
                                       -----------------------------------------
                                       Notary Public in and for the State of
                                       Washington, residing at Richland. My
                                       commission expires April 2, 1963

SHILO INN - RICHLAND, WASHINGTON (150 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)                                                       $4,000,000 remodel was
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                                                                     completed in 1995-1996




                                1991                 1992                 1993                 1994                 1995
REVENUE                       (actual)       %     (actual)       %     (actual)       %     (actual)       %     (actual)       %
Guest Room                   $1,368,415    94.1%  $1,483,492    94.6%  $1,156,521    94.8%  $1,787,837    94.9%  $1,077,819    92.6%
Restaurant Rent                  24,115     1.7%      28,547     1.8%      31,345     1.9%      34,098     1.8%      32,430     2.8%
Telephone                        48,710     3.3%      44,406     2.8%      40,597     2.5%      48,346     2.6%      32,105     2.8%
Meeting/Banquet Room              1,021     0.1%         371     0.0%           0     0.0%           0     0.0%           0     0.0%
Fax                               2,794     0.2%       1,562     0.1%       1,945     0.1%       2,721     0.1%       2,002     0.2%
Valet                             2,229     0.2%       2,078     0.1%       4,159     0.3%       3,127     0.2%       1,243     0.1%
Video                               931     0.1%       1,324     0.1%         990     0.1%       1,202     0.1%       1,525     0.1%
Sports and Athletics                  0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Vending Machines                  2,219     0.2%       2,015     0.1%       2,018     0.1%       1,833     0.1%       1,262     0.1%
Guest Laundry/Soap                2,223     0.2%       2,011     0.1%       2,216     0.1%       2,116     0.1%       1,653     0.1%
Miscellaneous                     1,929     0.1%       1,881     0.1%       1,566     0.1%       2,114     0.1%      14,412     1.2%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL REVENUE                 1,454,586   100.0%   1,567,687   100.0%   1,646,357    00.0%   1,883,394    00.0%   1,164,451   100.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------

OPERATING EXPENSE

PAYROLL & RELATED EXPENSE
Managers                         24,838     1.7%      25,819     1.6%      25,199     1.5%      26,000     1.4%      25,080     2.2%
Front Desk                       45,371     3.1%      46,090     2.9%      40,300     2.4%      43,992     2.3%      48,365     4.2%
Bookeeper/Auditor                17,670     1.2%      17,412     1.1%      15,148     0.9%      20,301     1.1%      20,059     1.7%
Head Housekeeper                 20,238     1.4%      17,101     1.1%      16,066     1.0%      15,966     0.8%      16,080     1.4%
Housekeeper - Rooms              59,124     4.1%      68,798     4.4%      66,426     4.0%      79,561     4.2%      60,736     5.2%
Housekeeper - Other              16,612     1.1%       7,873     0.5%       4,145     0.3%       2,451     0.1%       3,946     0.3%
Laundry                          15,099     1.0%      16,603     1.1%      17,894     1.1%      17,471     0.9%      13,357     1.1%
Guest Services                   35,246     2.4%      31,797     2.0%      27,071     1.6%      28,104     1.5%      28,195     2.4%
Sales & Marketing                 9,053     0.6%      19,831     1.3%      27,258     1.7%      31,292     1.7%      29,888     2.6%
Security                              0     0.0%       5,296     0.3%       5,685     0.3%      10,211     0.5%      12,299     1.1%
Maintenance                      26,628     1.8%      32,971     2.1%      23,179     1.4%      22,340     1.2%      20,540     1.8%
Ground Maintenance                8,229     0.6%       8,294     0.5%      10,083     0.6%      11,169     0.6%      11,396     1.0%
Windows/Carpets                   2,309     0.2%         479     0.0%       1,394     0.1%         659     0.0%         714     0.1%
Bonuses                               0     0.2%           0     0.0%         475     0.0%       8,700     0.5%       1,700     0.1%
Payroll Taxes                    40,014     2.8%      44,871     2.9%      43,593     2.6%      46,938     2.5%      39,189     3.4%
Workers' Comp                         0     0.0%           0     0.0%           0     0.0%           0     0.0%         442     0.0%
Workers' Comp Claims                  0     0.0%           0     0.0%           0     0.0%           0     0.0%       3,154     0.3%
Health Insurance                 22,555     1.6%      25,337     1.6%      28,544     1.7%      30,318     1.6%      24,669     2.1%
Medical                               0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Uniform/Cleaning                    171     0.0%         309     0.0%         335     0.0%         279     0.0%         352     0.0%
Other                               266     0.0%         405     0.0%       1,296     0.1%       1,135     0.1%         941     0.1%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL PAYROLL                   343,423    23.6%     369,286    23.6%     354,091    21.5%     396,887    21.1%     361,102    31.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------


                                For The
                               12 Months
                                 Ended
                                8/31/96
REVENUE                         (actual)       %

Guest Room                     $1,518,866    93.4%
Restaurant Rent                    37,097     2.3%
Telephone                          39,354     2.4%
Meeting/Banquet Room                    0     0.0%
Fax                                 3,736     0.2%
Valet                               2,214     0.1%
Video                               2,139     0.1%
Sports and Athletics                    0     0.0%
Vending Machines                    1,931     0.1%
Guest Laundry/Soap                  2,863     0.2%
Miscellaneous                      17,609     1.1%
                               -------------------
TOTAL REVENUE                   1,625,809   100.0%
                               -------------------

OPERATING EXPENSE

PAYROLL & RELATED EXPENSE
Managers                           26,530     1.6%
Front Desk                         46,631     2.9%
Bookeeper/Auditor                  23,126     1.4%
Head Housekeeper                   13,200     0.8%
Housekeeper - Rooms                69,263     4.3%
Housekeeper - Other                 5,464     0.3%
Laundry                            14,326     0.9%
Guest Services                     29,621     1.8%
Sales & Marketing                  30,488     1.9%
Security                           13,629     0.8%
Maintenance                        21,318     1.3%
Ground Maintenance                 12,310     0.8%
Windows/Carpets                       960     0.1%
Bonuses                             2,300     0.1%
Payroll Taxes                      43,360     2.7%
Workers' Comp                         521     0.0%
Workers' Comp Claims                3,041     0.2%
Health Insurance                   28,396     1.7%
Medical                                 0     0.0%
Uniform/Cleaning                      231     0.0%
Other                               1,192     0.1%
                               -------------------
TOTAL PAYROLL                     385,907    23.7%
                               -------------------

SHILO INN - RICHLAND, WASHINGTON (150 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)                                                       $4,000,000 remodel was
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                                                                     completed in 1995-1996




                                1991                 1992                 1993                 1994                 1995
REVENUE                       (actual)       %     (actual)       %     (actual)       %     (actual)       %     (actual)       %
UTILITIES
Electricity                      50,390     3.5%      48,968     3.1%      44,981     2.7%      37,538     2.0%      31,875     2.7%
Gas                                  45     0.0%         386     0.0%       7,890     0.5%      13,593     0.7%      11,277     1.0%
Telephone                        24,056     1.7%      21,689     1.4%      25,165     1.5%      26,062     1.4%      32,904     2.8%
Water                             5,324     0.4%       4,907     0.3%       5,348     0.3%       5,097     0.3%       6,085     0.5%
Garbage                           6,145     0.4%       5,574     0.4%       5,921     0.4%       7,045     0.4%       5,610     0.5%
Sewer                             8,569     0.6%       7,544     0.5%       7,882     0.5%       8,712     0.5%       9,664     0.8%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL UTILITIES                  94,529     6.5%      89,068     5.7%      97,187     5.9%      98,047     5.2%      97,415     8.4%
                             -------------------  -------------------  -------------------  -------------------  ------------------

ADVERTISING
Advertising                           0     0.0%           0     0.0%          62     0.0%           0     0.0%           0     0.0%
Airport Advertising               2,206     0.2%       4,609     0.3%       4,413     0.3%       5,330     0.3%       6,132     0.5%
Billboards                       13,909     1.0%      11,984     0.8%      10,130     0.6%       9,303     0.5%       7,010     0.6%
Highway Logos                     1,670     0.1%       1,665     0.1%       1,662     0.1%         363     0.0%          55     0.0%
Radio Media                           0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Radio Tradeouts                   5,157     0.4%       1,407     0.1%       3,656     0.2%       7,797     0.4%       4,492     0.4%
TV Media                             25     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
TV Tradeouts                      3,923     0.3%       3,443     0.2%       3,347     0.2%       2,290     0.1%       2,892     0.2%
Brochures/Postcards               6,888     0.5%         835     0.1%         795     0.0%         757     0.0%         772     0.1%
Brochures/Tradout                     0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Yellow Pages                      6,465     0.4%       7,531     0.5%       4,687     0.3%      10,574     0.6%      12,330     1.1%
Newspaper Ads                         0     0.0%           0     0.0%           0     0.0%         549     0.0%         834     0.1%
Magazine Ads                        871     0.1%         627     0.0%       1,632     0.1%         769     0.0%         469     0.0%
Magazine Tradeouts                  237     0.0%           0     0.0%          70     0.0%          50     0.0%         269     0.0%
Property Ads                      1,155     0.1%         665     0.0%         666     0.0%         420     0.0%       1,731     0.1%
Advertising Tradeouts Other         298     0.0%         872     0.1%         115     0.0%           0     0.0%           0     0.0%
Sports Events/Tradeouts               0     0.0%           0     0.0%       1,659     0.1%         500     0.0%       1,185     0.1%
Sports Sponsorship                  100     0.0%          50     0.0%         625     0.0%         950     0.1%       2,825     0.2%
Displays                              0     0.0%           0     0.0%         374     0.0%           0     0.0%           0     0.0%
Local Events Promotion              309     0.0%       2,165     0.1%           0     0.0%         854     0.0%       2,100     0.2%
Travel Guides/Directories             0     0.0%           0     0.0%         982     0.1%       1,473     0.1%       2,846     0.2%
Promotional Items                     0     0.0%           0     0.0%           0     0.0%           0     0.0%         879     0.1%
Advertising & Promotion           1,076     0.1%       1,248     0.1%       2,229     0.1%       3,158     0.2%      26,922     2.3%
Travel Agents                     7,299     0.5%      20,104     1.3%      27,185     1.7%      21,069     1.1%      19,025     1.6%
Marketing                         1,515     0.1%           0     0.0%           0     0.0%          50     0.0%         207     0.0%
Taxi & Limo                         638     0.0%       1,682     0.1%         944     0.1%         608     0.0%         515     0.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL ADVERTISING                54,841     3.8%      58,887     3.8%      65,233     4.0%      66,864     3.6%      93,490     8.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------

                                For The
                               12 Months
                                 Ended
                                8/31/96
REVENUE                         (actual)       %

UTILITIES
Electricity                        35,617     2.2%
Gas                                15,741     1.0%
Telephone                          34,623     2.1%
Water                               5,693     0.4%
Garbage                             5,941     0.4%
Sewer                              11,636     0.7%
                               -------------------
TOTAL UTILITIES                   109,251     6.7%
                               -------------------

ADVERTISING
Advertising                             0     0.0%
Airport Advertising                 6,239     0.4%
Billboards                          6,253     0.4%
Highway Logos                          40     0.0%
Radio Media                             0     0.0%
Radio Tradeouts                     5,477     0.3%
TV Media                                0     0.0%
TV Tradeouts                        3,012     0.2%
Brochures/Postcards                   698     0.0%
Brochures/Tradout                       0     0.0%
Yellow Pages                       13,630     0.8%
Newspaper Ads                         964     0.1%
Magazine Ads                          110     0.0%
Magazine Tradeouts                    906     0.1%
Property Ads                        1,631     0.1%
Advertising Tradeouts Other             0     0.0%
Sports Events/Tradeouts               941     0.1%
Sports Sponsorship                  1,969     0.1%
Displays                                0     0.0%
Local Events Promotion              1,930     0.1%
Travel Guides/Directories           2,964     0.2%
Promotional Items                     874     0.1%
Advertising & Promotion            18,301     1.1%
Travel Agents                      21,075     1.3%
Marketing                             101     0.0%
Taxi & Limo                           696     0.0%
                               -------------------
TOTAL ADVERTISING                  87,811     5.4%
                               -------------------

SHILO INN - RICHLAND, WASHINGTON (150 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)                                                       $4,000,000 remodel was
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                                                                     completed in 1995-1996




                                1991                 1992                 1993                 1994                 1995
REVENUE                       (actual)       %     (actual)       %     (actual)       %     (actual)       %     (actual)       %
SUPPLIES
Linen                             3,090     0.2%       9,215     0.6%       2,518     0.2%       5,890     0.3%       2,555     0.2%
Bathroom                          8,561     0.6%       7,287     0.5%       7,889     0.5%       9,861     0.5%      10,653     0.9%
Cleaning                         13,175     0.9%      13,685     0.9%       8,071     0.5%      11,754     0.6%      11,654     1.0%
Continental Breakfast             1,020     0.1%       1,538     0.1%       2,016     0.1%       1,855     0.1%       4,250     0.4%
Office                            3,784     0.3%       4,551     0.3%       3,799     0.2%       4,552     0.2%       4,953     0.4%
Operating                         9,619     0.7%      14,189     0.9%      10,992     0.7%      13,161     0.7%      20,709     1.8%
Replacements                      1,757     0.1%       2,555     0.2%       2,217     0.1%      28,115     1.5%       3,982     0.3%
Guest Amenity                     4,257     0.3%       5,085     0.3%       5,255     0.3%       4,749     0.3%       4,822     0.4%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL SUPPLIES                   46,063     3.2%      58,105     3.7%      42,757     2.6%      79,937     4.2%      63,578     5.5%
                             -------------------  -------------------  -------------------  -------------------  ------------------

REPAIRS & MAINTENANCE
Carpet, Draperies & Furniture       219     0.0%         416     0.0%           0     0.0%         425     0.0%           0     0.0%
Elevators                             0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Landscaping                      18,467     1.3%       6,756     0.4%       3,527     0.2%      18,457     1.0%      24,103     2.1%
Painting & Wallpaper                260     0.0%       1,645     0.1%         135     0.0%          66     0.0%         701     0.1%
Pool                              4,090     0.3%       5,313     0.3%       2,397     0.1%       4,953     0.3%       3,622     0.3%
Telephone                         1,130     0.1%       1,977     0.1%       1,845     0.1%       1,010     0.1%         388     0.0%
TV Cable & S+A34atellite         16,527     1.1%      17,365     1.1%      15,173     0.9%      16,510     0.9%      14,217     1.2%
Pest Control                      1,456     0.1%         365     0.0%         204     0.0%         249     0.0%          60     0.0%
Janitorial Services                   0     0.0%           0     0.0%           0     0.0%           0     0.0%         300     0.0%
Plumbing                          2,291     0.2%       3,140     0.2%       1,547     0.1%         744     0.0%       1,616     0.1%
Electrical                        3,216     0.2%       2,467     0.2%       3,445     0.2%       2,044     0.1%         824     0.1%
Heating Ventilation Cooling       2,235     0.2%       2,564     0.2%       1,802     0.1%       2,678     0.1%       1,480     0.1%
Sign                                711     0.0%       4,223     0.3%       2,662     0.2%         855     0.0%       2,584     0.2%
Keys & Locks                        753     0.1%       2,512     0.2%         909     0.1%       1,568     0.1%         704     0.1%
Laundry/Housekeeping              2,529     0.2%       3,811     0.2%       3,094     0.2%       3,010     0.2%       4,513     0.4%
Photo Copier                      1,470     0.1%       1,575     0.1%         915     0.1%       1,718     0.1%       1,008     0.1%
Micros Register                     455     0.0%       2,631     0.2%         457     0.0%       1,735     0.1%       1,229     0.1%
Tools & Supplies                  9,765     0.7%      12,720     0.8%       8,886     0.5%      11,712     0.6%       7,071     0.6%
Maintenance and Repairs           9,197     0.6%       5,192     0.3%          47     0.0%      29,724     1.6%         347     0.0%
Contract Labor Repair                 0     0.0%           0     0.0%           0     0.0%       2,266     0.1%         444     0.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL REPAIRS & MAINTENANCE      75,571      5.2%     74,672     4.8%      47,045     2.9%      99,724     5.3%      65,211     5.6%
                             -------------------  -------------------  -------------------  -------------------  ------------------

                                For The
                               12 Months
                                 Ended
                                8/31/96
REVENUE                         (actual)       %

SUPPLIES
Linen                               4,276     0.3%
Bathroom                            9,571     0.6%
Cleaning                           11,453     0.7%
Continental Breakfast               7,011     0.4%
Office                              5,056     0.3%
Operating                          13,253     0.8%
Replacements                        1,285     0.1%
Guest Amenity                       6,118     0.4%
                               -------------------
TOTAL SUPPLIES                     58,023     3.6%
                               -------------------

REPAIRS & MAINTENANCE
Carpet, Draperies & Furniture           0     0.0%
Elevators                               0     0.0%
Landscaping                        23,310     1.4%
Painting & Wallpaper                  899     0.1%
Pool                                4,362     0.3%
Telephone                             458     0.0%
TV Cable & S+A34atellite           15,317     0.9%
Pest Control                           76     0.0%
Janitorial Services                   210     0.0%
Plumbing                            1,963     0.1%
Electrical                            864     0.1%
Heating Ventilation Cooling         1,632     0.1%
Sign                                2,631     0.2%
Keys & Locks                        1,007     0.1%
Laundry/Housekeeping                3,219     0.2%
Photo Copier                        1,996     0.1%
Micros Register                     1,307     0.1%
Tools & Supplies                    6,147     0.4%
Maintenance and Repairs             6,963     0.4%
Contract Labor Repair                 690     0.0%
                               -------------------
TOTAL REPAIRS & MAINTENANCE        73,051     4.5%
                               -------------------

SHILO INN - RICHLAND, WASHINGTON (150 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)                                                       $4,000,000 remodel was
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                                                                     completed in 1995-1996




                                1991                 1992                 1993                 1994                 1995
REVENUE                       (actual)       %     (actual)       %     (actual)       %     (actual)       %     (actual)       %
OTHER OPERATING EXPENSE
Sales/Use/Taxes                  46,279     3.2%      33,710     2.2%      43,666     2.7%      49,581     2.6%      30,182     2.6%
Credit Card Discounts            26,032     1.8%      25,432     1.6%      27,309     1.7%      32,305     1.7%      19,385     1.7%
Telecheck                         1,818     0.1%       2,965     0.2%       2,330     0.1%       2,543     0.1%       1,553     0.1%
Bad Debts                         2,499     0.2%      11,120     0.7%         977     0.1%       2,498     0.1%       2,373     0.2%
Cash Over/Short                     473     0.0%         641     0.0%         437     0.0%         252     0.0%         482     0.0%
Administrative Telephone          7,682     0.5%       6,854     0.4%       7,199     0.4%       4,449     0.2%       4,405     0.4%
Security Services                     0     0.0%           0     0.0%         473     0.0%       3,418     0.2%       1,032     0.1%
Comps                                 0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Coin-op Laundry Services            140     0.0%         369     0.0%         478     0.0%         351     0.0%         317     0.0%
Dry Cleaning, Valet               2,307     0.2%       2,371     0.2%       3,397     0.2%       2,968     0.2%       1,512     0.1%
Flowers                             113     0.0%          25     0.0%         258     0.0%         605     0.0%         349     0.0%
Video Rentals                       681     0.0%       1,020     0.1%         755     0.0%         865     0.0%         796     0.1%
Vending Machine Maintenance          33     0.0%           0     0.0%           2     0.0%           0     0.0%           0     0.0%
Bank Fees                           544     0.0%         691     0.0%         919     0.1%         732     0.0%         633     0.1%
Equipment Rental                  3,846     0.3%       3,738     0.2%       2,028     0.1%       4,261     0.2%       2,290     0.2%
Licenses and Miscellaneous Taxes  1,389     0.1%       1,855     0.1%         479     0.0%       2,387     0.1%       1,305     0.1%
Vehicle Repair & Maintenance      1,699     0.1%         826     0.1%       1,456     0.1%       3,166     0.2%       2,983     0.3%
Auto & Travel                     4,783     0.3%       3,070     0.2%       1,950     0.1%       2,157     0.1%       2,169     0.2%
Business Meals                    1,886     0.1%       1,914     0.1%       1,179     0.1%       1,356     0.1%       1,232     0.1%
Training/Seminars                   346     0.0%          50     0.0%           0     0.0%           0     0.0%           0     0.0%
Staff Travel Telephone               10     0.0%         501     0.0%         274     0.0%         146     0.0%         249     0.0%
Theft Loss                            0     0.0%           0     0.0%           0     0.0%         300     0.0%           0     0.0%
Insurance Settlement - Theft          0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Miscellaneous - Resale/Services   1,267     0.1%       2,261     0.1%       1,228     0.1%       1,230     0.1%       1,167     0.1%
Attorney Fees                         0     0.0%           0     0.0%           0     0.0%           0     0.0%         552     0.0%
Professional Fees                 2,615     0.2%       7,957     0.5%         956     0.1%       1,000     0.1%         630     0.1%
Dues & Subscriptions              2,403     0.2%       2,684     0.2%       2,132     0.1%       1,818     0.1%       1,573     0.1%
Charitable Contributions              0     0.0%           0     0.0%           0     0.0%         100     0.0%           0     0.0%
Political Contributions               0     0.0%           0     0.0%           0     0.0%           0     0.0%           0     0.0%
Restaurant Expenses                   0     0.0%           0     0.0%           0     0.0%          25     0.0%          20     0.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL OTHER OPERATING EXPENSE   108,845     7.5%     110,054     7.0%      99,882     6.1%     118,513     6.3%      77,189     6.6%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL OPERATING EXPENSE         723,272    49.7%     760,072    48.5%     706,195    42.9%     859,972    45.7%     757,985    65.1%
                             -------------------  -------------------  -------------------  -------------------  ------------------
TOTAL OPERATING INCOME          731,314    50.3%     807,615    51.5%     940,162    57.1%   1,023,422    54.3%     406,466    34.9%
                             -------------------  -------------------  -------------------  -------------------  ------------------

OTHER EXPENSE

Insurance                         6,684     0.5%       5,964     0.4%       7,840     0.5%       7,711     0.4%      9,543     0.8%
Insurance Claims                    500     0.0%          47     0.0%       5,346     0.3%           0     0.0%          0     0.0%
Property Tax                     13,044     0.9%      13,657     0.9%      13,046     0.8%      12,863     0.7%     14,947     1.3%
Land Rent                         8,431     0.6%       8,445     0.5%      23,170     1.4%      23,170     0.2%     23,170     2.0%
Office Overhead                  72,729     5.0%      78,384     5.0%      82,318     5.0%      94,170     5.0%     58,223     5.0%
                             -------------------  -------------------  -------------------  -------------------  ------------------

TOTAL OPERATING EXPENSE         101,388     7.0%     106,497     6.8%     131,720     8.0%     137,914     7.3%    105,883     9.1%
                             -------------------  -------------------  -------------------  -------------------  ------------------

NET OPERATING INCOME         $  629,926    43.3%  $  701,118    44.7%  $  808,442    49.1%  $  885,508    47.0%  $ 300,583    25.8%
                             ===================  ===================  ===================  ===================  ==================

                                                                                                                  Property under
                                                                                                                    remodel

                                For The
                               12 Months
                                 Ended
                                8/31/96
REVENUE                         (actual)       %

OTHER OPERATING EXPENSE
Sales/Use/Taxes                    30,691     1.9%
Credit Card Discounts              25,643     1.6%
Telecheck                           1,236     0.1%
Bad Debts                             949     0.1%
Cash Over/Short                       364     0.0%
Administrative Telephone            2,249     0.1%
Security Services                     596     0.0%
Comps                                   0     0.0%
Coin-op Laundry Services              260     0.0%
Dry Cleaning, Valet                 1,117     0.1%
Flowers                               460     0.0%
Video Rentals                         301     0.0%
Vending Machine Maintenance             0     0.0%
Bank Fees                             363     0.0%
Equipment Rental                    1,378     0.1%
Licenses and Miscellaneous Taxes      967     0.1%
Vehicle Repair & Maintenance        1,129     0.1%
Auto & Travel                       1,169     0.1%
Business Meals                        763     0.0%
Training/Seminars                       0     0.0%
Staff Travel Telephone                269     0.0%
Theft Loss                              0     0.0%
Insurance Settlement - Theft            0     0.0%
Miscellaneous - Resale/Servic       1,011     0.0%
Attorney Fees                         540     0.1%
Professional Fees                     589     0.0%
Dues & Subscriptions                1,244     0.1%
Charitable Contributions                0     0.0%
Political Contributions                 0     0.0%
Restaurant Expenses                    45     0.0%
                               -------------------
TOTAL OTHER OPERATING EXPENSE      73,333     4.5%
                               -------------------
TOTAL OPERATING EXPENSE           787,376    48.4%
                               -------------------
TOTAL OPERATING INCOME            838,433    51.6%
                               -------------------

OTHER EXPENSE

Insurance                          10,057     0.6%
Insurance Claims                        0     0.0%
Property Tax                       34,447     2.1%
Land Rent                          23,170     1.4%
Office Overhead                    81,290     5.0%
                               -------------------

TOTAL OPERATING EXPENSE           148,964     9.2%
                               -------------------

NET OPERATING INCOME           $  689,469    42.4%
                               ===================

Property under
remodel

                       FIRST AMENDMENT TO RESTAURANT LEASE

                               SHILO INN, RICHLAND

SHILO:      Mark S. Hemstreet

TENANT:     O'Callahan's East, Inc.

      The parties agree to the following amendments to the lease between the parties dated April 11, 1991, with respect to the lease of the restaurant in the Shilo Inn, Richland, Washington:

      Paragraphs 3.2.6 and 11.3 concerning the sharing of the cost of a maintenance employee are deleted. In lieu thereof, the following new paragraph
11.3 is inserted:

      "11.3 Tenant shall pay 100% of the cost of any necessary maintenance employee to perform any needed maintenance of the Leased Premises. Shilo's maintenance employee shall not be utilized to perform maintenance of the Leased Premises except upon special arrangement between Tenant and Shilo's hotel manager."

Dated this 1st day of May, 1991.


SHILO                                  TENANT


/s/ Mark S. Hemstreet                  O'CALLAHAN'S EAST, INC.
----------------------------
Mark S. Hemstreet
                                       By /s/ Kris Thomsen
                                          --------------------------------
                                          Kris Thomsen
                                          President


                                       /s/ Kris Thomsen
                                       -----------------------------------
                                       Kris Thomsen, Guarantor


                                       /s/ Rod Sawyer
                                       -----------------------------------
                                       Rod Sawyer, Guarantor

                                RESTAURANT LEASE

                               SHILO INN, RICHLAND

SHILO:       Mark S. Hemstreet, dba Shilo Inns

TENANT:      O'Callahan's East, Inc., a Washington Corporation

                                    RECITALS

A. Shilo is the owner of the Shilo Inn, Richland, located at 50 Comstock Street, Richland, Washington (the "Hotel"). Shilo also owns all of the shares of the current lessee of the restaurant and lounge in the Hotel (the "Prior Lessee").

B. Tenant desires to lease the restaurant, lounge and meeting and banquet rooms (the "Premises") from Shilo.

THE PARTIES AGREE AS FOLLOWS:

1. Shilo leases to Tenant, and Tenant leases from Shilo, the leased Premises in the Hotel on the terms and conditions contained in this Lease.

2. The term of the Lease shall be five (5) years commencing April 15, 1991, and ending March 31, 1996. In the event Tenant has not obtained its liquor license by April 15, 1991, the lease shall commence May 1, 1991. As long as Tenant is not in default under the Lease, Tenant shall have two five (5) year renewable options, the first beginning April 1, 1996, and ending March 31, 2001, and the second beginning April 1, 2001, and ending March 31; 2006. Tenant shall give Shilo not less than ninety (90) days written notice of Tenant's intention to exercise any renewal option. Expect as otherwise specified herein, the terms of the Lease during any renewal option shall be the same as the first five (5) years.

3. The monthly rent shall consist of a basic dollar amount (the "Base Rent"), or a percentage of sales (the "Percentage Rent") whichever is greater. The Percentage Rent shall be based upon Gross Sales as defined in paragraph 3.6 below.

      3.1 The rent for the initial term and the option terms are as follows:

            3.1.1 First Year (April 15, 1991, through March 31, 1992): $1,250 per month Base Rent, or Percentage Rent of 1.5% of Gross Sales, whichever is greater. (If Tenant takes possession of the Premises prior to May 1, 1991, Tenant shall pay rent of $44.65 per day from the date of possession to and including April 30, 1991, or 1.5% of Gross Sales, whichever is greater.)


Page 1.  Restaurant Lease (Richland)

            3.1.2 Years two and three (April 1, 1992, through March 31, 1994):
$1,750 per month Base Rent, or Percentage Rent of 3% of Gross Sales, whichever is greater.

            3.1.3 Years four and five (April 1, 1994, through March 31, 1996):
$2,250 per month Base Rent, or Percentage Rent of 3.5% of Gross Sales, whichever is greater.

            3.1.4 Years six to ten (April 1, 1996, through March 31, 2001) (i.e., the First Renewal Term): $3,000 per month Base Rent, or Percentage Rent of 4.5% of Gross Sales, whichever is greater.

            3.1.5 Years eleven to fifteen (April 1, 2001, through March 31,
2006) (i.e., the Second Renewal Term): $3,250 per month Base Rent, or Percentage Rent of 5% of Gross Sales, whichever is greater.

      3.2 In addition to the Base Rent and Percentage Rent provided for herein, Tenant shall pay, as additional rent, the following items:

            3.2.1 Twenty-five percent (25%) of the total bill for water and sewer for the entire Hotel, including the leased Premises; Tenant's share shall be collected monthly, in arrears, as part of the monthly Rent Statement (as discussed in paragraph 3.4 below).

            3.2.2 One hundred percent (100%) of the gas bill for the restaurant (separately metered).

            3.2.3 Seventy-five percent (75%) of the electric bill for the building in which the restaurant is located. Tenant acknowledges that new electric meters are currently being installed in the hotel; until the building housing the restaurant is separately metered, Tenant shall pay 25% of the electrical cost for the whole hotel, including the restaurant.

            3.2.4 Fifty percent (50%) of the total garbage bill for the entire Hotel, Restaurant and Lounge; Tenant's share shall be collected monthly, in arrears, as part of the monthly Rent Statement.

            3.2.5 One hundred percent (100%) of the telephone bill for the Restaurant and Lounge. (Tenant shall obtain telephone numbers separate from the Hotel for Tenant's restaurant and catering operations.)

            3.2.6 Twenty-five percent (25%) of the total costs of a maintenance employee (which employee shall be employed by the Hotel). Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement.


Page 2.  Restaurant Lease (Richland)

            3.2.7 One hundred percent (100%) of the catering employees' salaries, which employee or employees shall by employed by Tenant. (Tenant agrees to employ and maintain an adequate sales force to promote and service catering and food service contracts for the leased Premises.)

            3.2.8 One hundred percent (100%) of the personal property tax used in the operation of the leased Premises, including, but not limited to, all of the personal property owned by Shilo but used by Tenant under this Lease ("Shilo's Restaurant Equipment").

            3.2.9 Twenty-five percent (25%) of the real property taxes and insurance for the entire Hotel, including the leased Premises and the land and the entire Hotel structure. Tenant's share shall be estimated annually by Shilo, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the monthly Rent Statement. Upon receipt of the real property tax statement for each year, any additional sum owing by Tenant for its share shall be billed to Tenant by Shilo and promptly paid by Tenant; and the monthly tax reserve payment sha11 be adjusted as needed. If the amount collected from Tenant or account of taxes are in excess of Tenant's share of the taxes, the excess amount shall be credited to Tenant.

            3.2.10 Tenant's pro rata share of the fire and casualty insurance, as determined by Shilo's insurance carrier, for the portion of the structure housing the leased Premises (to include the banquet and meeting rooms) and for Shilo's Restaurant Equipment. Tenant's share of the insurance shal1 be estimated by Shilo annually, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the Rent Statement. Adjustments to the insurance reserve shall be made annually in the same manner as the tax reserve.

            3.2.11 Shilo warrants that the Prior Lessee's costs, for 1990, for utilities, taxes, insurance and its share of the maintenance employee did not exceed the figures set forth in Exhibit A.

      3.3 Base Rent for any period prior to April 1, 1991, and for the month of April, 1991, shall be paid prior to taking possession of the leased Premises. Tenant's prorated, estimated share of insurance, personal and real property taxes, and the maintenance employee's salary for any period prior to April 1, 1991, shall be paid prior to taking possession of the leased Premises.

      3.4 Base Rent for each other month during the term and extensions of this Lease, together with Tenant's share of taxes, insurance, and the maintenance employee's salary for such month shall be paid not later than the fifteenth
(15th) day of the month. Any additional sum owing for Percentage Rent with respect to each


Page 3.  Restaurant Lease (Richland)
month shall be paid not later than the fifteenth (15th) day of the next month. Tenant's share of utilities and the garbage bill for each month shall be paid not later than the fifteenth (15th) day of the following month. At the end of the Lease, Tenant's Percentage Rent, and additional rent for utilities and garbage for the final month of the Lease (for which a reasonable estimate shall be made) shall be paid not later than the end of the Lease term.

      3.5 Commencing April 15, 1991, (or May 15, 1991, if Tenant does not take possession prior to April 1, 1991) Tenant shall complete and deliver to Shilo a form (the Rent Statement) showing the various categories of Gross Sales, as specified by Shilo, for the prior month. The Rent Statement shall be in such format as Shilo shall from time to time specify. Each monthly Rent Statement shall also show the Base Rent for the then current month, Tenant's payment for the current month for taxes and insurance, Tenant's share of the maintenance employee's salary, Tenant's share of the cost of the prior month for utilities and garbage disposal, any sum owing for the prior month for Percentage Rent, the amount collected by the Hotel for room service, the collection fee charged by Shilo for the room charges, and any other items which Tenant is to pay monthly under this Lease, and such additional items as Shilo and Tenant may hereafter agree to include on such Rent Statement. Shilo and Tenant shall cooperate with each other to obtain the information necessary to complete the Rent Statement. The net amount, if any, owing by Tenant to Shilo shall be paid on the fifteenth
(15th) of each month concurrent with the delivery of the Rent Statement. If any sum is owing to Tenant by Shilo under the Rent Statement, net of any other sums owing to Shilo by Tenant, the amount owing shall be paid to Tenant by Shilo not later than fifteen (15) days after receipt of a properly completed Rent Statement.

      3.6 The term "Gross Sales" shall include the total of all receipts from the sales of food, alcoholic and non-alcoholic beverages sold by the Tenant in, on or from the leased Premises during the term of this Lease but after deducting therefrom all bona fide credits, allowances, refunds, and charges. Proceeds from vending machines, coin-operated devices, including, without limiting the generality of the foregoing, telephone pay stations, musical devices, amusement devices and the like, shall also be included in Gross Sales. Gross Sales shall also include all off-premises catering or similar services done from the Premises. Gross Sales shall not include complimentary drinks or meals, uncollectible charges and bad debts, use tax, sales tax, and other taxes levied by appropriate state, municipal, county, federal and any other governmental bodies and subdivisions thereof on sales of food, alcoholic or non-alcoholic beverages and any other merchandise and/or services, whether paid by Tenant or Tenant's customers.


Page 4.  Restaurant Lease (Richland)

      3.7 In addition to the monthly Rent Statements, Tenant shall provide to Shilo, within thirty (30) days of the end of each year of the Lease (i.e., March
31) a certification of the Gross Receipts, by category received by Tenant during the Lease year then ended. Tenant shall keep and preserve, during each year of the Lease, full and complete records of all gross receipts, and sales. Shilo shall have the right, not more than six (6) months and thirty (30) days following the close of the Lease year (i.e., March 31), to examine and audit the Tenant's records, but only for the purpose of ascertaining the amount of Gross Sales. Shilo reserves the right to do surprise audits without prior notice at any time during regular business hours, but such surprise audits shall not occur more than twice in any calendar year unless the audit discloses an understatement of Gross Sales of one percent or more. All audits shall include the right to inspect the books applicable to the Premises maintained at Tenant's home office. Any such audit or examination by Shilo shall be at Shilo's sole expense, except in the event that the audit discloses an understatement of one percent (1%) or more in Gross Sales reported by Tenant to Shilo in which case the audit will be paid for by Tenant. Except as necessary to administer and enforce the terms of the Lease, Shilo shall keep in confidence all information furnished to Shilo, either in the form of the statement of receipts delivered by Tenant or any information which Shilo might gain or gather from the examination or audit of Tenant's books.

4. Tenant shall provide room service to Hotel guests. Tenant shall allow Hotel guests, with proper and approved credit, to charge lounge and restaurant charges, and room service, to the guest's Hotel lodging bill. Tenant shall provide room service to Hotel patrons in accordance with hours described in paragraph __, below. Room service and restaurant and lounge charges by Hotel patrons shall be on a monthly accounts receivable basis, subject to a three percent (3%) bookkeeping, accounting and handling charge to Tenant and credited to Shilo, all of which shall be reconciled as part of the monthly Rent Statement. Shilo shall make available, upon reasonable request by Tenant, all records in Shilo's possession of such patrons' account for the purpose of verification of such charges. Shilo shall in no manner be responsible for default by its Hotel guests' payment of restaurant or lounge or room service charges. It is recognized that any liquor, either bottled or by the drink, that leaves the restaurant Premises unconsumed, is done so as per the restaurant's state liquor license. Shilo grants permission to authorized personnel of restaurant to full access to the Hotel property for such service. Tenant shall be primarily responsible for the pickup of room service trays.

5. The leased Premises shall be open for business three hundred sixty-five (365) days a year, except for the following days at the discretion of Tenant:
Thanksgiving Day, Christmas Eve, Christmas Day, and one other day a year of the Tenant's choice for cleaning


Page 5.  Restaurant Lease (Richland)
of the Premises. Tenant shall serve full service liquor (including spirits, wine and beer) and provide a full service menu including breakfast, lunch and dinner. For the restaurant, the hours shall be 6:30 a.m. to 10 p.m., Monday through Saturday, and 7 a.m. to 10 p.m. on Sundays. For the lounge, the hours shall be 11 a.m. to 1 a.m. Monday through Thursdays, 11 a.m. to 2 a.m. Fridays and Saturdays, and 1 p.m. to 9 p.m., Sundays. Tenant may encourage diners to eat in the lounge rather than the restaurant between 2 p.m. and 5 p.m. Monday through Saturday, but will serve in the restaurant during those hours if a customer insists; however, room service shall be available during such times. Tenant shall not be responsible for closures caused by strikes, lockouts, rules of the State of Washington or causes beyond the reasonable control of Tenant. Any change in the restaurant or bar hours must be approved in writing by Shilo.

6. Tenant shall keep and perform all of the following covenants:

      6.1 Tenant shall use the leased Premises, and the whole part thereof, only as a cocktail lounge and restaurant with meeting and banquet facilities, to compliment the Hotel as a full service facility.

            6.1.1 Additional uses, even if frequently associated with a restaurant (such as, for example, legalized gambling) shall not be permitted without Shilo's written consent, which may be withheld solely in Shilo's discretion.

            6.1.2 Tenant shall use its utmost good faith and best efforts to ensure that the Premises maintain a reputation as a quality operation suitable for family dining. Tenant shall not tolerate or allow the Premises to become known as a place frequented by persons or groups who are known or believed to be criminals and/or offensive or threatening to most patrons (such as, by way of example and not by way of limitation, a "biker hangout," or a "gay bar," or an establishment where illegal drugs are frequently sold). Loud music, live or recorded, shall not be allowed which disturbs hotel guests during usual hours of sleep; Tenant and Shilo agree to work together to minimize causing disturbance to guests while still allowing restaurant and lounge patrons and parties in the meeting and convention facilities to enjoy reasonable entertainment. Shilo reserves the right to require the Tenant to change live or recorded entertainment, or other on-Premises promotional activities, which Shilo, in good faith, determines to be incompatible with the Hotel's overall operation and/or the public image which Shilo desires to promote. However, nothing herein shall be construed to require Tenant to commit or tolerate any unlawful discrimination.

      6.2 Tenant shall obtain and pay for any and all permits and licenses required by City, County, or State agencies and shall


Page 6.  Restaurant Lease (Richland)
comply with and abide by all rules and regulations of any regulatory body having jurisdiction.

      6.3 Tenant shall staff the lounge and restaurant at all times with sufficient number of adequately trained and supervised personnel so as to be capable of providing the service called for herein in a prompt, courteous and businesslike manner, especially in keeping with Shilo's mottos of Affordable Excellence, and Friendliness and Cleanliness. Tenant acknowledges the need of many of the Hotel patrons to obtain prompt service. Tenant's food quality and menu shall be maintained to Shilo's high standards. Tenant's menu shall be subject to Shilo's approval, which shall not be unreasonably withheld; any material changes to Tenant's menu, once approved, shall also be subject to Shilo's written approval, which shall not be unreasonably withheld. Tenant may use Shilo's menu for the first 45 days of the Lease, but thereafter Tenant shall use its own menus.

      6.4 Tenant acknowledges that the physical location of the leased Premises within the Hotel causes Hotel patrons to identify the Hotel, lounge and restaurant as one. Tenant acknowledges that poor beverage or food service, or unsanitary conditions (or conditions that may appear sloppy or unsanitary) are detrimental to Shilo's Hotel business as well as Tenant's restaurant and lounge. Tenant agrees to cooperate with Shilo to operate the leased Premises for the mutual benefit of Shi1o and Tenant. Tenant shall not unreasonably refuse to comply with Shilo's suggestions or requests for changes or improvements in service. Tenant shall maintain the interior and exterior of the leased Premises in a clean and sanitary condition and shall maintain the highest restaurant and lounge sanitary rating given by the governmental health authorities having jurisdiction. Tenant shall also cooperate with Hotel to attempt to achieve the highest possible rating under hotel and motel guide books. Upon written notice from Shilo of Tenant's failure to adequately maintain the leased Premises, Tenant shall be given thirty (30) days to correct the deficiency in maintenance. If the deficiency is such that it cannot reasonably be corrected within thirty
(30) days, and provided that Tenant has commenced such corrections in good faith, up to thirty (30) additional days will be allowed for completion. Should Tenant fail to correct the deficiency within this time, Shilo may elect to terminate Tenant's rights under this Lease, but no such termination shall impair Shilo's remedies for breach of this Lease as provided herein.

      6.5 Tenant shall, at all times during the term thereof, and at Tenant's own cost and expense, maintain, keep in effect, furnish and deliver to Shilo, restaurant operator's liability insurance policies in form and with an insurer satisfactory to Shilo, insuring both Shilo and Tenant against all liability for damages to person or property in or about the leased Premises; the amount of such liability insurance shall not be less than FIVE HUNDRED


Page 7. Restaurant Lease (Richland)

THOUSAND DOLLARS ($500,000.00) for injury to one person, ONE MILLION DOLLARS ($1,000,000.00) for injuries arising out of any one accident and not less than ONE HUNDRED THOUSAND DOLLARS ($100,000.00) for property damage.

      6.6 Tenant shall indemnify and hold Shilo harmless from the negligence of the Tenant, its officers, agents, invitees and/or employees, as well as those arising from Tenant's failure to comply with any covenant of this Lease on its part to be performed, and shall, at Tenant's sole cost and expense, defend Shilo against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Shilo in any such suit or action.

      6.7 Tenant's indemnification obligations to Shilo under this Lease shall extend to damage resulting from risks insurable by so-called "dram shop" or liquor liability insurance. The public liability insurance required of Tenant under this Lease shall include dram shop liability insurance.

      6.8 Tenant shall keep the leased Premises free from all waste or accumulation of debris, and free from any and all unnecessary fire hazards. Tenant shall cooperate with Shilo on all fire and casualty hazard reduction efforts, and shall comply with the recommendations of Shilo's casualty insurance carrier applicable to the leased Premises.

      6.9 Tenant shall not make any alternations in, or additions to, the leased Premises, nor make any contract therefor, without first obtaining Shilo's written consent. If Shilo approves any proposed changes or alterations, Tenant shall obtain names and addresses of contractors, copies of proposed contracts, and the necessary permits, all in form and substance satisfactory to Shilo, and furnish indemnification against liens, costs, damages, and expenses, as may be required by Shilo. All alterations, additions and improvements, other than Tenant's trade fixtures, which may be made or installed by Tenant upon the leased Premises, shall be the property of Shilo and shall remain upon and be surrendered with the leased Premises as a part thereof, without disturbance or injury at any termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant; provided, however, if prior to such termination, or within fifteen (15) days thereafter, Shilo shall have the right to direct Tenant, by written notice to Tenant, to remove the additions, improvements, fixtures and installations placed there by Tenant, and which are designated in such notice, and repair any damage occasioned by such removals. If Tenant fails to repair such damage, Shilo may effect such repairs and Tenant will pay to Shilo, on demand, the costs thereof with interest at twelve percent (12%) per annum from the date of such removal by Shilo.


Page 8. Restaurant Lease (Richland)

      6.10 Tenant shall operate the leased Premises strictly in accordance with all of the statutes pertaining thereto and all of the rules, regulations and requirements of the City, County and State in which operation occurs. Any violations thereof leading to suspension of Tenant's restaurant license and/or liquor license for over ten (10) days shall be a breach of this Lease. No drinking of alcoholic beverages shall be permitted on the Premises after closing of the lounge, including, but not limited to, drinking by employees.

      6.11 Tenant shall not carry any stock of goods or do anything in or about the leased Premises which will in any way impair or invalidate the obligation of any policy of insurance on the leased Premises or the building in which the leased Premises are situated. Tenant shall pay, upon demand, any increase in insurance premiums from the business carried on in the leased Premises by Tenant, whether or not Shilo has consented to the same. Tenant shall not create or suffer to be created any condition which would be in violation of any of the applicable State or Federal laws regarding Hazardous materials.

7. Shilo shall have no interest in, or responsibility for, operation of the restaurant and lounge; except for the rent reserved, and Tenant shall save and hold Shilo harmless from any and all claims whatsoever arising from Tenant's operations of the leased Premises from the date of possession, and will pay all costs of Shilo's defense, including attorneys' fees, should any claims be made against Shilo by reason of Tenant's acts or omissions in the operation thereof. Shilo shall hold Tenant harmless from any claims relating to the operation of the restaurant and lounge by the Prior Lessee.

8. The meeting and banquet rooms shall be used by Shilo and Tenant as follows:

      8.1 The meeting and banquet rooms (the "Restaurant Meeting Rooms") are part of Tenant's leased Premises. Tenant shall be responsible for the maintenance, repair and cleanliness of the Restaurant Meeting Rooms. Tenant understands that the rooms used by the hotel and Prior Lessee for sales and catering offices are going to be converted to meeting rooms controlled by the hotel (the "Hotel Meeting Rooms"). Shilo shall be responsible for the maintenance, repair and cleanliness of the Hotel Meeting Rooms.

      8.2 Tenant understands and agrees that the restaurant and lounge are in the Hotel primarily as an amenity of the Hotel to encourage room sales. Tenant further understands that a large portion of the room sales of the Hotel comes from convention and other pre-booked business which usually requires use of the Restaurant Meeting Rooms and food and beverage service. Tenant agrees to provide food and beverage service to groups booked by the Hotel for the Restaurant Meeting Rooms or the Hotel Meeting Rooms.


Page 9. Restaurant Lease (Richland)

Tenant shall be responsible for the set up and immediate clean up of all events in the Restaurant Meeting Rooms regardless of who booked the event. All Restaurant Meeting Rooms shall be cleared, cleaned up, and reset, as soon as possible after an event so as to allow maximum use of the Restaurant Meeting Rooms for presentation and marketing of additional bookings.

      8.3 All use charges for the Restaurant Meeting Rooms are the property of Tenant and may be waived by Tenant. All charges for use of the Hotel Meeting Rooms are the property of the Hotel. All charges for food and beverage service in any of the Restaurant or Hotel Meeting Rooms in the Hotel are the property of Tenant. All income from all guest room sales are the property of Shilo, regardless of the origination of the business.

      8.4 In the event Tenant books any event utilizing any of the Restaurant Meeting Rooms more than ninety (90) days in advance, such event shall be subject to cancellation by Shilo in the event the Hotel books an event requiring the use of the same meeting room for the same date or dates, or some of the same dates, involving room sales, but Shilo may not cancel a booking by Tenant once the event date is within ninety (90) days of the then current date. Bookings of the Restaurant Meeting Rooms made within ninety (90) days of the scheduled event by Shilo or Tenant shall be on a first-come, first-served basis. Shilo's room sales staff at the Hotel, and Tenant's catering sales staff shall work together in good faith to minimize conflicts and cancellations and promote mutual business for both the Hotel and the restaurant and lounge from the use of all of the Meeting Rooms.

      8.5 Tenant shall honor all booking commitments made by Shilo or the Prior Lessee made prior to the date of this Lease, but Tenant shall receive all prepaid deposits paid with respect to such bookings.

9. This Lease agreement is contingent upon Tenant acquiring a liquor license to operate the restaurant and lounge. Tenant shall at all times keep the liquor license in full force and effect and in full compliance. Tenant's loss of the liquor license for a period greater than ten (10) days shall be a default under this Lease.

10. Shilo covenants to Tenant as follows:

      10.1 As long as Tenant is not in default under this Lease, Shilo warrants to the Tenant the peaceful possession of the leased Premises during the term of this Lease.

      10.2 Shilo shall indemnify and hold Tenant harmless from the sole negligence of Shilo, its officers, agents, invitees and/or employees, as well as those arising from Shilo's failure to comply with any covenant of this Lease on Shilo's part to be performed,


Page 10. Restaurant Lease (Richland)
and shall, at its own cost and expense, defend Tenant against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Tenant in any such suit or action.

11. Shilo and Tenant shall be responsible for maintenance as follows:

      11.1 Shilo shall maintain and repair the foundation, roof, gutters, downspouts, exterior walls (except doors and glass), and the utility lines to their exterior point of entry to the leased Premises; provided, however, that Shilo shall not be responsible for maintenance necessitated by the acts of Tenant, its agents or employees.

      11.2 Tenant shall maintain and keep in good repair the interior of the leased Premises, including all heating and cooling equipment located on the leased Premises that is not part of the Hotel's central system, including fixtures, windows, doors, utilities, air-conditioning and heating outlets located on the leased Premises, and all other repairs made necessary by Tenant's failure to so maintain; provided, however, Tenant shall not be responsible for maintenance necessitated by the negligence or intentional wrongful acts of Shilo or its employees or agents. Tenant shall, at its sole cost and expense, replace all glass which may be broken or cracked during the term hereof, in the windows and doors of the leased Premises, with glass of as good or better quality as that originally installed. Tenant shall deliver the Premises to Shilo upon termination in as good condition as when leased, reasonable wear and tear excepted.

      11.3 Shilo shall employ and pay for seventy-five percent (75%) of the cost of a maintenance employee to perform routine repair and maintenance chores for the Hotel and the leased Premises. Tenant shall pay the other twenty-five percent (25%) of the cost. The maintenance employee's cost shall include all costs for such employee to include wages or salary, employment taxes, workmen's compensation premiums, medical insurance and other fringe benefits paid by Shilo for its employees. Tenant shall not use the maintenance employee to do cleaning in the leased Premises.

      11.4 If Tenant fails or refuses to keep the leased Premises in proper maintenance and repair, Shilo shall have the right, but not the duty, after reasonable written notice to Tenant (except in emergencies), to act as Shilo deems necessary to maintain and repair the 'leased Premises without liability for loss or damage to Tenant's property; Tenant shall pay the reasonable cost of such repairs or maintenance by Shilo, plus twenty percent (20%) overhead, which sum shall be promptly paid as additional rent.

12. Tenant shall have, at all times, the right, together with its customers and invitees, to the use of the parking area and driveway


Page 11. Restaurant Lease (Richland)
appurtenant thereto, for purposes of egress, ingress, parking of motor vehicles for Tenant, its customers and employees, and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant on the leased Premises, all without charge. Tenant employees shall be subject to the same rules as the Hotel's employees with respect to limitations on use of the parking areas, or other rules promulgated by the Hotel with respect to employee parking. The Hotel may place reasonable restrictions upon the times and places delivery and other service vehicles may utilize the parking and loading docks or loading areas, if any. Shilo shall keep and maintain the parking area in good condition and repair and reasonably free of rubbish and debris.

13. Within forty-five (45) days of taking possession, Tenant shall, at Tenant's cost obtain new signage for the restaurant and lounge. All such signs, and their location, shall be subject to Shilo's written approval, which shall not be unreasonably withheld. The name of Tenant's restaurant, if something other than "O'Callahan's," shall be subject to Shilo's approval. The name "Shilo" or any similar name shall not be part of Tenant's name for the restaurant, but Tenant may advertise that the restaurant is in the Shilo Inn. Upon the termination of this Lease, Tenant shall remove all such signs and restore such areas to their original condition. Tenant shall maintain all of Tenant's signs, and additions or replacements thereto. All signs shall be in compliance with applicable rules and ordinances, and applicable electrical codes. If Tenant wishes to have Tenant's name on Shilo's off premises bill boards, Tenant shall pay a portion of the rental of such bill board, and all of the cost of the changes to the bill board, as Shilo and Tenant may fix by agreement.

14. Except for personal property owned by Tenant, or leased by Tenant from third parties, all personal property on the leased Premises at the commencement of the Lease, including, but not limited to, furniture, fixtures, equipment, utensils, small wears, desks, safe, miscellaneous office equipment, audio-visual equipment, and trade fixtures (collectively "Shilo's Restaurant Equipment") is, and shall remain, the sole property of Shilo. Any personal property used in the operation of the restaurant owned by Tenant shall remain Tenant's property; Tenant shall be responsible to obtain Tenant's own fire and casualty insurance to insure Tenant's personal property on the leased Premises. Prior to Tenant's taking possession of the leased Premises, Shilo and Tenant shall take an inventory of Shilo's Restaurant Equipment, which inventory shall be signed by the parties and become an exhibit to this Lease. Tenant may use Shilo's placemats, menus, napkins for forty-five (45) days after possession; thereafter, Tenant shall use its own menus and its own place mats and napkins, and any remaining supply of such items shall be returned to Shilo. Shilo and Tenant shall inspect Shilo's Restaurant Equipment before Tenant takes possession and a list of agreed repairs to be made by Shilo shall


Page 12. Restaurant Lease (Richland)
be prepared. Shilo shall repair the items on such agreed list, but Shilo shall otherwise have no duty to repair any of Shilo's Restaurant Equipment, and Tenant shall take Shilo's Restaurant Equipment "AS IS." During the term of the Lease, Tenant shall maintain, repair and replace, as needed, and insure Shilo's Restaurant Equipment and shall return Shilo's Restaurant Equipment or the equivalent in as good a condition as such equipment is now in, reasonable wear and tear excepted, upon the expiration of this Lease or any extension thereof. None of Shilo's Restaurant Equipment shall be subjected to a lien, or sold or removed from the leased Premises without Shilo's consent.

15. Prior to Tenant taking possession of the leased Premises, Tenant and Shilo shall take an inventory of all of the 'Prior Lessee's food and beverage inventory, and the inventory of miscellaneous operating supplies necessary for conducting the business of the restaurant and lounge. Tenant shall purchase as much of such inventory and supplies as Tenant shall select, and the balance, if any, shall be removed by Shilo. All inventory and supplies purchased shall be paid for in cash prior to taking possession. Tenant shall honor all of the Prior Lessee's gift certificates, and Shilo shall reimburse Tenant for the same value as the purchase price of the certificate.

16. At the time of taking possession of the leased Premises, Shilo shall cause the Prior Lessee to terminate the employment of all of the restaurant employees. Tenant shall be free to employ as many of such employees as Tenant shall select. Tenant is aware that Shilo intends to offer employment to some of the employees of the Prior Lessee at other Shilo restaurants. Shilo shall be responsible for all compensation and other sums owing to the employees with respect to their employment to the date of Tenant's taking possession of the leased Premises.

17. Shilo, and his agents and representatives, shall, at any reasonable time, without prior notice, have the right to enter into or upon the leased Premises for the purpose of examining the condition thereof or any other lawful purposes, including for the purpose of doing a surprise audit.

18. Tenant shall not assign, transfer, sublet, pledge, hypothecate, or otherwise encumber or dispose of this Lease or the estate created in this Lease or in any interest in any portion of the same, or permit any person or persons, company or corporation to occupy the leased Premises or any part thereof, without the written consent of Shilo first being obtained. Shilo agrees not to unreasonably withhold consent. However, Shilo shall be entitled to require that any proposed transferee be an experienced, reputable, qualified and financially responsible restaurant operator willing to assume personal liability for the performance of the Lease. No consent to transfer shall release the liability of Tenant or the Guarantors. In the event Tenant is a corporation,


Page 13. Restaurant Lease (Richland)
no transfer, or series of transfers, direct or indirect, of 25% or more of the shares of the corporation shall be permitted without Shilo's consent. Shilo is entering into this lease by reason of the personal involvement of Rodney Sawyer and Christopher Thomsen; as long as actual or defacto control of the corporation comprising Tenant does not pass from Sawyer and Thomsen, Shilo agrees not to unreasonably withhold consent to transfers of shares of Tenant.

19. Fire and casualty damage shall be treated as follows:

      19.1 In the event of loss or damage by fire or other casualty to the building in which the leased Premises are located, the extent of which is less than fifty-five percent (55%) of the value of the structure, the Shilo and Tenant agree to promptly restore the structure to a sound and usable condition. However, Shilo shall not be required to repair any fire or casualty damage unless and until Shilo receives the fire and casualty insurance proceeds from Shilo's lender; and if Shilo's lender elects to apply such proceeds to Shilo's loan on the building in which the leased Premises are located, Shilo shall not be required to repair the damage if Shilo elects not to, and Shilo may elect to terminate the Lease. Rental payments shall cease during the period the structure is materially damaged. "Materially damaged" shall mean damage or destruction to the structure to such extent that it is not practicable to continue business operations under such circumstances. In the event that the structure is not Materially Damaged, but there is damage to restaurant fixtures or equipment or inventory, or if there has been smoke damage to the structure and/or the restaurant/lounge area which can be cleaned or painted, then rental payments shall cease for a period of not more than thirty (30) days in which time Tenant shall make the repairs or replacements in the leased Premises made necessary by such damage.

      19.2 In the event such loss or damage to the structure shall be in excess of fifty-five percent (55%) of the value of the structure, Shilo may, at his option, either restore the building to the extent of the insurance proceeds available, or terminate this Lease as of the date of loss; without further liability to the Tenant except the return to the Tenant any unearned advance rental payments and funds, if any held by Shilo but owing to Tenant. If loss or damage is in excess of fifty-five percent (55%), Shilo agrees to notify Tenant in writing within thirty (30) days after the occurrence of such destruction or casualty as to his intent to, or not to, rebuild.

20. Tenant shall not permit any lien of any kind, type or description to be placed or imposed upon the building in which the leased Premises are situated, or any part thereof, or the real estate on which it stands, or any of Shilo's Restaurant Equipment being used by Tenant.


Page 14. Restaurant Lease (Richland)

21. Except for providing the insurance coverage as required by the terms of this Lease, neither Shilo nor Tenant shall be liable to the other for loss arising out of damage to or destruction of the leased Premises, or the building or the improvements of which the leased Premises are a part of or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims between Shilo and Tenant for any and all loss, however caused (except by the deliberate acts of the party causing the loss), are hereby waived. The absence of such liability shall exist whether or not the damage or destruction is caused by the negligence of either Shilo or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Shilo and Tenant that fire and casualty insurance coverage required under the terms of this Lease shall provide reimbursement for any losses suffered and, further, that the insurance carriers shall not be entitled to subrogation under any circumstances (except wilful conduct) against either party to this Lease.

22. Tenant shall not overload the floors of the leased Premises in such a way as to cause any undue or serious stress or strain upon the building in which the leased Premises are located, or any part thereof. Shilo shall have the right at any time to call upon any competent engineer or architect, selected by Shilo, to decide whether the floors of the leased Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof. In the event the decision of such engineer or architect so called upon is that, in his option, the stress or strain is such as to endanger or injure the building or any part thereof, then and in that event, Tenant agrees to immediately relieve such stress and strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to Shilo.

23. In case of the condemnation or appropriation of all or any substantial part of the leased Premises by any public or private corporation under the laws of eminent domain, this Lease may be terminated at the option of either party hereto upon twenty (20) days written notice to the other, and in that case, Tenant shall not be liable for rent after the date of Tenant's removal from the Premises. Tenant shall not share in any portion of Shilo's award of the condemnation funds, but Tenant may prosecute its own award for the value of its property and business interest lost.

24. Time and strict performance of the provisions of this Lease agreement are of the essence. If Tenant shall be in arrears in any payment due to Shilo for a period of ten (10) days after the same becomes due, or if Tenant shall fail or neglect to do, keep, perform, or observe any of the covenants and agreements contained herein on Tenant's part to be done, kept, performed, or observed,


Page 15. Restaurant Lease (Richland)
and such failure shall continue for ten (10) days or more after written notice of such failure or neglect shall be given to Tenant, or if Tenant shall be declared bankrupt or insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if on the expiration of this Lease, Tenant fails to surrender possession of the leased Premises, then and in any of such events, Shilo, or those having the lessor's estate in the leased Premises lawfully, may, at his or their option, immediately or any time thereafter, without demand or notice, repossess the same as lessor's estate, and expel Tenant and those claiming by, through, or under Tenant, and take over Tenant's effects continuing the operation in any manner as to Shilo may seem expedient, without prejudice to any remedy which Shilo has under the terms of this Lease or otherwise at law or in equity. It is the intention of this Lease that Shilo shall have all remedies for breach of a lease as shall be allowed under the laws of the State of Washington, and such remedies shall be cumulative to the extent permitted by law. No expulsion of Tenant from the leased Premises shall release Tenant or any Guarantor of this Lease from personal liability hereunder.

25. Tenant's interest under this Lease shall be and is subordinate to any mortgage, trust deed or other security device on the Hotel and/or Shilo's Restaurant Equipment as shall now exist or as shall hereafter be created by Shilo. Tenant shall promptly execute such subordination agreements as Shilo or Shilo's present lender or any future lender may reasonably request, subject however, to Tenant's right to remain in possession of the leased Premises, as long as Tenant performs this Lease as agreed, despite any defaults by Shilo under any financing secured by the Hotel and/or Shilo's Restaurant Equipment.

26. In the event any suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this Lease, or to collect the rental which may become due hereunder, or any portion thereof, or to interpret the terms of this Lease, the prevailing party will be entitled to, in addition to its costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable for attorney fees in such suit or action, including any appeal therein.

27. Upon expiration of the term of this Lease, Tenant shall deliver the leased Premises and Shilo's Restaurant Equipment to Shilo in as good condition as Tenant shall have received the same, reasonable wear and tear excepted.

28. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail, return receipt requested, to Tenant at the address of the leased Premises, and to Shilo at the address then fixed for the payment of rent, and either party may, by like notice at any time and from time to time, designate a different address to which notice shall


Page 16. Restaurant Lease (Richland)
be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

29. All rights, remedies and liabilities herein given or imposed upon either of the parties hereto shall extend to and inure to the benefit of and bind as the circumstances may require, their respective heirs, executors, administrators and successors, and, insofar as this Lease is assignable by the terms hereof, to the assigns of such parties.

30. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Shilo and Tenant or between Shilo and any other party, or cause Shilo to be responsible in any way for the debts or obligations of Tenant or any other party.

31. Subject to space being available, Tenant shall have the right, during the first two weeks of the term of this Lease, to rent rooms in the Hotel, for use by agents and employees of Tenant, at the rate of Fifteen Dollars ($15.00) (plus tax) per night, single occupancy, and Twenty-Five Dollars ($25.00) (plus tax) per night, double occupancy; provided, however, that on any night the Hotel fills, Tenant shall pay the Hotel's usual commercial rate. After the first two
(2) weeks, but during the initial five (5) year term, the rate for Tenant's agents and employees shall be Twenty-Five Dollars ($25) (plus tax) per night, single occupancy, and Thirty-Five Dollars ($35) (plus tax) per night, double occupancy; provided, however, that on any night the Hotel fills, Tenant shall pay the Hotel's usual commercial rate. Tenant shall only use these rates to meet Tenant's legitimate business needs, and shall not allow Tenant's employee's to abuse these privileges. After the initial five (5) year term, the special rates, if any, to be given to Tenant by Shilo shall be as fixed by Shilo.

32. Tenant shall cooperate with Shilo's Hotel managers on all efforts to improve safety and other similar programs.

33. Tenant shall have its laundry done by an outside service. The Hotel's laundry shall have no obligation to do any of Tenant's laundry.

34. Rod Sawyer and Christopher Thomsen (the "Guarantors"), jointly and severally hereby unconditionally guarantee the performance of Tenant under this Lease. Guarantors' guarantee shall have the same legal effect as if the Guarantors had co-signed the Lease and not as accommodation parties.

35. Shilo and Tenant have adequate legal counsel and have read and fully understand all of the terms and conditions contained in this


Page 17. Restaurant Lease (Richland)

Lease agreement. This Lease shall be construed as if both parties had participated equally in its drafting, and neither party shall be entitled to any presumption by reason of the source of the drafting.

Dated this 11th day of April, 1991.

SHILO                                  TENANT


/s/ Mark S. Hemstreet
----------------------------           O'CALLAHAN'S EAST, INC.
Mark S. Hemstreet
                                       By: /s/ Kris Thomsen
                                           -------------------------------------
                                           Kris Thomsen
                                           President


                                       /s/ Kris Thomsen
                                       -----------------------------------------
                                       Christopher Thomsen, Guarantor


                                       /s/ Rod Sawyer
                                       -----------------------------------------
                                       Rod Sawyer, Guarantor


Page 18. Restaurant Lease (Richland)

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                              Washington East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY             ROOM RATE                 ROOM SUPPLY              ROOM DEMAND
                    --------------------  -----------------------   -----------------------  -----------------------
                    CURRENT  PRIOR  %     CURRENT    PRIOR   %      CURRENT    PRIOR   %     CURRENT    PRIOR   %
YEAR  MONTH         YEAR     YEAR   CHNG  YEAR       YEAR    CHNG   YEAR       YEAR    CHNG  YEAR       YEAR    CHNG
----  ---------     -----    -----  ----  -----      -----   ----   -----      -----   ----  -----      -----   ----
1990  January       42.0     38.3    9.7    36.55    35.41    3.2    272831    267406   2.0   114703   102362   12.1
1990  February      49.3     46.0    7.2    38.38    34.86   10.1    246428    241528   2.0   121366   111093    9.2
1990  March         57.9     55.0    5.3    40.39    35.33   14.3    273823    270506   1.2   158522   148860    6.5
1990  April         65.9     60.6    8.7    38.86    37.13    4.7    264990    264030    .4   174504   159879    9.1
1990  May           72.2     64.6   11.8    40.43    38.91    3.9    273823    272831    .4   197575   176278   12.1
1990  June          76.5     73.4    4.2    41.04    38.30    7.2    264990    264030    .4   202836   193883    4.6
1990  July          73.9     72.8    1.5    42.94    39.83    7.8    273823    272831    .4   202467   198678    1.9
1990  August        79.5     80.5   -1.2    43.42    39.21   10.7    273823    272831    .4   217795   219673    -.9
1990  September     70.6     74.8   -5.6    43.25    39.27   10.1    264990    264030    .4   187132   197619   -5.3
1990  October       64.3     67.4   -4.6    41.79    39.49    5.8    273823    272831    .4   176152   183993   -4.3
1990  November      52.2     52.6    -.8    39.17    36.66    6.8    264990    264030    .4   138349   138891    -.4
1990  December      38.8     40.1   -3.2    40.50    36.34   11.4    273823    272831    .4   106257   109282   -2.8
                    ------------------------------------------------------------------------------------------------
      TOTAL 1990    62.0     60.6    2.3    40.89    37.92    7.8   3222157   3199715    .7  1997658  1940491    2.9

      ROOM SAMPLE PERCENT - 26.5 %      Number of Sample Properties - 27    Number of Census Properties - 139

1991  January       39.7     42.0   -5.5    39.49    36.55    8.0    273823    272831    .4   108719   114703   -5.2
1991  February      44.8     49.3   -9.1    40.58    38.38    5.7    247324    246428    .4   110792   121366   -8.7
1991  March         53.3     57.9    7.9    40.99    40.39    1.5    273823    273823    .0   146020   158522   -7.9
1991  April         63.1     65.9   -4.2    41.03    38.86    5.6    264990    264990    .0   167102   174504   -4.2
1991  May           71.0     72.2   -1.7    43.22    40.43    6.9    273823    273823    .0   194391   197575   -1.6
1991  June          75.7     76.5   -1.0    43.68    41.04    6.4    264990    264990    .0   200704   202836   -1.1
1991  July          77.0     73.9    4.2    44.81    42.94    4.4    273823    273823    .0   210814   202467    4.1
1991  August        75.2     79.5   -5.4    44.50    43.42    2.5    273823    273823    .0   205852   217795   -5.5
1991  September     74.2     70.6    5.1    42.71    43.25   -1.2    264990    264990    .0   196576   187132    5.0
1991  October       69.0     64.3    7.3    42.12    41.79     .8    273823    273823    .0   188839   176152    7.2
1991  November      52.0     52.2    -.4    41.17    39.17    5.1    264990    264990    .0   137710   138349     .5
1991  December      39.4     38.8    1.5    40.70    40.50     .5    273823    273823    .0   107807   106257    1.5
                    ------------------------------------------------------------------------------------------------
      TOTAL 1991    61.3     62.0   -1.1    42.43    40.89    3.8   3224045   3222157    .1  1975326  1997658   -1.1

      ROOM SAMPLE PERCENT - 28.6 %      Number of Sample Properties - 29    Number of Census Properties - 139

                     ROOM REVENUE
                     -------------------------
                     CURRENT    PRIOR     %
YEAR  MONTH          YEAR       YEAR      CHWG
----  ---------      -----      -----     ----
1990  January        4192490    3624174   15.7
1990  February       4657543    3872552   20.3
1990  March          6403230    5259475   21.7
1990  April          6781561    5935540   14.3
1990  May            7987048    6859058   16.4
1990  June           8324662    7425220   12.1
1990  July           8694083    7912837    9.9
1990  August         9457344    8614470    9.8
1990  September      8093401    7760175    4.3
1990  October        7361667    7265411    1.3
1990  November       5418621    5091660    6.4
1990  December       4303444    3971567    8.4
                    --------------------------
      TOTAL 1990    81675094   73592139   11.0



1991  January        4293293    4192490    2.4
1991  February       4496433    4657543   -3.5
1991  March          5985491    6403230   -6.5
1991  April          6855845    6781561    1.1
1991  May            8402542    7987048    5.2
1991  June           8765787    8324662    5.3
1991  July           9447346    8694083    8.7
1991  August         9160011    9457344   -3.1
1991  September      8396036    8093401    3.7
1991  October        7953916    7361667    8.0
1991  November       5669533    5418621    4.6
1991  December       4387236    4303444    1.9
                    --------------------------
      TOTAL 1991    83813469   81675094    2.6

                              Washington East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY             ROOM RATE                 ROOM SUPPLY              ROOM DEMAND
                    --------------------  -----------------------   -----------------------  -----------------------
                    CURRENT  PRIOR  %     CURRENT    PRIOR   %      CURRENT    PRIOR   %     CURRENT    PRIOR   %
YEAR  MONTH         YEAR     YEAR   CHNG  YEAR       YEAR    CHNG   YEAR       YEAR    CHNG  YEAR       YEAR    CHNG
----  ---------     -----    -----  ----  -----      -----   ----   -----      -----   ----  -----      -----   ----
1992  January       41.7     39.7     5.0   41.94    39.49     6.2    275714    273823   .7    114852   108719   5.6
1992  February      49.3     44.8    10.0   42.42    40.55     4.5    249032    247324   .7    122852   110792  10.9
1992  March         60.2     53.3    12.9   42.03    40.99     2.5    275714    273823   .7    166064   146020  13.7
1992  April         64.5     63.1     2.2   43.90    41.03     7.0    266820    264990   .7    172048   167102   3.0
1992  May           72.4     71.0     2.0   45.90    43.22     6.2    275714    273823   .7    199519   194391   2.6
1992  June          79.7     75.7     5.3   45.54    43.68     4.3    266820    264990   .7    212754   200704   6.0
1992  July          80.0     77.0     3.9   46.42    44.81     3.6    275714    273823   .7    220658   210814   4.7
1992  August        78.5     75.2     4.4   45.53    44.50     2.3    275714    273823   .7    216478   205852   5.2
1992  September     75.1     74.2     1.2   45.13    42.71     5.7    266820    264990   .7    200348   196576   1.9
1992  October       66.8     69.0    -3.2   44.72    42.12     6.2    275714    273823   .7    184266   188839  -2.4
1992  November      49.9     52.0    -4.0   43.03    41.17     4.5    266820    264990   .7    133217   137710  -3.3
1992  December      41.1     39.4     4.3   43.10    40.70     5.9    275714    273823   .7    113409   107807   5.2
                    ------------------------------------------------------------------------------------------------
      TOTAL 1992    63.3     61.3     3.3   44.45    42.43     4.8   3246310   3224045   .7   2056465  1975326   4.1

      ROOM SAMPLE PERCENT - 29.6 %      Number of Sample Properties - 31    Number of Census Properties - 140

1993  January       39.6     41.7    -5.0   42.70    41.94     1.8    275714    275714   .0    109295   114852  -4.8
1993  February      47.9     49.3    -2.8   44.49    42.42     4.9    249032    249032   .0    119211   122852  -3.0
1993  March         57.5     60.2    -4.5   44.28    42.03     5.4    275714    275714   .0    158471   166064  -4.6
1993  April         61.9     64.5    -4.0   46.54    43.90     6.0    269670    266820  1.1    166829   172048  -3.0
1993  May           68.0     72.4    -6.1   47.83    45.90     4.2    278659    275714  1.1    189454   199519  -5.0
1993  June          76.1     79.7    -4.5   47.88    45.54     5.1    269670    266820  1.1    205112   212754  -3.6
1993  July          79.6     80.0     -.5   50.02    46.42     7.8    280674    275714  1.8    223475   220658   1.3
1993  August        80.2     78.5     2.2   49.36    45.53     8.4    280674    275714  1.8    225183   216478   4.0
1993  September     79.2     75.1     5.5   48.50    45.13     7.5    271620    266820  1.8    215044   200348   7.3
1993  October       67.9     66.8     1.6   47.63    44.72     6.5    280674    275714  1.8    190682   184266   3.5
1993  November      48.3     49.9    -3.2   42.53    43.03    -1.2    271620    266820  1.8    131136   133217  -1.6
1993  December      41.7     41.1     1.5   44.76    43.10     3.9    280674    275714  1.8    117062   113409   3.2
                    ------------------------------------------------------------------------------------------------
      TOTAL 1993    62.4     63.3    -1.4   46.93    44.45     5.6   3284395   3246310  1.2   2050954  2056465   -.3

      ROOM SAMPLE PERCENT - 30.1 %      Number of Sample Properties - 30   Number of Census Properties  - 142

                        ROOM REVENUE
                        -------------------------
                        CURRENT    PRIOR     %
YEAR  MONTH             YEAR       YEAR      CHWG
----  ---------         -----      -----     ----
1992  January            4816387    4293293  12.2
1992  February           5211870    4496433  15.9
1992  March              6980480    5985491  16.6
1992  April              7552119    6855845  10.2
1992  May                9157117    8402542   9.0
1992  June               9689367    8765787  10.5
1992  July              10241960    9447346   8.4
1992  August             9857282    9160011   7.6
1992  September          9042526    8396036   7.7
1992  October            8239901    7953916   3.6
1992  November           5732157    5669533   1.1
1992  December           4888079    4387236  11.4
                    -----------------------------
      TOTAL 1992        91409245   83813469   9.1



1993  January            4667365    4816387  -3.1
1993  February           5303740    5211870   1.8
1993  March              7016982    6980480    .5
1993  April              7764137    7552119   2.8
1993  May                9060863    9157117  -1.1
1993  June               9821677    9689367   1.4
1993  July              11178917   10241960   9.1
1993  August            11114954    9857282  12.8
1993  September         10429248    9042526  15.3
1993  October            9081532    8239901  10.2
1993  November           5577057    5732157  -2.7
1993  December           5240166    4888079   7.2
                    -----------------------------
      TOTAL 1993        96256638   91409245   5.3

                              Washington East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY             ROOM RATE                 ROOM SUPPLY              ROOM DEMAND
                    --------------------  -----------------------   -----------------------  -----------------------
                    CURRENT  PRIOR  %     CURRENT    PRIOR   %      CURRENT    PRIOR   %     CURRENT    PRIOR   %
YEAR  MONTH         YEAR     YEAR   CHNG  YEAR       YEAR    CHNG   YEAR       YEAR    CHNG  YEAR       YEAR    CHNG
----  ---------     -----    -----  ----  -----      -----   ----   -----      -----   ----  -----      -----   ----
1994  January       41.7     39.6     5.3   45.12    42.70     5.7    280674    275714  1.8    116941   109295   7.0
1994  February      52.6     47.9     9.8   48.31    44.49     8.6    253512    249032  1.8    133463   119211  12.0
1994  March         63.1     57.5     9.7   48.96    44.28    10.6    280674    275714  1.8    177134   158471  11.8
1994  April         67.4     61.9     8.9   47.98    46.54     3.1    274170    269670  1.7    184831   166829  10.8
1994  May           70.7     68.0     4.0   50.12    47.83     4.8    283309    278659  1.7    200253   189454   5.7
1994  June          78.1     76.1     2.6   50.76    47.88     6.0    274170    269670  1.7    214125   205112   4.4
1994  July          76.5     79.6    -3.9   51.88    50.02     3.7    285045    280674  1.6    218064   223475  -2.4
1994  August        79.7     80.2     -.6   52.61    49.36     6.6    288889    280674  2.9    230382   225183   2.3
1994  September     74.9     79.2    -5.4   52.07    48.50     7.4    279570    271620  2.9    209308   215044  -2.7
1994  October       68.1     67.9      .3   50.80    47.63     6.7    288889    280674  2.9    196792   190682   3.2
1994  November      51.5     48.3     6.6   46.76    42.53     9.9    279570    271620  2.9    143968   131136   9.8
1994  December      42.7     41.7     2.4   49.53    44.76    10.7    288889    280674  2.9    123297   117062   5.3
                    ------------------------------------------------------------------------------------------------
      TOTAL 1994    64.0     62.4     2.6   49.96    46.93     6.5   3357361   3284395  2.2   2148558  2050954   4.8

      ROOM SAMPLE PERCENT - 32.8 %      Number of Sample Properties - 35    Number of Census Properties - 146

1995  January       43.1     41.7     3.4   47.95    45.12    6.3     288889    280674  2.9    124535   116941   6.5
1995  February      49.8     52.6    -5.3   48.48    48.31     .4     262696    253512  3.6    130777   133463  -2.0
1995  March         61.3     63.1    -2.9   48.93    48.96    -.1     290842    280674  3.6    178368   177134    .7
1995  April         63.6     67.4    -5.6   49.19    47.98    2.5     281460    274170  2.7    178998   184831  -3.2
1995  May           72.0     70.7     1.8   51.59    50.12    2.9     296577    283309  4.7    213593   200253   6.7
1995  June          76.1     78.1    -2.6   53.82    50.76    6.0     287010    274170  4.7    218410   214125   2.0
1995  July          73.7     76.5    -3.7   54.20    51.88    4.5     296577    285045  4.0    218456   218064    .2
1995  August        77.8     79.7    -2.4   54.55    52.61    3.7     296577    288889  2.7    230710   230382    .1
1995  September     75.6     74.9      .9   53.68    52.07    3.1     288600    279570  3.2    218227   209308   4.3
1995  October       62.7     68.1    -7.9   51.09    50.80     .6     298220    288889  3.2    187064   196792  -4.9
1995  November      49.5     51.5    -3.9   48.56    46.76    3.8     288600    279570  3.2    142827   143968   -.8
1995  December      38.6     42.7    -9.6   50.38    49.53    1.7     298220    288889  3.2    115069   123297  -6.7
                    ------------------------------------------------------------------------------------------------
      TOTAL 1995    62.1     64.0    -3.0   51.48    49.96    3.0    3474268   3357361  3.5   2157034  2148558    .4

      ROOM SAMPLE PERCENT - 32.7 %      Number of Sample Properties - 37    Number of Census Properties - 150

                        ROOM REVENUE
                        --------------------------
                        CURRENT     PRIOR     %
YEAR  MONTH             YEAR        YEAR      CHWG
----  ---------         -----       -----     ----
1994  January             5276518     4667365  13.1
1994  February            6447564     5303740  21.6
1994  March               8673350     7016982  23.6
1994  April               8868607     7764137  14.2
1994  May                10037057     9060863  10.8
1994  June               10868852     9821677  10.7
1994  July               11313545    11178917   1.2
1994  August             12120581    11114954   9.0
1994  September          10898255    10429248   4.5
1994  October             9996734     9081532  10.1
1994  November            6731660     5577057  20.7
1994  December            6107254     5240166  16.5
                        ---------------------------
      TOTAL 1994        107339977    96256638  11.5



1995  January             5971689     5276518  13.2
1995  February            6339614     6447564  -1.7
1995  March               8726711     8673350    .6
1995  April               8805043     8868607   -.7
1995  May                11019888    10037057   9.8
1995  June               11754390    10868852   8.1
1995  July               11839670    11313545   4.7
1995  August             12584463    12120581   3.8
1995  September          11714000    10898255   7.5
1995  October             9557695     9996734  -4.4
1995  November            6935322     6731660   3.0
1995  December            5797652     6107254  -5.1
                        ---------------------------
      TOTAL 1995        111046137   107339977   3.5

                              Washington East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY             ROOM RATE                 ROOM SUPPLY              ROOM DEMAND
                    --------------------  -----------------------   -----------------------  -----------------------
                    CURRENT  PRIOR  %     CURRENT    PRIOR   %      CURRENT    PRIOR   %     CURRENT    PRIOR   %
YEAR  MONTH         YEAR     YEAR   CHNG  YEAR       YEAR    CHNG   YEAR       YEAR    CHNG  YEAR       YEAR    CHNG
----  ---------     -----    -----  ----  -----      -----   ----   -----      -----   ----  -----      -----   ----
1996  January       37.7     43.1   -12.5   50.45    47.95    5.2     298220    288889  3.2    112327   124535   -9.8
1996  February      46.7     49.8    -6.2   50.43    48.48    4.0     269360    262696  2.5    125719   130777   -3.9
1996  March         55.3     61.3    -9.8   49.60    48.93    1.4     299863    290842  3.1    165907   178368   -7.0
1996  April         57.7     63.6    -9.3   50.39    49.19    2.4     290190    281460  3.1    167376   178998   -6.5
1996  May           62.3     72.0   -13.5   53.12    51.59    3.0     299863    296577  1.1    186817   213593  -12.5
1996  June          70.3     76.1    -7.6   54.85    53.82    1.9     290190    287010  1.1    204001   218410   -6.6
1996  July          68.7     73.7    -6.8   55.61    54.20    2.6     300483    296577  1.3    206452   218456   -5.5
1996  August        70.4     77.8    -9.5   56.10    54.55    2.8     305133    296577  2.9    214704   230710   -6.9
1996  September     67.5     75.6   -10.7   53.27    53.68    -.8     297390    288600  3.0    200625   218227   -8.1
                    -------------------------------------------------------------------------------------------------
      TOTAL 1996    59.8     66.1    -9.5   53.03    51.84    2.3    2650692   2589228  2.4   1583928  1712074   -7.5

      ROOM SAMPLE PERCENT - 34.7 %      Number of Sample Properties - 41    Number of Census Properties -154

                       ROOM REVENUE
                       -------------------------
                       CURRENT    PRIOR     %
YEAR  MONTH            YEAR       YEAR      CHWG
----  ---------        -----      -----     ----
1996  January           5667023    5971689  -5.1
1996  February          6339607    6339614   -.0
1996  March             8228935    8726711  -5.7
1996  April             8434454    8805043  -4.2
1996  May               9924479   11019888  -9.9
1996  June             11188942   11754390  -4.8
1996  July             11480981   11839670  -3.0
1996  August           12044982   12584463  -4.3
1996  September        10686731   11714000  -8.8
                       -------------------------
      TOTAL 1996       83996134   88755468  -5.4

      SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and
                                      research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                              Washington East Area

                                                                                      11/07/96 Page:      1
                                                                       Zip
STR CODE    Name of Establishment           City               ST     Code        Telephone      YEAR ROOMS
--------    -----------------------------   ---------------    --     -----       -------------- ----------
   17873    PONDEROSA                       GOLDENDALE         WA     98620       (509) 773-5842         28
   12438    FARVUE MOTEL                    GOLDENDALE         WA     98620       (509) 773-5881 8406    48
   30010    ORCHARD INN                     WENATCHEE          WA     98801       (509) 662-3443        105
   33441    HOLIDAY INN EXPRESS WENATCHEE   WENATCHEE          WA     98801       (509) 663-6355 9609    70
   19509    BEST WESTERN HERITAGE INN       WENATCHEE          WA     98801       (509) 664-6565 9307    65
    9463    STARLITE MOTEL                  WENATCHEE          WA     98801       (509) 663-8115         34
   12470    TRAVELODGE WENATCHEE SCOTTYS    WENATCHEE          WA     98801       (509) 662-8165         50
    9671    RED LION WENATCHEE/INN          WENATCHEE          WA     98801       (509) 663-0711        149
   17960    CHIEFTAIN MOTEL                 WENATCHEE          WA     98801       (509) 663-8141        105
    7530    WELCOME INN                     WENATCHEE          WA     98801       (509) 663-7121         38
    5046    HOLIDAY LODGE                   WENATCHEE          WA     98801       (509) 663-8167         60
    5712    VAGABOND INN WENATCHEE          WENATCHEE          WA     98801       (509) 663-8133         41
   17959    AVENUE MOTEL                    WENATCHEE          WA     98801       (509) 663-7161         39
    3778    WESTCOAST WENATCHEE CENTER      WENATCHEE          WA     98801       (509) 662-1234        150
   17962    UPTOWNER                        WENATCHEE          WA     98801       (509) 663-8516         22
    3779    RIVERS INN                      EAST WENATCHEE     WA     98802       (509) 884-1474         54
   17961    FOUR SEASONS INN                EAST WENATCHEE     WA     98802       (509) 884-6611        100
   31872    WEDGE MOUNTAIN INN              LEAVENWORTH        WA     98815       (509) 548-6694         28
   17856    VILLAGE INN                     CASHMERE           WA     98815       (509) 782-3522         21
   17860    CAMPBELLS LODGE                 CHELAN             WA     98816       (509) 682-2561        148
   17863    DARNELLS MOTEL                  CHELAN             WA     98816       (509) 682-2015         38
   30817    APPLE INN MOTEL                 CHELAN             WA     98816       (509) 682-4044         41
   30820    WESTVIEW RESORT MOTEL           CHELAN             WA     98816       (509) 682-4396         25
   17862    CARAVEL RESORT                  CHELAN             WA     98816       (509) 682-2582         59
    7514    TRAVELODGE EPHRATA              EPHRATA            WA     98823       (509) 754-4651         28
   31898    BAYERN ON THE RIVER             LEAVENWORTH        WA     98826       (509) 548-5875         26
   31900    EVERGREEN INN                   LEAVENWORTH        WA     98826       (509) 548-5515         41
   31903    OBERTAL MOTOR INN               LEAVENWORTH        WA     98826       (509) 548-5204         25
   31895    ALPEN INN                       LEAVENWORTH        WA     98826       (509) 548-4326         40
   31902    LINDERHOF MOTOR INN             LEAVENWORTH        WA     98826       (509) 548-5283         26
   31153    BUDGET HOST INN CANYONS INN     LEAVENWORTH        WA     98826       (509) 548-7992         32
   31899    ENZIAN MOTOR INN                LEAVENWORTH        WA     98826       (509) 548-5269        104
   28959    BEST WESTERN ICICLE INN         LEAVENWORTH        WA     98826       (509) 548-7000  208    65
   17879    DER RITTERHOF MOTOR INN         LEAVENWORTH        WA     98826       (509) 548-5845         51
   21085    RIVERS EDGE LODGE               LEAVENWORTH        WA     98826       (509) 548-7612         23
   30819    MOUNTAIN VIEW LODGE             MANSON             WA     98831       (509) 687-9505         32
   33607    FREESTONE INN                   MAZAMA             WA     98833       (509) 996-3906 9607    20
    7517    TRAVELODGE MOSES LAKE           MOSES LAKE         WA     98837       (509) 765-8631         40

                                             RESPONSE REPORT                       Report #: Res-14
                                            ------ 1995 ------  ------------------ 1996 -------------------
STR CODE    Name of Establishment           SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------    -----------------------------   ------------------  -------------------------------------------
   17873    PONDEROSA
   12438    FARVUE MOTEL
   30010    ORCHARD INN
   33441    HOLIDAY INN EXPRESS WENATCHEE
   19509    BEST WESTERN HERITAGE INN
    9463    STARLITE MOTEL
   12470    TRAVELODGE WENATCHEE SCOTTYS     X    X    X    X    X                   X    X    X    X    X
    9671    RED LION WENATCHEE/INN           X    X    X    X    X    X    X    X    X    X    X    X    X
   17960    CHIEFTAIN MOTEL
    7530    WELCOME INN
    5046    HOLIDAY LODGE
    5712    VAGABOND INN WENATCHEE           X    X    X    X    X    X    X    X    X    X    X    X    X
   17959    AVENUE MOTEL
    3778    WESTCOAST WENATCHEE CENTER
   17962    UPTOWNER
    3779    RIVERS INN
   17961    FOUR SEASONS INN
   31872    WEDGE MOUNTAIN INN
   17856    VILLAGE INN
   17860    CAMPBELLS LODGE
   17863    DARNELLS MOTEL
   30817    APPLE INN MOTEL
   30820    WESTVIEW RESORT MOTEL
   17862    CARAVEL RESORT
    7514    TRAVELODGE EPHRATA               X    X    X    X    X    X    X    X    X    X    X    X    X
   31898    BAYERN ON THE RIVER
   31900    EVERGREEN INN
   31903    OBERTAL MOTOR INN
   31895    ALPEN INN
   31902    LINDERHOF MOTOR INN
   31153    BUDGET HOST INN CANYONS INN
   31899    ENZIAN MOTOR INN
   28959    BEST WESTERN ICICLE INN          X    X    X    X    X    X    X    X    X    X    X    X    X
   17879    DER RITTERHOF MOTOR INN
   21085    RIVERS EDGE LODGE
   30819    MOUNTAIN VIEW LODGE
   33607    FREESTONE INN                                                                                X
    7517    TRAVELODGE MOSES LAKE            X    X    X    X    X    X    X    X    X    X    X    X    X

                         LIST OF PROPERTIES INCLUDED IN
                              Washington East Area

                                                                                      11/07/96 Page:      2
                                                                       Zip
STR CODE    Name of Establishment           City               ST     Code        Telephone      YEAR ROOMS
--------    -----------------------------   ---------------    --     -----       -------------- ----------
   17888    EL RANCHO                       MOSES LAKE         WA     98837       (509) 765-9173 5006    21
   25110    MAPLES                          MOSES LAKE         WA     98837       (509) 765-5665         44
    5707    IMPERIAL INN                    MOSES LAKE         WA     98837       (509) 765-8626         29
   17889    MOSES LAKE                      MOSES LAKE         WA     98837       (509) 765-1777         30
   12473    LAKESHORE MOTEL                 MOSES LAKE         WA     98837       (509) 765-9201         33
    6614    MOTEL 6 MOSES LAKE              MOSES LAKE         WA     98837       (509) 766-0250        111
    3760    BEST WESTERN HALLMARK INN & CO  MOSES LAKE         WA     98837       (509) 765-9211 7300   162
   24808    OASIS BUDGET INN                MOSES LAKE         WA     98837       (509) 765-8636 8804    36
   23468    SUPER 8 MOSES LAKE              MOSES LAKE         WA     98837       (509) 765-8886 8500    62
   12480    SHILO INN MOSES LAKE            MOSES LAKE         WA     98837       (509) 765-9317 8903   100
   30413    HOLIDAY INN EXPRESS TRAVEL PLA  MOSES LAKE         WA     98837       (509) 766-2000 9408    75
   31927    PONDEROSA MOTOR LODGE           OKANOGAN           WA     98840       (509) 422-0400         25
   17906    CEDARS INN                      OKANOGAN           WA     98840       (509) 422-6431         78
    7518    THRIFTLODGE OMAK                OMAK               WA     98841       (509) 826-0400         60
   31928    LEISURE VILLAGE MOTEL           OMAK               WA     98841       (509) 826-4442         33
   17907    NICHOLAS                        OMAK               WA     98841       (509) 826-4611         22
   30818    LAKE PATEROS MOTOR INN          PATEROS            WA     98846       (509) 923-2207         30
    5044    VILLAGER INN                    QUINCY             WA     98848       (509) 787-3515         21
   31953    INN AT SOAP LAKE                SOAP LAKE          WA     98851       (509) 246-1132         23
   31957    RED APPLE INN                   TONASKET           WA     98855       (509) 486-2119         21
   31959    IDLE A WHILE MOTEL              TWISP              WA     98856       (509) 997-3222         25
   17966    WINTHROP INN                    WINTHROP           WA     98862       (509) 996-2217         30
   17967    SUN MOUNTAIN                    WINTHROP           WA     98862       (509) 996-2211 6804    87
   23515    MARIGOT                         WINTHROP           WA     98862       (509) 996-3100         64
   32011    VIRGINIAN RESORT                WINTHROP           WA     98862       (509) 996-2535         42
   17970    CLOSED HOLIDAY MOTOR HOTEL      YAKIMA             WA     98901       (509) 248-6666          0
   25207    RED APPLE INN                   YAKIMA             WA     98901       (509) 248-7150 6006    58
   17968    COLONIAL MOTOR INN              YAKIMA             WA     98901       (509) 453-8981         53
    9673    RED LION YAKIMA VALLEY/INN      YAKIMA             WA     98901       (509) 248-7850        209
   17971    SUN COUNTRY INN                 YAKIMA             WA     98901       (509) 248-5650         70
   25211    ALL STAR MOTEL                  YAKIMA             WA     98901       (509) 452-7111 6006    49
   17969    BIG VALLEY MOTEL                YAKIMA             WA     98901       (509) 248-3393         63
   12527    KNIGHTS INN MOTEL               YAKIMA             WA     98901       (509) 453-5615         52
    6620    MOTEL 6 YAKIMA                  YAKIMA             WA     98901       (509) 454-0080         95
   23023    BEST WESTERN RIO MIRADA MOTOR   YAKIMA             WA     98901       (509) 457-4444 8500    96
   31474    BEST WESTERN OXFORD SUITES      YAKIMA             WA     98901       (509) 457-9000 9505   107
    9465    BALI HAI MOTEL                  YAKIMA             WA     98901       (509) 452-7178         28
    9672    RED LION YAKIMA/INN             YAKIMA             WA     98901       (509) 453-0391         58

                                             RESPONSE REPORT                       Report #: Res-14
                                            ------ 1995 ------  ------------------ 1996 -------------------
STR CODE    Name of Establishment           SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------    -----------------------------   ------------------  -------------------------------------------
   17888    EL RANCHO
   25110    MAPLES
    5707    IMPERIAL INN
   17889    MOSES LAKE
   12473    LAKESHORE MOTEL
    6614    MOTEL 6 MOSES LAKE                X    X    X    X    X    X    X    X    X    X    X    X    X
    3760    BEST WESTERN HALLMARK INN & CO
   24808    OASIS BUDGET INN
   23468    SUPER 8 MOSES LAKE
   12480    SHILO INN MOSES LAKE
   30413    HOLIDAY INN EXPRESS TRAVEL PLA    X    X    X    X    X    X    X    X    X    X    X    X    X
   31927    PONDEROSA MOTOR LODGE
   17906    CEDARS INN
    7518    THRIFTLODGE OMAK                  X    X    X    X    X    X    X    X    X    X    X    X    X
   31928    LEISURE VILLAGE MOTEL
   17907    NICHOLAS
   30818    LAKE PATEROS MOTOR INN
    5044    VILLAGER INN
   31953    INN AT SOAP LAKE
   31957    RED APPLE INN
   31959    IDLE A WHILE MOTEL
   17966    WINTHROP INN
   17967    SUN MOUNTAIN                      X    X    X    X    X    X    X    X    X    X    X    X    X
   23515    MARIGOT
   32011    VIRGINIAN RESORT
   17970    CLOSED HOLIDAY MOTOR HOTEL
   25207    RED APPLE INN
   17968    COLONIAL MOTOR INN
    9673    RED LION YAKIMA VALLEY/INN        X    X    X    X    X    X    X    X    X    X    X    X    X
   17971    SUN COUNTRY INN
   25211    ALL STAR MOTEL
   17969    BIG VALLEY MOTEL
   12527    KNIGHTS INN MOTEL
    6620    MOTEL 6 YAKIMA                    X    X    X    X    X    X    X    X    X    X    X    X    X
   23023    BEST WESTERN RIO MIRADA MOTOR
   31474    BEST WESTERN OXFORD SUITES
    9465    BALI HAI MOTEL
    9672    RED LION YAKIMA/INN               X    X    X    X    X    X    X    X    X    X    X    X    X

                         LIST OF PROPERTIES INCLUDED IN
                              Washington East Area

                                                                                      11/07/96 Page:      3
                                                                       Zip
STR CODE    Name of Establishment           City               ST     Code        Telephone      YEAR ROOMS
--------    -----------------------------   ---------------    --     -----       -------------- ----------
    5713    VAGABOND INN YAKIMA             YAKIMA             WA     98901       (509) 457-6155         37
    1225    HOLIDAY INN YAKIMA              YAKIMA             WA     98901       (509) 452-6511        171
   17972    CAVANAUGH'S TOWNE PLAZA MOTOR   YAKIMA             WA     98901       (509) 248-5900        152
    7531    TRAVELODGE YAKIMA               YAKIMA             WA     98901       (509) 453-7151         49
    9464    RED CARPET MOTOR INN            YAKIMA             WA     98902       (509) 457-1131         31
    8832    SUPER 8 YAKIMA/UNION GAP        UNION GAP          WA     98903       (509) 248-8880 8409    95
   17973    DAYS INN YAKIMA                 YAKIMA             WA     98903       (509) 248-9700        100
    3780    QUALITY YAKIMA                  YAKIMA             WA     98903       (509) 248-6924 7200    85
   31873    STEWART LODGE                   CLE ELUM           WA     98922       (509) 674-4548         36
   31874    TIMBER LODGE MOTEL              CLE ELUM           WA     98922       (509) 674-5966         29
    9446    CEDARS MOTEL                    CLE ELUM           WA     98922       (509) 674-5535         32
   31878    I-90 INN MOTEL                  ELLENSBURG         WA     98926       (509) 925-9844         72
   32431    HOLIDAY INN EXPRESS ELLENSBURG  ELLENSBURG         WA     98926       (800) 465-4329 9613    50
    9449    REGALODGE                       ELLENSBURG         WA     98926       (509) 925-3116         30
    9448    HAROLDS MOTEL                   ELLENSBURG         WA     98926       (509) 925-4141         63
   31879    NITES INN                       ELLENSBURG         WA     98926       (509) 962-9600         32
   23467    SUPER 8 ELLENSBURG              ELLENSBURG         WA     98926       (509) 962-6888 8608   101
    1215    BEST WESTERN ELLENSBURG         ELLENSBURG         WA     98926       (509) 925-9801 8600   105
   17954    GRANDVIEW                       GRANDVIEW          WA     98930       (509) 882-1323         20
    9459    TOWN HOUSE MOTEL                SUNNYSIDE          WA     98944       (509) 837-5500         21
   21715    SUN VALLEY INN                  SUNNYSIDE          WA     98944       (509) 837-4721         40
    3772    TRAVELODGE SUNNYSIDE            SUNNYSIDE          WA     98944       (509) 837-7878         73
    9063    NENDELS                         SUNNYSIDE          WA     98944       (509) 839-2100         28
   31958    TOPPENISH INN MOTEL             TOPPENISH          WA     98948       (509) 865-7444         41
   33209    COMFORT INN COLVILLE            COLVILLE           WA     99114       (509) 684-2010 9603    73
   30851    BENNYS PANORAMA MOTEL           COLVILLE           WA     99114       (509) 684-2517        106
   17864    COULEE HOUSE MOTEL              COULEE DAM         WA     99116       (509) 633-1101         61
   17865    PONDEROSA                       COULEE DAM         WA     99116       (509) 633-2100         34
    9447    SKY DECK MOTEL                  ELECTRIC CITY      WA     99123       (509) 633-0290         30
    6213    QUALITY PARADISE CREEK          PULLMAN            WA     99163       (509) 332-0500         66
    9454    MANOR LODGE MOTEL               PULLMAN            WA     99163       (509) 334-2511         30
   17919    NENDELS PULLMAN                 PULLMAN            WA     99163       (509) 332-2646         60
    7520    AMERICAN TRAVEL INN             PULLMAN            WA     99163       (509) 334-3500         34
   29082    HOLIDAY INN EXPRESS PULLMAN     PULLMAN            WA     99163       (509) 334-4437 9404    85
   12547    COLWELL MOTOR INN               RITZVILLE          WA     99169       (509) 659-1620         25
   26090    BEST WESTERN HERITAGE INN       RITZVILLE          WA     99169       (509) 659-1007         42
    9665    RED LION PASCO/INN              PASCO              WA     99301       (509) 547-0701        279
   24551    AIRPORT INN                     PASCO              WA     99301       (509) 545-1460         41

                                             RESPONSE REPORT                       Report #: Res-14
                                            ------ 1995 ------  ------------------ 1996 -------------------
STR CODE    Name of Establishment           SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------    -----------------------------   ------------------  -------------------------------------------
    5713    VAGABOND INN YAKIMA              X    X    X    X    X    X    X    X    X    X    X    X    X
    1225    HOLIDAY INN YAKIMA               X    X    X    X    X    X    X    X    X    X    X    X    X
   17972    CAVANAUGH'S TOWNE PLAZA MOTOR
    7531    TRAVELODGE YAKIMA                X    X    X    X    X    X    X    X    X    X    X    X    X
    9464    RED CARPET MOTOR INN
    8832    SUPER 8 YAKIMA/UNION GAP
   17973    DAYS INN YAKIMA                  X    X    X    X    X    X    X    X    X    X    X    X    X
    3780    QUALITY YAKIMA                   X    X    X    X    X    X    X    X    X    X    X    X    X
   31873    STEWART LODGE
   31874    TIMBER LODGE MOTEL
    9446    CEDARS MOTEL
   31878    I-90 INN MOTEL
   32431    HOLIDAY INN EXPRESS ELLENSBURG
    9449    REGALODGE
    9448    HAROLDS MOTEL
   31879    NITES INN
   23467    SUPER 8 ELLENSBURG
    1215    BEST WESTERN ELLENSBURG
   17954    GRANDVIEW
    9459    TOWN HOUSE MOTEL
   21715    SUN VALLEY INN
    3772    TRAVELODGE SUNNYSIDE                                                X    X    X    X    X    X
    9063    NENDELS
   31958    TOPPENISH INN MOTEL
   33209    COMFORT INN COLVILLE                                                     X    X    X    X    X
   30851    BENNYS PANORAMA MOTEL
   17864    COULEE HOUSE MOTEL
   17865    PONDEROSA
    9447    SKY DECK MOTEL
    6213    QUALITY PARADISE CREEK           X    X    X    X    X    X         X    X              X    X
    9454    MANOR LODGE MOTEL
   17919    NENDELS PULLMAN
    7520    AMERICAN TRAVEL INN
   29082    HOLIDAY INN EXPRESS PULLMAN      X    X    X    X    X    X    X    X    X    X    X    X    X
   12547    COLWELL MOTOR INN
   26090    BEST WESTERN HERITAGE INN
    9665    RED LION PASCO/INN               X    X    X    X    X    X    X    X    X    X    X    X    X
   24551    AIRPORT INN

                         LIST OF PROPERTIES INCLUDED IN
                              Washington East Area

                                                                                      11/07/96 Page:      4
                                                                       Zip
STR CODE    Name of Establishment           City               ST     Code        Telephone      YEAR ROOMS
--------    -----------------------------   ---------------    --     -----       -------------- ----------
    6616    MOTEL 6 PASCO                   PASCO              WA     99301       (509) 546-2010        106
   17911    VAL U INN                       PASCO              WA     99301       (509) 547-0791        164
    7519    TRAVEL INN                      PASCO              WA     99301       (509) 547-7791         40
    8531    HALLMARK                        PASCO              WA     99301       (509) 547-7766         55
   24555    THUNDERBIRD MOTEL               PASCO              WA     99301       (509) 547-9506 8006    43
   17867    BLUE MOUNTAIN MOTEL             DAYTON             WA     99328       (509) 382-3040         23
    8916    CLOSED ANGUS MOTOR HOTEL        KENNEWICK          WA     99336                               0
   33178    CLEARWATER SUITES               KENNEWICK          WA     99336       (509) 735-2242         53
   33558    BEST WESTERN KENNEWICK          KENNEWICK          WA     99336                      9613    87
   31028    SILVER CLOUD INN                KENNEWICK          WA     99336       (509) 735-6100        125
   17876    CAVANAUGH~S AT COLUMBIA CENTER  KENNEWICK          WA     99336       (509) 783-0611        164
   17878    SHANIKO INN                     KENNEWICK          WA     99336       (509) 735-6385         47
   10365    TAPADERA MOTOR INN KENNEWICK    KENNEWICK          WA     99336       (509) 783-6191         61
    3755    NENDELS KENNEWICK               KENNEWICK          WA     99336       (509) 735-9511        106
   28145    RAMADA KENNEWICK                KENNEWICK          WA     99336       (509) 586-0541        150
   29223    SUPER 8 KENNEWICK/TRI CITIES    KENNEWICK          WA     99336       (509) 736-6888 9304    95
   22245    COMFORT INN KENNEWICK           KENNEWICK          WA     99336       (509) 783-8396 9407    56
   30991    FAIRFIELD INN KENNEWICK         KENNEWICK          WA     99336       (509) 783-2164 9502    63
   13292    HOLIDAY INN EXPRESS KENNEWICK   KENNEWICK          WA     99337       (509) 736-3326 9509    53
    9453    CABANA MOTEL                    OTHELLO            WA     99344       (509) 488-2605         54
   17908    ALADDIN MOTOR INN               OTHELLO            WA     99344       (509) 488-5671         52
   15368    BARN MOTOR INN/CONF CTR         PROSSER            WA     99350       (509) 786-2121 9003    32
   17497    BEST WESTERN PROSSER INN        PROSSER            WA     99350       (509) 786-7977 9408    49
   17877    PROSSER INN                     PROSSER            WA     99350       (509) 786-2555         26
   33555    HAMPTON INN RICHLAND            RICHLAND           WA     99352       (509) 943-4400 9608   150
    1216    BEST WESTERN THE TOWER INN      RICHIAND           WA     99352       (509) 946-4121        195
   17922    BALI HI MOTEL                   RICHLAND           WA     99352       (509) 943-3101         44
    9667    RED LION HANFORD HOUSE/INN      RICHLAND           WA     99352       (509) 946-7611        149
    3763    NENDELS RICHIAND                RICHLAND           WA     99352       (509) 943-4611         95
    5708    VAGABOND INN RICHLAND           RICHIAND           WA     99352       (509) 946-6117         40
   17924    SHILO INN RICHLAND RIVERSHORE   RICHLAND           WA     99352       (509) 946-4661        150
   17923    COLUMBIA CENTER DUNES           RICHLAND           WA     99352       (509) 783-8181         90
   31232    BEST WESTERN WALLA WALLA SUITE  WALLA WALLA        WA     99362       (509) 525-4700 9505    78
    9461    CAPRI MOTEL                     WALLA WALLA        WA     99362       (509) 525-1130         40
   28507    SUPER 8 WALLA WALLA             WALLA WALLA        WA     99362       (509) 525-8800 9201    61
   10366    TAPADERA MOTOR INN WALLA WALLA  WALLA WALLA        WA     99362       (509) 529-2580         31
    5711    VAGABOND INN WALLA WALLA        WALLA WALLA        WA     99362       (509) 529-4410         35
   17957    NENDELS WHITMAN MOTOR INN       WALLA WALLA        WA     99362       (509) 525-2200         70

                                             RESPONSE REPORT                       Report #: Res-14
                                            ------ 1995 ------  ------------------ 1996 -------------------
STR CODE    Name of Establishment           SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------    -----------------------------   ------------------  -------------------------------------------
    6616    MOTEL 6 PASCO                    X    X    X    X    X    X    X    X    X    X    X    X    X
   17911    VAL U INN
    7519    TRAVEL INN
    8531    HALLMARK
   24555    THUNDERBIRD MOTEL
   17867    BLUE MOUNTAIN MOTEL
    8916    CLOSED ANGUS MOTOR HOTEL
   33178    CLEARWATER SUITES
   33558    BEST WESTERN KENNEWICK
   31028    SILVER CLOUD INN
   17876    CAVANAUGH~S AT COLUMBIA CENTER
   17878    SHANIKO INN                      X    X    X    X    X    X    X    X    X    X    X    X    X
   10365    TAPADERA MOTOR INN KENNEWICK
    3755    NENDELS KENNEWICK                X    X    X    X    X    X    X    X    X    X    X    X    X
   28145    RAMADA KENNEWICK                 X    X    X    X    X    X    X    X    X    X    X    X    X
   29223    SUPER 8 KENNEWICK/TRI CITIES
   22245    COMFORT INN KENNEWICK            X    X    X    X    X    X    X    X    X    X    X    X    X
   30991    FAIRFIELD INN KENNEWICK          X    X    X    X    X    X    X    X    X    X    X    X    X
   13292    HOLIDAY INN EXPRESS KENNEWICK              X    X    X    X         X    X    X    X    X    X
    9453    CABANA MOTEL
   17908    ALADDIN MOTOR INN
   15368    BARN MOTOR INN/CONF CTR
   17497    BEST WESTERN PROSSER INN
   17877    PROSSER INN
   33555    HAMPTON INN RICHLAND                                                                    X    X
    1216    BEST WESTERN THE TOWER INN
   17922    BALI HI MOTEL
    9667    RED LION HANFORD HOUSE/INN       X    X    X    X    X    X    X    X    X    X    X    X    X
    3763    NENDELS RICHIAND
    5708    VAGABOND INN RICHLAND            X    X    X    X    X    X    X    X    X    X    X    X    X
   17924    SHILO INN RICHLAND RIVERSHORE
   17923    COLUMBIA CENTER DUNES
   31232    BEST WESTERN WALLA WALLA SUITE   X    X    X    X    X    X    X    X    X    X    X    X    X
    9461    CAPRI MOTEL
   28507    SUPER 8 WALLA WALLA
   10366    TAPADERA MOTOR INN WALLA WALLA
    5711    VAGABOND INN WALLA WALLA         X    X    X    X    X    X    X    X    X    X    X    X    X
   17957    NENDELS WHITMAN MOTOR INN

                         LIST OF PROPERTIES INCLUDED IN
                              Washington East Area

                                                                                      11/07/96 Page:      5
                                                                       Zip
STR CODE    Name of Establishment           City               ST     Code        Telephone      YEAR ROOMS
--------    -----------------------------   ---------------    --     -----       -------------- ----------
   25780    COMFORT INN WALLA WALLA         WALLA WALIA        WA     99362       (509) 525-2522 8702    61
    3777    PONY SOLDIER MOTOR INN PONY SO  WALLA WALLA        WA     99362       (509) 529-4360 6700    85
    7529    TRAVELODGE WALLA WALLA          WALLA WALLA        WA     99362       (509) 529-4940         39
   24136    QUALITY LEWIS & CLARK CONV CTR  CLARKSTON          WA     99403       (509) 758-9500 8904    75
   10274    MOTEL 6 CLARKSTON               CLARKSTON          WA     99403       (509) 758-1631         85
    3753    BEST WESTERN RIVERTREE INN      CLARKSTON          WA     99403       (509) 758-9551 7605    61
                                                                                                      -----
                                                                                                      10050

                                             RESPONSE REPORT                       Report #: Res-14
                                            ------ 1995 ------  ------------------ 1996 -------------------
STR CODE    Name of Establishment           SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------    -----------------------------   ------------------  -------------------------------------------
   25780    COMFORT INN WALLA WALLA          X    X    X    X    X    X    X    X    X    X    X    X    X
    3777    PONY SOLDIER MOTOR INN PONY SO
    7529    TRAVELODGE WALLA WALLA           X    X    X    X    X    X    X    X    X    X    X    X    X
   24136    QUALITY LEWIS & CLARK CONV CTR   X    X    X    X    X    X    X    X    X    X    X    X    X
   10274    MOTEL 6 CLARKSTON                X    X    X    X    X    X    X    X    X    X    X    X    X
    3753    BEST WESTERN RIVERTREE INN       X    X    X    X    X    X    X    X    X    X    X    X    X

                                                  X - Denotes data received by Smith Travel Research.